An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The Company may elect to satisfy its obligation to deliver a final offering circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PART II AND PART III – AMENDED PRELIMINARY OFFERING CIRCULAR

DATED December 21, 2023

Atelier Meats Corp.

Head Office

666 Burrard Street, Unit 500

Vancouver British Columbia V6C3P6
604-343-3889

https://www.ateliermeats.com/

up to

10,333,333*
COMMON SHARES
(*includes 2,000,000 shares offered by selling shareholders)

US$31,000,000**

(includes $25,000,000 in proceeds to the Company and $6,000,000 to the selling shareholders)

SEE "SECURITIES BEING OFFERED" AT PAGE 53

	Price to Public(1)(2)(3)	Underwriting commissions, fees and expenses(4)	Proceeds to issuer (1)(5)(6)(7)	Proceeds to other persons
Per share	US$3.00	US$0.03	US$2.97	N/A
Total Minimum	No minimum	N/A	No minimum	N/A
Total Maximum(4)	US$25,000,000,000	US$250,000	US$24,750,000	N/A

Notes:

(1)  All amounts in this chart are in US dollars.  Certain amounts set forth in this offering circular, including financial information, may be denominated in Canadian Dollars. All payments received by investors in U.S. dollars will be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at close on the date of acceptance of that investor's subscription agreement. To the extent required the number of shares acquired will be rounded up to the nearest whole share. Fractional shares will not be issued. Subscribers will be informed of the exact number of shares they have subscribed for at the time of issuance. No funds will be returned.

(2)   The US$3.00 per share offering price of our common shares was arbitrarily determined by our management and does not bear any correlative relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

(3)   The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. See "Terms of the Offering."

(4)Total Maximum includes 8,333,333 shares offered by the Company, but does not include 2,000,000 shares offered as Resale shares by the selling shareholders.

(5)   The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer and of record and placement agent in connection with this Offering. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. No fees shall b

e paid to Dalmore with respect to the sale of the resale shares by the selling shareholders.  See “Plan of Distribution” for more details. All Shares shall be sold by Dalmore.

(6)   The shares will be offered on a best-efforts" basis by the Company in Canada. No commission or other compensation will be paid to the Company or its officers, directors or employees in connection with this offering in Canada.

(7)   The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the offering of the shares. Our offering costs will vary depending on the number of shares sold.  See "Use of Proceeds" and "Plan of Distribution."

SHARES OFFERED SELLING SHAREHOLDERS	PRICE TO PUBLIC (1)	SELLING AGENT COMMISSIONS(2)	PROCEEDS TO THE SELLING SHAREHOLDERS
Per Share	US$3.00	Not Applicable	US$3.00
Minimum Purchase	None	Not Applicable	Not Applicable
Total (2,000,000 Shares)	US$6,000,000	Not Applicable	US$6,000,000

(1) (2)

Offering price of US$3.00 and a maximum number of Resale shares offered in this offering of 2,000,000 shares for an estimated maximum aggregate offering of $6,000,000

No commissions will be paid with respect to the sale of the Resale shares.

Sales of these securities will commence as soon as practicable after this offering circular has been qualified by the Securities and Exchange Commission; provided, however, no resale shares shall be offered until such time as the Company has sold $8,000,000 in shares in the primary offering..

This offer will terminate on the earlier of: (1) the sale of the maximum number of common shares offered hereby, (2) three-years from the date this offering begins, or (3) a date prior to one-year from the date this offering begins that is so determined by our board of directors. Since there is no minimum amount of securities that must be purchased, all investor funds will be available to us on commencement of this Offering on one or more closings, which may take place at our discretion at any time. Investor funds will not be returned even if an insufficient number of shares are sold to cover the expenses of this offering and provide net proceeds to us.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

THIS OFFERING IS INHERENTLY RISKY.  SEE “RISK FACTORS” ON PAGE 9.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY'S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. These statements relate to financial conditions and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation, and competition and the prospective business of the Company. In some cases, these statements can be identified with forward looking words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "project," "plan," "will," "would". Investors should be aware that all forward-looking statements could differ materially from those anticipated in these forward-looking statements based on many factors. The Company believes these factors include, but are not limited to, the "Risk Factors" found on page 3 of this offering circular. These factors should not be construed as exclusive and should be read in conjunction with other cautionary statements in this offering circular.

CURRENCY AND EXCHANGE RATES

All dollar amounts in this offering circular are expressed in Canadian dollars unless otherwise indicated. Our accounts are maintained in Canadian dollars and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references to "U.S. dollars", "USD", or "US$" are in United States dollars.

The following table sets forth the rate of exchange for the Canadian dollar (expressed in United States dollars) in effect at the end of the periods indicated. The table also indicates the average of the exchange rates in effect during such periods and the high and low exchange rates during such periods based on the noon rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into United States dollars.

Canadian Dollar per U.S. Dollar Noon Buying Rate*
	Average	High	Low	Period-End
Year ended December 31,
2022	0.73811	0.73811	0.73811	0.737
2021	0.7978	0.8307	0.7730	0.7912
2020	0.7462	0.7873	0.6896	0.7856
2019	0.7538	0.7689	0.7332	0.7689

* https://www.exchangerates.org.uk/CAD-USD-31_12_2022-exchange-rate-history.html

SUMMARY

Our Company:

Atelier Meats Corp. (formerly Future Burger Corp., "Atelier" or the "Company") is a British Columbia corporation formed on March 13, 2018.

On May 18, 2022, the Company incorporated two wholly owned subsidiaries named 1363554 BC Ltd (“1363554”) and 1363565 BC Ltd. (“1363565”) for the purpose of acquiring Triumph Brands Corp. (“Triumph”) and Atelier Meats Corp. (“Atelier”). On May 31, 2022, the Company amalgamated 1363554 and Atelier and the name was changed to 1365359 BC Ltd. On May 31, 2022, the Company amalgamated 1363565 and Triumph and the name was changed to 1365362 BC Ltd.  On December 1, 2022, the Company incorporated a wholly owned subsidiary named 1389495 BC Ltd. which on January 13, 2023 amalgamated with Dinamic IP Holdings Inc. to form 1395992 BC Ltd.

Our head office is located at 666 Burrard Street, Unit 500, Vancouver, BC, Canada, V6C 3P6. Our telephone number is (604) 343-3889. Our website address is http://www.ateliermeats.com/. The information contained on or that can be accessed through our website is not a part of this offering circular.

Share Capital:

Our authorized share capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. As of December 20, 2023, 46,927,112 common shares and no preferred shares are issued and outstanding. An aggregate of 29,576,876 common shares may be issued on exercise of the following convertible securities: (1) 15,218,424 share purchase warrants, (2) and 14,776,869 performance warrants. In addition, the Company has authorized up to 10% of the total issued and outstanding common shares to be issued pursuant to its equity incentive plan.  See "Securities Being Offered" herein for additional information.

Our Business:	We are a biotechnology company, organized for the purpose of developing quality, lab-grown meats that are flavorful, healthy, and competitively priced for human consumption.
This Offering:

We are offering up to 10,333,333 of our common shares (the “Shares”) at US$3.00 per share.  This includes 8,333,333 Shares being offered in the primary offering (“Primary Shares”) and 2,000,000 shares offered by two (2) selling shareholders (“Resale Shares”)

The net proceeds of the offering of the Primary Shares to us, assuming the maximum amount of securities offered are sold, will be approximately US$24,650,000 (US$250,000 in sales commissions, US$20,000 in consulting fees and US$5,000 in placement agent expenses, plus additional offering expenses of US$75,000). See "Plan of Distribution."

We intend to use the proceeds of the offering of the Primary Shares primarily for advancing our development of patents, including the research study with the University of Rutgers and commercialization of our products. See "Use of Proceeds" herein for additional information.

No proceeds from the sale of the Resale Shares will be received by the Company.  These Resale Shares will only be offered once the Company has received a minimum of US$8,000,000 in proceeds from the sale of the Primary Shares.

An investor’s minimum investment amount is US$300.

All payments received by investors in U.S. dollars will be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at close on the date of acceptance of that investor's subscription agreement. To the extent required the number of shares acquired will be rounded up to the nearest whole share. Fractional shares will not be issued. Subscribers will be informed of the exact number of shares they have subscribed for at the time of issuance. No funds will be returned.

This is our offering, and no public market currently exists for our Shares.  The Offering price may not reflect the market price of our Shares after the Offering. Purchasers of our Shares qualified hereunder may be unable to sell their securities until such time as a public market for our securities develops.  As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A under Section 3(b) of the Securities Act for Tier 2 offerings.  The Company has engaged Enterprise Bank as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors until requested by the Company.  We will hold a series of closings at which we receive the funds from the Escrow Agent and issue the shares to investors.  There is no minimum offering amount and the Company anticipates undertaking closings on a rolling basis without qualifications for such closings.  Investors will not be entitled to receive a return of funds held in escrow and the Company may direct a closing regardless of the amount which is being held in escrow at such time.  After each such closing, funds tendered by investors will be available to the Company.  The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) thirty-six months from the date upon which the Securities and Exchange Commission originally qualified the Offering Statement of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by the Company in its sole discretion.

We will not receive any of the proceeds from the sale of shares by the selling shareholders. Resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time by the selling shareholders. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution and Selling Shareholders” in this offering.

We have engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the SEC and a member of FINRA, as the broker dealer of record and placement agent.  We refer to Dalmore as the placement agent. Dalmore is selling the Shares in this Offering on a best-efforts basis and are not required to sell any specific number or dollar amount of shares offered by this offering circular, but will use its best efforts to sell such shares. Dalmore will receive a fee of 1% of the securities sold through its platform (“Dalmore Platform”) without any direct selling efforts by Dalmore.  No commissions will be paid with respect to the sale of the resale shares by the selling shareholders.

Restrictions on Investment Amount

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Summary Risk Factors:

Investing in our stock involves a high degree of risk. You should carefully consider the risks described in the section titled "Risk Factors" before making a decision to invest in our common shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our common shares would likely decline and you may lose part or all of your investment. Below is a summary of some of the principal risks we face:

•Material uncertainties may cast significant doubt on our ability to continue as a going concern.

•We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

•We are subject to significant risks associated with introducing new products including the risk that our new product developments will not produce sufficient sales to recoup our investment.

•Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

•Consumer preferences for our products are difficult to predict and may change, and, if we are unable to respond quickly to new trends, our business may be adversely affected.

Canadian Dollars	All dollar amounts in this summary and offering circular are expressed in Canadian dollars unless otherwise indicated.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

General Business Risks

The existence of material uncertainties may cast significant doubt on our ability to continue as a going concern. Our auditor has issued an opinion on our consolidated financial statements which states that the consolidated financial statements were prepared assuming we will continue as a going concern and further states that our recurring losses from operations, shareholders' deficit and inability to generate sufficient cash flow to meet our obligations and sustain our operations raise may cast significant doubt on our ability to continue as a going concern.

Our success depends in part on our ability to attract and retain additional key skilled professionals which we may or may not be able to do. Our failure to do so could prevent us from achieving our goals or becoming profitable. Our success will depend on the ability of our directors and officers to develop our business and manage our operations. It will also depend on our ability to attract and retain key quality assurance, scientific, sales, public relations, and marketing staff or consultants once operations begin. The loss of any key person or the inability to find and retain new key persons could have a material adverse effect on our business. Competition for sales and marketing staff as well as officers and directors - can be intense; therefore, no assurance can be provided that we will be able to attract or retain key personnel in the future. This may adversely impact our operations.

We will need a significant amount of capital to carry out our proposed business plan. Unless we are able to raise sufficient funds, we may be forced to discontinue our operations. We are in the development stage and will likely operate at a loss until our business becomes established. We will require additional financing in order to fund future operations. Our ability to secure any required financing in order to commence and sustain our operations will depend, in part, upon prevailing capital market conditions, as well as our business success. There can be no assurance that we will be successful in our efforts to secure any additional financing or additional financing on terms satisfactory to our management. If additional financing is raised by issuing common shares, control may change and shareholders may suffer additional dilution. If adequate funds are not available or they are unavailable on acceptable terms, we may be required to scale back our business plan or cease operating.

Disruptions in the worldwide economy may adversely affect our business, results of operations and financial condition. Adverse and uncertain economic conditions may impact distributor, retailer, foodservice and consumer demand for our products. In addition, our ability to manage normal commercial relationships with our suppliers, co-manufacturers, distributors, retailers, foodservice consumers and creditors may suffer. Consumers may shift purchases to lower-priced or other perceived value offerings during economic downturns. In particular, consumers may reduce the amount of cultivated meat products that they purchase where there are conventional animal-based protein offerings, which generally have lower retail prices. Distributors and retailers may become more conservative in response to these conditions and seek to reduce their inventories. Our results of operations depend upon, among other things, our ability to maintain and increase sales volume with our existing distributors, retailer and foodservice customers, our ability to attract new consumers, the financial condition of our consumers and our ability to provide products that appeal to consumers at the right price. Prolonged unfavorable economic conditions may have an adverse effect on our sales and profitability.

Risks Relating to Our Business

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth. Our business strategy is to research and develop quality, lab-grown meats that are tasteful through developing scaffold on which cells attach, grow, and form meat. Our ability to implement this business strategy is dependent on our ability to:

•Fund and develop research on successful candidates for U.S. Food and Drug Administration (“FDA”) approval as well as other regulatory bodies operating in other jurisdictions;

•Distinguish ourselves in a very competitive market;

•Manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our need for significant amounts of capital to fund our drug development programs in our subsidiaries, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

Consolidation of customers or the loss of a significant customer could negatively impact our sales and profitability. Supermarkets in North America and the European Union continue to consolidate. This consolidation has produced larger, more sophisticated organizations with increased negotiating and buying power that are able to resist price increases, as well as operate with lower inventories, decrease the number of brands that they carry and increase their emphasis on private label products, all of which could negatively impact our business. The consolidation of retail customers also increases the risk that a significant adverse impact on their business could have a corresponding material adverse impact on our business.

The loss of any large customer, the reduction of purchasing levels or the cancellation of any business from a large customer for an extended length of time could negatively impact our sales and profitability.

Furthermore, as retailers consolidate, they may reduce the number of branded products they offer in order to accommodate private label products and generate more competitive terms from branded suppliers. Consequently, our financial results may fluctuate significantly from period to period based on the actions of one or more significant retailers. A retailer may take actions that affect us for reasons that we cannot always anticipate or control, such as their financial condition, changes in their business strategy or operations, the introduction of competing products or the perceived quality of our products. Despite operating in different channels, our retailers sometimes compete for the same consumers. Because of actual or perceived conflicts resulting from this competition, retailers may take actions that negatively affect us.

Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings. Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents caused by products we sell, or involving our suppliers, could result in the discontinuance of sales of these products or our relationships with such suppliers, or otherwise result in increased operating costs, regulatory enforcement actions or harm to our reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose us to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against us may exceed or be outside the scope of our existing or future insurance policy coverage or limits. Any judgment against us that is more than our policy limits or not covered by our policies or not subject to insurance would have to be paid from our cash reserves, which would reduce our capital resources.

The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in our sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by our actions, could compel us, our suppliers, our distributors or our customers, depending on the circumstances, to conduct a recall in accordance with U.S. Food and Drug Administration (“FDA”) regulations or the Canadian counterpart to the FDA, Health Products and Food Branch (“HPFB”) regulations, and comparable state laws. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on our ability to attract new customers due to negative consumer experiences or because of an adverse impact on our brand and reputation. The costs of a recall could exceed or be outside the scope of our existing or future insurance policy coverage or limits.

In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and we, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. Recently issued FDA regulations will require companies like us to analyze, prepare and implement mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If we do not adequately address the possibility, or any actual instance, of product tampering, we could face possible seizure or recall of our products and the imposition of civil or criminal sanctions, which could materially adversely affect our business, financial condition and operating results.

Failure to introduce new products may adversely affect our ability to continue to grow. A key element of our growth strategy depends on our ability to develop and market new products that meet our standards for quality and appeal to consumer preferences. The success of our innovation and product development efforts is affected by our ability to anticipate changes in consumer preferences, the technical capability of our innovation staff in developing and testing product prototypes, including complying with applicable governmental regulations, and the success of our management and sales and marketing teams in introducing and marketing new products. Failure to develop and market new products that appeal to consumers may materially adversely affect our business, financial condition and operating results.

Additionally, the development and introduction of new products requires substantial research, development and marketing expenditures, which we may be unable to recoup if the new products do not gain widespread market acceptance. If we are unsuccessful in meeting our objectives with respect to new or improved products, our business could be harmed.

If we do not manage our supply chain effectively, including inventory levels, our business, financial condition and results of operation may be adversely affected. The inability of any supplier, co-packer, third-party distributor or transportation provider to deliver or perform for us in a timely or cost-effective manner could cause our operating costs to increase and our profit margins to decrease. We must continuously monitor our inventory and product mix against forecasted demand or risk having inadequate supplies to meet consumer demand as well as having too much inventory on hand that may reach its expiration date and become unsalable. If we are unable to manage our supply chain effectively and ensure that our products are available to meet consumer demand, our operating costs could increase and our profit margins could decrease.

Failure by our transportation providers to deliver our products on time or at all could result in lost sales. We will use third-party transportation providers for our product shipments. We will rely on a number of different providers for our shipments based on cost efficiency and availability at the time of shipping.

Transportation services include scheduling and coordinating transportation of finished products to our customers, shipment tracking and freight dispatch services. Our use of transportation services for shipments is subject to various risks. One risk is that increases in fuel prices would raise our shipping costs. Another risk is that employee strikes or inclement weather may impact the ability of providers to provide delivery services that adequately meet our shipping needs including adequate refrigeration while in-transit. Any such change could cause us to incur costs and expend resources. Moreover, in the future we may not be able to obtain terms as favorable as those we receive from the third-party transportation providers that we currently use which, in turn, would increase our costs and thereby adversely affect our business, financial condition, and results of operations.

We face intense competition in our market from our competitors, including manufacturers of animal-based meat products, cellular scaffold developers, manufacturers that produce plant-based protein products, and other brands that produce lab-grown protein products, and potential competitors and may lack sufficient financial or other resources to compete successfully. Our future success depends, in large part, on our ability to implement our growth strategy of expanding supply and distribution, improving placement of our products, attracting new consumers to our brand and introducing new products and product extensions. Our ability to implement this growth strategy depends, among other things, on our ability to:

•manage relationships with various suppliers, co-manufacturers, distributors, customers and other third parties, and expend time and effort to integrate new suppliers, co-manufacturers and customers into our fulfillment operations;

•licensing our current and future technology and intellectual property to other manufacturers, including the licensing of our cellular scaffold technologies;

•continue to compete in the retail channel and the restaurant and foodservice channel;

•secure placement in the meat case for our products;

•increase our brand recognition;

•expand and maintain brand loyalty; and

•develop new product lines and extensions.

We may not be able to implement our growth strategy successfully. Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

We are or will be subject to international regulations that could adversely affect our business and results of operations. We are or will be subject to extensive regulations internationally where we manufacture, distribute and/or will sell our products. Our products are subject to numerous food safety and other laws and regulations relating to the sourcing, manufacturing, storing, labeling, marketing, advertising and distribution of these products. If regulators determine that the labeling and/or composition of any of our products is not in compliance with United States law or regulations, or if we or our co-manufacturers otherwise fail to comply with applicable laws and regulations in the United States or other jurisdictions, we could be subject to civil remedies or penalties, such as fines, injunctions, recalls or seizures, warning letters, restrictions on the marketing or manufacturing of the products, or refusals to permit the import or export of products, as well as potential criminal sanctions. In addition, enforcement of existing laws and regulations, changes in legal requirements and/or evolving interpretations of existing regulatory requirements may result in increased compliance costs and create other obligations, financial or otherwise, that could adversely affect our business, financial condition or operating results.

Consumer preferences for our potential products are difficult to predict and may change, and, if we are unable to respond quickly to new trends, our business may be adversely affected. Our business is focused on the development, manufacture, marketing and distribution of a line of lab-grown meats as alternatives to meat-based protein products. Consumer demand could change based on a number of possible factors, including dietary habits and nutritional values, concerns regarding the health effects of ingredients and shifts in preference for various product attributes. If consumer demand for our products decreased, our business and financial condition would suffer. In addition, sales of plant-based protein or meat-alternative products are subject to evolving consumer preferences that we may not be able to accurately predict or respond to. Consumer trends that we believe favor sales of our products could change based on a number of possible factors, including a shift in preference from plant-based protein meat substitutes to animal-based protein substitute products, economic factors and social trends. A significant shift in consumer demand away from our products that we may develop could reduce any potential sales or our market share and the prestige of our brand, which would harm our business and financial condition.

Because we rely on a limited number of third-party suppliers, we may not be able to obtain raw materials on a timely basis or in sufficient quantities to produce our products or meet the demand for our products. We rely on a limited number of vendors to supply us with raw materials for our research and development. We are not assured of continued supply or pricing of raw materials. Any of our suppliers could discontinue or seek to alter their relationship with us.

A natural disaster, fire, power interruption, work stoppage or other calamity affecting any of our suppliers’ facilities, or any interruption in their operations, could negatively impact our ability to obtain required quantities of raw material in a timely manner, or at all, which could have a material adverse effect on our business and financial condition.

Events that adversely affect our suppliers of raw material could impair our ability to obtain raw material inventory in the quantities that we desire. Such events include problems with our suppliers’ businesses, finances, labor relations, ability to import raw materials, costs, production, insurance and reputation, as well as natural disasters, fires or other catastrophic occurrences. We continuously seek alternative sources of protein to use in our products, but we may not be successful in diversifying the raw materials we use in our products.

If we need to replace an existing supplier, there can be no assurance that supplies of raw materials will be available when required on acceptable terms, or at all, or that a new supplier would allocate sufficient capacity to us in order to meet our requirements, or meet our strict quality standards. If we are unable to manage our supply chain effectively this could have a material adverse effect on our business and financial condition.

The loss of any of our key suppliers with key vendors would negatively impact our business. We purchase significant amounts of products from vendors with differing supply capabilities. There can be no assurance that the vendors who currently supply us with the ingredients necessary to create our meats prototypes will be able to accommodate the anticipated growth and expansion of our business. An inability of our existing vendors to provide products in a timely or cost-effective manner may impair our business, financial condition and results of operations.

If we are able to develop products for sale, we may be exposed to significant product liability claims which our insurance may not cover and which could harm our reputation. In the ordinary course of our business, we may be named as a defendant in lawsuits involving future products that we produced and related liability claims. In any such proceeding, plaintiffs may seek to recover large and sometimes unspecified amounts of damages and the matters may remain unresolved for several years. Any such matters could have a material adverse effect on our business, results of operations and financial condition if we are unable to successfully defend against or settle these matters or if our insurance coverage is insufficient to satisfy any judgments against us or settlements relating to these matters. Although we have insurance coverage, our insurance policies may not provide coverage for certain or any claims against us or may not be sufficient to cover all possible liabilities.

We may not be able to maintain such insurance on acceptable terms, if at all, in the future. Moreover, any adverse publicity arising from claims made against us, even if the claims are not successful, could adversely affect the reputation of our products. In particular, product recalls or product liability claims challenging the safety of future products, if ever developed, could damage the reputation or the value of the Company. This could be true even if the claims themselves are ultimately settled for immaterial amounts. This type of adverse publicity could occur and product liability claims could be made in the future.  However, at this time, we have no products viable or available for sale and/or consumption and there is no assurance or guarantee that we will ever have a product available for sale.

We, or our subsidiaries, may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages. Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products that we may develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology, products and services could be harmed significantly. We rely on trade secrets, know-how and other proprietary information in operating our business. If this information is not adequately protected, then it may be disclosed or used in an unauthorized manner. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed products, disputes may arise as to the proprietary rights to such information, which may not be resolved in our favor. The risk that other parties may breach confidentiality agreements or that our trade secrets may become known or independently discovered by competitors could harm us by enabling our competitors, who may have greater experience and financial resources, to copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies. The disclosure of our trade secrets would impair our competitive position, thereby weakening demand for our products or services and harming our ability to maintain or increase our customer base.

Legal claims, government investigations or other regulatory enforcement actions could subject us to civil and criminal penalties. We operate in a highly regulated environment with constantly evolving legal and regulatory frameworks. Consequently, we are subject to heightened risk of legal claims, government investigations or other regulatory enforcement actions. Although we have implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that our employees, temporary workers, contractors or agents will not violate our policies and procedures.

Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations or regulatory enforcement actions arising out of our failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect our product sales, reputation, financial condition and operating results. In addition, the costs and other effects of defending potential and pending litigation and administrative actions against us may be difficult to determine and could adversely affect our financial condition and operating results.

Risks Related to Our Common Shares

The initial offering price of US$3.00 per share is arbitrary. The initial offering price of US$3.00 per share has been arbitrarily determined by our management and does not bear any correlative relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

Investors in this offering will experience immediate and substantial dilution. Investors in this offering will suffer immediate and substantial dilution of $3.43 per share or approximately 83.95% of the offering price of the common shares if the maximum offering is sold, or $3.86 per share or approximately 94.66% of the offering price if only 25% of the offering is sold. See "Dilution."

If we issue additional common shares, shareholders may experience further dilution in their ownership of us. We are authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our shareholders, to cause us to issue more common shares. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our constating documents in order to affect forward and reverse stock splits, and recapitalizations of the Company. The issuance of additional common shares by us would dilute all existing shareholders' ownership in us.

We cannot assure that we will ever pay dividends. We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increase our capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase our common shares. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us. Our articles provide that we will indemnify our directors and officers in each case to the fullest extent permitted by the Business Corporations Act (British Columbia) (the "BCA"). We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever. This includes any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend against any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Risks Related to the Trading of Our Common Shares

Future sales of our common shares, or the perception that such sales may occur could depress our common share price. As of December 20, 2023, we had 46,927,112 common shares outstanding, and our notice of articles authorizes us to issue up to an unlimited number of common shares and an unlimited number of preferred shares. In the future, we may issue additional common shares or other securities if we need to raise additional capital. The number of new common shares issued in connection with raising additional capital could constitute a material portion of those current outstanding common shares. Any future sales of our common shares, or the perception that such sales may occur, could negatively impact the price of our common shares.

No public market for our common shares currently exists, and an active trading market may not develop or be sustained. Our common shares are not currently quoted or traded on any trading market, and there can be no assurance that an active public market for our common shares will ever develop in the future. In the absence of an active trading market:

•investors may have difficulty buying and selling or obtaining market quotations.

•market visibility for our common shares may be limited; and

•a lack of visibility for our common shares may have a depressive effect on any market price for our common shares that might develop.

We do not intend to seek a trading market for the common shares after an initial or final closing of this offering. Because we have discretion with respect to if, when or where our common shares will be publicly traded, there can be no assurance that our common shares will ever be quoted or listed or traded on any trading market or, if listed, quoted or traded, that an active public market will develop or be sustained. Moreover, there can be no assurance that security analysts of brokerage firms will provide coverage of our Company, if at all. If there is no active trading market for our common shares or coverage of our Company by security analysts of brokerage firms, you may be unable to dispose of your shares at desirable prices or at all. Moreover, there is a risk that our common shares could be delisted from any trading market on which it may be quoted or traded in the future.

The lack of an active trading market may also impair our ability to raise capital to continue to fund operations by selling securities.

Even if our common shares become publicly traded and an active trading market develops, the market price of our common shares may be volatile, and purchasers of our common shares could incur substantial losses.

Even if our common shares become publicly traded and even if an active trading market develops for our common shares, of which no assurances can be given, the market price of our common shares may be volatile and subject to wide fluctuations in response to various factors. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common shares may also be influenced by many additional factors, including the following:

•our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;

•the success of competitive products or technologies;

•regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;

•introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

•actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

•variations in our financial results or those of companies that are perceived to be similar to us;

•the success of our efforts to acquire or in-license additional products or other products we may develop;

•announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

•our ability or inability to raise additional capital and the terms on which we raise it;

•the recruitment or departure of key personnel;

•market conditions in the food and biotechnology sectors;

•actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our securities, other comparable companies or our industry generally;

•general economic, industry and market conditions; and

•the other risks described in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common shares, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and prospects.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty Resaleing your shares, which may cause the value of your investment to decline. Our shares are classified as penny stocks. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a price of less than US$5.00 per share or an exercise price of less than US$5.00 per share, subject to certain exceptions including the issuer of the securities having net tangible assets (i.e.,total assets less intangible assets and liabilities) in excess of US$2,000,000 or an average revenue of at least $6,000,000 for the last three years. As a result, our common shares could be subject to these rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally persons with a net worth in excess of US$1,000,000 or annual income exceeding US$200,000, or US$300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a “penny stock,” unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the “penny stock” market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks.” Consequently, these rules may restrict the ability of broker-dealers to sell our securities.

Risks Related to Being a Canadian Issuer

As a Canadian incorporated and resident company, our financial statements are prepared using International Financial Reporting Standards (“IFRS”), accounting principles, which are different than the accounting principles under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). Our financial statements have been prepared in accordance with IFRS. IFRS is an internationally recognized body of accounting principles that are used by many companies outside of the United States to prepare their financial statements. Regulation A permits Canadian issuers such as True Leaf to prepare and file their financial statements in accordance with IFRS rather than U.S. GAAP. IFRS accounting principles are different from those of U.S. GAAP and SEC rules do not require us to provide a reconciliation of IFRS accounting principles to those of U.S. GAAP. Investors who are not familiar with IFRS may misunderstand certain information presented in our financial statements. Accordingly, we suggest that readers of our financial statements familiarize themselves with the provisions of IFRS accounting principles in order to better understand the differences between these two sets of principles.

Certain legislation in Canada contain provisions that may have the effect of delaying or preventing a change in control. Certain provisions of our constating documents and governing legislation, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our common shares.

For example, under the BCA:

•certain matters require the approval of holders of two-thirds of the votes cast at a meeting of the Company’s shareholders, including amendments to its articles. This may make it more difficult for us to complete certain types of corporate transactions deemed advisable by the board of directors; and

•a bidder seeking to acquire us would need, on a compulsory acquisition (tender offer), to receive shareholder acceptance in respect to 90% of our outstanding shares. If this 90% threshold is not achieved in the offer, under the BCA, the bidder would not be able to complete a “second step merger” to obtain 100% control of us. Accordingly, an offer (tender) of 90% of our outstanding shares will likely be a condition in a tender offer to acquire our shares rather than 50% as is more common in tender offers for corporations organized under U.S. law.

Additionally, The Investment Canada Act requires that a “non-Canadian,” as defined therein, file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a Canadian business, where prescribed financial thresholds are exceeded. Otherwise, there are no limitations either under the laws of Canada or in our articles on the rights of non-Canadians to vote or hold our common shares. (Given our current size and industry we do not believe these rules would apply to us.)

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders.

Because we are a British Columbia incorporated company and the majority of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. We are incorporated in British Columbia and our principal place of business is in Canada. Our auditor and a majority of our directors and officers are residents of Canada. All or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to affect service of process within the United States upon us or our directors, officers and auditors who are not residents of the United States or to realize in the United States upon judgments of U.S. courts predicated upon civil liabilities under the Securities Act of 1933, as amended. Investors should not assume that Canadian courts: (1) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

There could be adverse tax consequence for our shareholders in the United States if we are deemed a passive foreign investment company. Under United States federal income tax laws, if a company is, or for any past period was, a passive foreign investment company or PFIC, it could have adverse United States federal income tax consequences to U.S. shareholders even if the Company is no longer a PFIC. The determination of whether we are a PFIC is a factual determination made annually based on all the facts and circumstances and thus is subject to change. Furthermore, the principles and methodology used in determining whether a company is a PFIC are subject to interpretation. While the Company does not believe that it currently is or has been a PFIC, it cannot make any assurances that it will not be a PFIC in the future. United States purchasers of the Company’s common shares are urged to consult their tax advisors concerning United States federal income tax consequences of holding our common shares if we are considered to be a PFIC. See the discussion in “Material United States Federal Income Tax Considerations for U.S. Holders”.

If we are a PFIC, U.S. holders would be subject to adverse U.S. federal income tax consequences such as the ineligibility for any preferred tax rates on capital gains, the ineligibility for actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws or regulations. Whether or not U.S. holders make a timely qualified electing fund (or QEF) election or mark-to-market election may affect the U.S. federal income tax consequences to U.S. holders with respect to the acquisition, ownership, and disposition of our common shares and any distributions such U.S. holders may receive. Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our common shares.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate Dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the Company. When the Company seeks cash investments from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means the cash value of the new investors’ stake is diluted because all the shares are worth the same amount and new investors paid more than earlier investors for their shares.

If you invest in our common shares in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the pro forma net tangible book value per share of our common shares. Our historical net tangible book value as of May 31, 2023, was CA$256,585, or approximately CA$0.00547 per share. Historical net tangible book value per share is determined by dividing the actual number of outstanding common shares by our net tangible book value. Dilution in historical net tangible book value per share represents the difference between the amount per share paid by purchasers of common shares in this offering and the pro forma net tangible book value per common share immediately after the closing of this offering.

The following table illustrates this per share dilution in Canadian Dollars (all amounts set forth below are presented in Canadian Dollars based upon a US$3.00 (CA$4.08) per Share price and a conversion rate of 1:1.36 exchange rate):

	25%	50%	75%	100%
Price per Share	$4.08	$4.08	$4.08	$4.08
Shares Issued	2,083,333	4,166,667	6,250,000	8,333,333
Capital Raised	$8,499,998.64	$16,999,997.28	$254,999,995.92	$33,999,994.56
Less: Offering Costs	$136,000.00	$136,000.00	$136,000.00	$136,000.00
Net Offering Proceeds	$8,363,998.64	$16,863,997.28	$25,363,995.92	$33,863,994.56
Net Tangible Book Value Pre-financing on November 30, 2022	$2,320,766.00	$2,320,766.00	$2,320,766.00	$2,320,766.00
Net Tangible Book Value Post-financing	$10,684,764.64	$19,184,763.28	$27,684,761.92	$36,184,760.56
Shares issued and outstanding as of February 28, 2023	46,926,613	46,926,613	46,926,613	46,926,613
Post-Financing Shares Issued and Outstanding	49,009,946	51,093,280	53,176,613	55,259,946
Net tangible book value per share prior to offering	$0.05	$0.05	$0.05	$0.05
Increase/(Decrease) per share attributable to new investors	$0.17	$0.33	$0.47	$0.61
Net tangible book value per share after offering	$0.22	$0.38	$0.52	$0.65
Dilution per share to new investors ($)	$3.86	$3.70	$3.56	$3.43
Dilution per share to new investors (%)	94.66%	90.80%	87.24%	83.95%

Future Dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the Company. The investor's stake in a company could be diluted due to the Company issuing additional shares. In other words, when the Company issues more shares, the percentage of the Company that new investors own will go down, even though the value of the Company may go up. Investors will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the Company offers dividends and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

The type of dilution that hurts early-stage investors most occurs when the Company sells more shares in a "down round," meaning at a lower valuation than in earlier offerings.

Investors making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value should understand that the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control and earnings per share.

MARKET FOR OUR COMMON SHARES

Trading Market

No public market for our common shares currently exists, and an active trading market may not develop or be sustained. Our common shares are not currently quoted or traded on any trading market, and there can be no assurance that an active public market for our common shares will ever develop in the future.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling shareholders consist of 2,000,000 shares of our common stock held by 2 shareholders.  Dalmore has agreed to sell shares offered by the selling shareholders on a basis of 1 selling shareholder share for each 1.5 shares offered by the Company until such time as the Resale shares have all been sold; provided, however, no shares held by the selling shareholders will be sold until the Company has sold shares in the amount of at least $8,000,000.  After the Company has sold $8,000,000 in shares, Dalmore will sell shares on behalf of both the Company and the selling shareholders who desire to sell shares.  If more than one selling shareholder desires to sell shares, such shares shall be offered on a pro-rata basis by Dalmore.  No commissions will be paid to Dalmore in connection with the sale of the resale shares.

The following table sets forth the name of the selling shareholder, the number of shares of common stock beneficially owned by each of the selling shareholder as of December 20, 2023 and the number of shares of common stock being offered by the selling shareholder. The shares being offered hereby are being qualified to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholder is under no obligation to sell all or any portion of such shares nor is the selling shareholder obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling shareholder.

Name of selling shareholder	Shares of Common stock owned prior to offering (1)	Percentage of Common stock owned prior to offering (1)	Shares of Common stock to be sold (1)	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)

Mirjana Ticeric	1,000,000	2.13%	1,000,000	0	0%
Adroit Services Ltd(2)	1,000,000	2.13%	1,000,000	0	0%

(1)The information, details and amounts provided in the table above have been furnished and provided by the respective entities and have not been confirmed by the Company.

(2)Adroit Services Ltd. is beneficially owned by Jon Gilbert.

PLAN OF DISTRIBUTION

All dollar amounts in this offering circular are expressed in Canadian dollars unless otherwise indicated.

We are offering a maximum of 10,333,333 common shares on a "best efforts" basis, which include 8,333,333 in shares offered by the Company (“Primary Shares”) and 2,000,000 shares offered by two (2) selling shareholders.

Determination of Offering Price

The initial offering price of US$3.00 (CA$4.08) per share has been determined by our management based upon a pre-money valuation of $135,000,000 but does not necessarily bear any correlative relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

All payments received by investors in U.S. dollars will be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at close on the date of acceptance of that investor's subscription agreement. To the extent required the number of shares acquired will be rounded up to the nearest whole share. Fractional shares will not be issued. Subscribers will be informed of the exact number of shares they have subscribed for at the time of issuance. No funds will be returned.

Sales

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record and placement agent for this Offering. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the shares sold by the Company in the Offering (no commissions will be paid with respect to the resale shares by the selling shareholders) to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a one time $20,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter.

The shares will be offered on a best-efforts" basis by the Company in Canada. No commission or other compensation will be paid to the Company or its officers, directors or employees in connection with this offering in Canada.

Electronic Offer, Sale and Distribution of Our Shares

The final offering circular and subscription agreement will be furnished to prospective investors and will be available for viewing and download 24 hours per day, seven days per week through the Dalmore online platform located at www.https://atelier-meats.webflow.io (the "Platform") operated by Dalmore.

There is no minimum amount of this offering before it becomes effective other than the minimum investment size of $300 required for each investor. The duration of the offering is until the earlier of (1) the sale of the maximum number of common shares offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our board of directors. We will have immediate access to the proceeds of the offering as soon as the shares are issued.

Deposit of Offering Proceeds

We have entered into an agreement with Enterprise Bank ("Escrow Agent") to receive all funds  from prospective U.S. resident investors by Dalmore and us for the sale of the securities. All funds received will be promptly deposited in a non-interest-bearing bank account ("Processing Account") maintained by the Escrow Agent as processing agent for the investors in the offering. The purpose of the Processing Account is for (i) the deposit of all subscription monies (ACH, EFT, checks, or wire transfers) which are received from U.S. resident prospective purchasers of our securities, (ii) the holding of amounts of subscription monies which are collected through the U.S. banking system, and (iii) the disbursement of collected funds. The Escrow Agent will exercise signature control on the Processing Account and will act based on joint instructions from us and Dalmore. On the closing date(s) for the offering, proceeds in the Processing Account maintained by the Escrow Agent will be delivered to us.

Funds received by cheque or bank draft by will be forwarded immediately to the Escrow Agent. Funds may also be received by Automated Clearing House payment ("ACH") or by electronic funds transfer ("EFT") directly to the Escrow Agent. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Processing Account. All checks delivered to the Escrow Agent shall be made payable to "Enterprise Bank” as Deposit Agent for Atelier Meats Corp.". Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Processing Account until the Escrow Agent has received the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest-bearing account). All subscription funds will be held in trust until Dalmore has completed their review (i.e., know your client, suitability and anti-money-laundering reviews). The Escrow Agent will also undertake their review requirements related to acting as Escrow Agent. Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the Processing Account to verify that the funds received have cleared the banking system prior to releasing the funds to us. In event that the offering is terminated, all subscription funds from the Processing Account will be returned to investors. The Escrow Agent is independent of the Dalmore and us.

Investors must pay in full for the securities at the time of investment. Payment for the shares may be made (i) by check, bank draft, ACH, or money order made payable to "Enterprise Bank, for Atelier Meats Corp." and delivered to Dalmore no less than four business days before the date of closing, or (ii) by wire made payable to "Enterprise Bank, as Deposit Agent for Atelier Meats Corp." The checks, bank drafts, ACH and money orders will be forwarded/returned by the Dalmore to the Escrow Agent within 48 hours of receipt. The Dalmore will inform prospective purchasers of the anticipated date(s) of closing.

This is a best efforts offering and there is no minimum offering amount that must be received in order to conduct a closing.  The Company anticipates conducting closings on an ongoing basis.  Proceeds deposited with the Escrow Agent may not be withdrawn by investors unless the offering is terminated. If the offering is withdrawn or canceled or terminated and proceeds there from are not received by us on or prior to the date the offering is terminated, all proceeds will be promptly returned by the Escrow Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest bearing account pending such time.

Subscription

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer, ACH or EFT. The subscription agreement requires investors to answer certain questions to determine compliance with the investment limitation set forth in the securities laws, disclose that the securities will not be listed on a registered national securities exchange upon qualification and that the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor's annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investors most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

After the offering statement has been qualified by the Securities and Exchange Commission, we will accept tenders of funds to purchase the shares. We may close on investments on a "rolling" basis (so not all investors will receive their shares on the same date).

Investor Suitability Standards

Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D under the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Agreement in Exhibit 4 to this offering circular. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this offering circular. These standards represent minimum suitability requirements for prospective investors and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in us. Transferees of shares will be required to meet the above suitability standards.

Discretion to Terminate Offering

We may terminate the offering at any time for any reason at our sole discretion.

Transfer Agent and Registrar

Our transfer agent and registrar for our common shares is Odyssey Trust Company, who has offices located at 409 Granville St, Vancouver, BC V6C 1T2, Canada.

USE OF PROCEEDS TO COMPANY

The net proceeds of this offering to the issuer, assuming the maximum amount of securities offered are sold, will be approximately $24,650,000 after deducting offering expenses. In the discussion below, the Company has assumed that, if the maximum amount of securities are sold, it will pay $350,000 in offering expenses. A significant portion of this offering's non-transactional expenses (e.g., accounting fees, legal fees, payment for printing or video production, marketing, consulting and advertising fees) will be funded from previous capitalization raised in prior offerings conducted by us. Transactional costs related to the number of transactions processed or the amount of money raised will be funded from proceeds of the offering.

Use of Proceeds

The net proceeds of this offering will be used primarily to advance our development of patents, including the research study we have with the University of Rutgers and potential product commercialization.

The following information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing securities. We intend to spend the available funds as stated. We will reallocate funds only for sound business reasons.

The estimated use of the net proceeds of this offering is as follows (denominated in US Dollars):

Use of Proceeds	Estimated Cost
General and administrative	$1,900,000
Research and development	$4,300,000
Manufacturing Facilities	$9,500,000
GMP Enabling	$3,400,000
General Working Capital	$5,550,000
Total	$24,650,000(1)(2)

Note:
(1)  Presumes offering expenses in the approximate amount of $350,000, including sales commissions in the amount of $250,000.

(2) Does not include $6,000,000 to be received by the Selling Shareholders in connection with the sale of 2,000,000 shares.  The Company will not be entitled to receive or retain any of the proceeds from the sale of the resale shares by the selling shareholders.

Alternative Use of Proceeds

We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

We cannot assure that the capital budget will be sufficient to satisfy our operational needs or that we will have sufficient capital to fund our business. See "Description of Business" and "Risk Factors".

DESCRIPTION OF BUSINESS

This discussion should be read in conjunction with the other sections of this offering circular. These include "Risk Factors," "Use of Proceeds," and the Financial Statements attached with its related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this offering circular (see "Forward Looking Statements").

Overview

Atelier Meats Corp. (formerly Future Burger Corp.) was incorporated on March 13, 2018, under the laws of British Columbia, Canada.

On May 31, 2022, the Company completed a statutory amalgamation pursuant to the BCA by and among Future Burger Corp., 1363554 BC Ltd, a newly formed subsidiary of Future Burger Corp., its securityholders and Atelier Meats Corp., a British Columbia corporation (“Atelier”) whereby the Company acquired Atelier. At the same time the Company executed a statutory amalgamation pursuant to the BCA by and among Future Burger Corp., 1363565 BC Ltd., a newly formed subsidiary of Future Burger Corp., its securityholders and Triumph Brands Corp. (“Triumph”), a British Columbia corporation, whereby the Company also acquired Triumph.  On May 31, 2022 the Company completed the vertical amalgamations of the newly formed subsidiaries from each of the aforementioned amalgamations into Future Burger Corp. (the "Amalgamation"), leaving just Future Burger Corp. as the surviving corporation. On July 19, 2022, Future Burger Corp. received approval for continuance in British Columbia, Canada and on July 28, 2022, Future Burger Corp changed its name to Atelier Meats Corp. and continued from Ontario to British Columbia, Canada.

On December 1, 2022, the Company incorporated a wholly owned subsidiary named 1389495 BC Ltd. and on January 13, 2023 the Company, 1389495 BC Ltd. and Dinamic IP Holdings Inc. completed an amalgamation to form 1395992 BC Ltd., which is currently a wholly owned subsidiary of the Company (the "Dinamic Amalgamation"). As part of the Dinamic Amalgamation, the Company become a reporting issuer in the reporting jurisdictions of Alberta and British Columbia and that is not listed on any stock exchange in Canada.

Overview

We are a biotechnology company focused on developing and out-licensing our proprietary scaffolding technology, biotechnology processes and customizable manufacturing processes to food processing and food retail companies seeking to manufacture proteins without the need for animal slaughter. We are developing a novel, proprietary scaffold to deposit layers of differentiated stem cells and cell nutrients in a three-dimensional form of structured cultured meat.  We believe the cultured meat production processes we are developing, which are designed to offer our eventual customers an alternative to industrial slaughter, have the potential to improve the quality of the environment, shorten global food supply chains, and reduce the likelihood of health hazards transferred from animals to humans (including viruses, such as virulent avian influenza, and drug-resistant bacterial pathogens, such as some strains of salmonella).

We are initially focused on developing structured cultured meat steak technology.  While cultured meat companies have made some progress developing unstructured alternative meat products, such as minced meat and sausage, to date the industry has struggled in developing high-margin, high-value structured and cultured meat products such as a t-bone steak. Unlike minced meat, a structured cultured meat steak product has to grow in fibers and contain connective tissues and fat. To be adopted by diners, we believe cultured steaks will need to be meticulously engineered to look and smell like conventional meat, both before and after cooking, and to taste and feel like meat to the diner. This is the test on which we have set our sights – a three-dimensional, structured steak based on animal cells, rather than plant-based alternatives. We believe we are the first company to be developing a proprietary scaffold and the related processes for growing structural cultured meat to focus on what we believe is a high value sector of the alternative protein market.

Aside from our own potential branded and structured meat products, we may license our proprietary production technology as well as provide associated products, such as cell lines, bioreactors and incubators, and services, such as technology implementation, training, and engineering support, both directly and through contractors, to food processing and food retail companies, including other cultured meat companies.  We intend on being the number one provider of scaffolds to other cultured meat companies providing them with exponentially higher through-put ability for their own products.  We intend to charge our customers a production license fee, based upon the amount of meat produced. We expect that each production facility will periodically require us to provide them with our proprietary materials, such as fresh sets of starter cells. We intend to charge a fee for such restocking, employing a cost-plus pricing model.  In addition, other materials used in the production process, such as cell-culture media and additives in our bio-inks may be sourced from third parties. Whether these materials are customized for the specifics of our production processes, ‘white-labelled’ generic materials, or proprietary materials that we have developed, we may charge a fee for restocking such materials with a cost-plus pricing model, however we have not yet reached the stage where it would be possible to estimate to what extent this would contribute to any future revenue stream. Finally, we intend to provide paid product implementation and guidance services to our customers looking to establish cultured meat manufacturing facilities. We expect that each facility licensing our technologies will need to deal with novel challenges and, as a result, will require our expertise to set up and implement the licensed technology and processes.

Cultured Meat Industry and Market Opportunity

Protein is a necessary staple for healthy nutrition. The growth in recent years of both the human population and global wealth is driving a decades-long trend of accelerating demand for meat. The demand for protein products has consistently risen in recent decades, and is expected to continue to do so. The rising growth of demand for farm animals for the food industry has created significant environmental, health, financial and ethical challenges.

The global meat substitutes market size was valued at USD $12.95 billion in 20222.  The market is projected to grow from USD $5.88 billion in 2022 to UD $12.30 billion in 20293.

2 https://www.fortunebusinessinsights.com/industry-reports/meat-substitutes-market-100239

3 https://www.fortunebusinessinsights.com/industry-reports/meat-substitutes-market-100239

4

Of this, the cultured meat category alone is expected to reach $214 million by 2025, with an annual growth rate of approximately 16%. With regard to the longer term, AT Kearney predicted in 2019 that by 2040, just 40% of demand for the global meat market will be provided by conventional meat, with 35% provided by cultured meat and an additional 25% by plant-based meat replacements.5

The meat industry is showing strong interest in the alternative protein space, both in plant-based and cell-based proteins. There are several drivers underlying the strong engagement with alternative proteins. We believe consumers are looking for less harmful protein sources, with approaches such as flexitarianism already an established middle path between vegetarian diets and those heavy in animal proteins, such as the paleo diet. Many meat processors have experienced the worst of the COVID-19 pandemic outbreaks, and are seeking to minimize human involvement in the manufacturing process. To that end, retailers such as Costco and Walmart are increasingly opening their own meat processing facilities on which they can rely exclusively.

Limitations of Conventional Meat Production

In addition to questions about whether conventional meat production can adequately provide for the growing global population, conventional meat production raises serious environmental issues.  According to the United Nations, much of the world's freshwater is used for raising livestock for meat and leather. A significant amount of the greenhouse gases entering the atmosphere are from the livestock industry. With regard to treatment of animals in conventional meat production, approximately 55 billion animals were slaughtered in 2018 alone.6

Another common consumer concern with industrial-scale animal-rearing is the reliance on intensive use of added growth hormones and antibiotics. Hormonal substances and antibiotics are used in livestock to

4 https://www.grandviewresearch.com/industry-analysis/meat-substitutes- market#:~:text=The%20global%20meat%20substitutes%20market,43.6%25%20from%202023% 20to%202030.

5 https://www.greenmatters.com/p/meat-industry-prediction-20-years

6 https://sentientmedia.org/how-many-animals-are-killed-for-food-every-day/

manage animal growth and health, and to treat or prophylactically prevent diseases such as avian flu and swine flu. The hormones used in livestock include estradiol-17β, progesterone, testosterone, zeranol, trenbolone, and melengestrol acetate, and their effects on human health continue to be disputed by researchers.

Existing Alternative Proteins and their Limitations

Negative consumer sentiment towards the perceived ethical, health and environmental effects of the global meat industry help explain the strong focus that has developed on creating methods of protein production that are more sustainable, nutritious and conscious of animal welfare. Recent years have seen a combination of increasing consumer awareness and advanced technological development that has led to substantially increased demand for proteins that do not involve animal slaughter, beyond traditional plant-based proteins, such as soy, peas and chickpeas.

The Cultured Meat Solution

We believe cultured meat grown through cellular agriculture, which aims to produce cultured animal proteins without the need for large-scale slaughter, has the potential to satisfy consumer desire for meat while avoiding the negative impacts of conventional meat production.  Cellular agriculture is an efficient, closely-controlled indoor agricultural process, utilizing advanced technologies with conceptual similarities to hydroponics, but used for growing meat cells, rather than fruit. Cultured meat is grown in cell culture, rather than inside animals, applying tissue engineering practices for muscle production for the purpose of human consumption. In place of animal slaughter, stem cells are removed from an animal, such as from an umbilical cord following birth, and then cultivated in vitro to form muscle fibers. Also known as clean meat, in vitro meat, lab-grown meat, green meat, cell-based meat, and motherless meat, the term “cultured meat” has arguably gained the most traction in public discourse in describing slaughter-free real meat.

Cultured meat production is an advanced technology operating as part of the wider field of cellular agriculture (growing animal cells in bioreactors), which is an emerging solution to the growing demand for alternative proteins. We are aware of a few dozen companies and institutions actively working to develop technologies and other products to meet this demand, some of whom are focused on producing red meats, while others are focused on fish and crustaceans.

We are engaged with experimentation to develop optimal and cost-effective cell culture media. In so doing, we are also exploring a range of types of and sources for growth factors suited to cell culture. These sources are expected to be sustainable and ethical, providing a route to enabling effective and cost-effective processes.

While many challenges remain, surveys are consistently showing consumer openness toward, and enthusiasm for, cultured meat. For example, a survey on perceptions of cultured meat among 3,030 consumers in the United States, India and China conducted by researchers from the University of Bath, the Good Food Institute and the Center for Long Term Priorities and published in 2019, showed overwhelming willingness to begin purchasing cultured meat regularly, albeit less so in the United States than in India and China.

We believe that cultured meat has several advantages over conventionally-harvested meat:

•Environmental: At least 14.5% of the greenhouse gases entering the atmosphere today are from the livestock industry. Research shows that the expected environmental footprint of cultured meat includes approximately 78% to 96% fewer greenhouse gas emissions, 99% less land use, 82% to 96% less water use, and 7% to 45% less energy use than conventionally-produced beef, lamb, pork and poultry. This suggests that the environmental consequences of switching from large-scale, factory farming to lab-grown cultured meat could have a long-term positive impact on the environment.7

7 https://clear.ucdavis.edu/explainers/using-global-emission-statistics-distracting-us-climate-change-solutions

•Cost: While the precise economic value of harvested cells has yet to be determined, the potential to harvest large numbers of cells from a small number of live donor animals gives rise to the possibility of considerably higher returns than traditional agriculture, with production cycles potentially measured in months, rather than years. By comparison, raising a cow for slaughter generally takes an average of 18 months, over which period 15,400 liters of water and 7 kilograms of feed will be consumed for every kilogram of beef produced.

•Animal Suffering: More and more people are grappling with the ethical question of whether humanity should continue to slaughter animals for food. There is a growing trend of opposition to the way animals are raised for slaughter, often in small, confined spaces with unnatural feeding patterns. In many cases, such animals suffer terribly throughout their lives. This consideration is likely a factor in many consumers choosing to incorporate more flexitarian, vegetarian and vegan approaches to their diets in recent years.

•Controlled Growing Environment: Another potential benefit of cultured meat is that its growth environment is designed to be less susceptible to biological risk and disease, through standardized, tailored production methods consistent with good manufacturing practice, or GMP, controls to contribute to improved nutrition, health and wellbeing.

•Alternate Use of Natural Resources: Eight percent of the world’s freshwater supply and one third of croplands are currently used to provide for livestock. The development of cultured meat is expected to free up many of these natural resources, especially in developing economies where they are most needed.

•Food Waste: The conventional meat industry’s largest waste management problem relates to the disposal of partially-used carcasses, which are usually buried, incinerated, rendered or composted, with attendant problems such as land, water or air pollution. Cultured meat offers a potential solution for this problem, with only the desired cuts of meat being produced for consumption and only minimal waste product generated, with no leftover carcass.

Our Competitive Strengths

We believe we will benefit from the following competitive strengths as we work to develop and out-license our scaffold technology and tissue development processes:

•We are developing technologies and processes with the potential to allow food processing and food retail companies to create products that are healthier for the consumer. We are dedicated to developing technologies and processes that are designed to create cuts of meat that require substantially less antibiotic and growth-hormone treatments than conventionally-farmed meat. The proprietary technologies and processes we are developing are designed to allow food companies to manufacture meat under laboratory conditions on an industrial scale. We believe the use of meat manufactured under laboratory conditions minimizes or eliminates a number of hygiene-related risks to the consumer, such as the risk of transmission of pathogens from animals to humans, as happened at the outset of the COVID-19 pandemic and numerous other human health crises.

•Our technologies and processes have the potential to be sustainable. We are developing a meat production process that is designed to provide sustainability in an industry that is not otherwise expected to be able to meet the growing demand for protein caused by rising population numbers and global affluence, due to inefficiencies inherent in conventional meat farming. These include the large amount of land and water use needed for raising livestock, causing precious natural resources to be squandered.

•Our mission is aligned with consumer sentiment and demand. We believe that our technologies and processes have the potential to capitalize on growing consumer preferences for real meat proteins that do not involve animal suffering or slaughter, and do not entail significant negative environmental consequences including, but not limited to, those that exacerbate climate change, such as the release of methane and effluent run-off.

•We are focused on providing industrial scalability. Much of the work in the development of alternative proteins has been focused on developing individual proof-of-concept products which may not feasibly scale up to the industrial quantities needed for a profitable business.  We are designing our technology and processes with large-scale cultured meat production in mind to be measurable in tons of meat produced daily.

•We have experienced and accomplished leadership with strong backgrounds in a variety of fields. The research and development of cultured meat products requires personnel with up-to-date professional knowledge and interdisciplinary expertise, as well as the ability to combine different areas of knowledge for the development of different products. We have carefully selected personnel for our executive and research/science management team who possess substantial industry experience and share our core values, from diverse fields including tissue engineering and industrial stem cell growth. We have a one-of-a-kind collaboration and research agreement with Rutgers University which gives us access to the top lab and scientists in North America.  This is an exclusive agreement that is unparalleled in the lab grown meat sector.

Our Strategy

To achieve our mission, we intend to:

Refine the development of our cultured steak manufacturing technology and processes.  We intend to continue developing and refining our processes, procedures and equipment until we are in a position to initiate out-licensing of our technology and scalable production of our meat products.  We currently aim to produce several prototypes of our structured, edible, cultured meat, similar in taste, appearance, smell and texture to traditionally farmed meats, consisting of cells bred in our laboratory and developed into fat, muscle and connective tissue using our proprietary technology.  Upon satisfaction of this milestone, we plan to tackle the technological challenges involved in scaling up the production process to industrial-scale levels before seeking potential licensees.

Launch our B2B product solution for companies in the food industry.  We intend to license our production technology as well as provide associated products, such as cell lines, bioreactors and incubators, and services, such as technology implementation, training, and engineering support, whether directly or through contractors, to food processing and food retail companies.  We intend to charge our customers a production license fee, based upon the amount of meat produced. We expect that each production facility will periodically require us to provide them with our proprietary materials, such as fresh sets of starter cells. We intend to charge a fee for such restocking, employing a cost-plus pricing model. We expect that each facility licensing our technologies will need to deal with novel challenges and, as a result, will require the assistance of our expert knowledge in order to set up and implement the licensed technologies.

Develop additional alternative proteins, such as pork, to meet growing industry demand. There are substantial technological challenges inherent in expanding our offering beyond cultured beef technologies to additional alternative proteins, such as cultured poultry or cultured fish.  However, we believe that our experience, know-how and intellectual property portfolio form an excellent basis from which to surmount such challenges.

Acquire synergistic and complementary technologies and assets.  We intend to optimize our processes and diversify our product range to expand the cultured meat technologies upon which marketable products can be based, through a combination of internal development, acquisitions and collaborations, with a view to complementing our own processes and diversifying our product range along the cultured meat production value chain in order to introduce cultured products to the global market as quickly as possible.

The Atelier Structured Cultured Steak

Our initial focus is to develop the technology and processes that can allow our eventual business (B2B) customers to produce cultured meat steak at an industrial scale.  We are working to achieve this by creating an end-to-end technology that combines cellular agriculture with same-species scaffolds to produce complex meat structures.  We are developing cellular agriculture technology, such as cell lines, and approaches to working with animal-based media to support the growth of cells such as fat and muscle cells, in a scalable process, and have demonstrated an ability to differentiate stem cells into fat and muscle cells. The media are composed of food-grade ingredients and we expect their growth factors to be similar to those produced naturally in the bodies of cattle, albeit free of fetal bovine serum, traditionally a significant component of cellular growth media that is harvested through the destruction of a calf fetus. We are engaged with experimentation to develop optimal and cost-effective cell culture media.

We are developing proprietary scaffolding and tissue engineering technologies to enable the design of three-dimensional tissues. Our goal is for the meat produced using these technologies to have an authentic texture, flavor, appearance and aroma without being limited to the precise combinations of existing meat tissue (so the quantity of fat in the meat, for example, can be adjusted to amounts above or below those occurring in animals, to meet varied consumer preferences). We believe the novel processes we are developing have the potential to eventually be competitive with conventional manufacturing technologies for premium products, as large-scale production of meat tissues will create new lines of meat without any unnecessary animal use.

In the course of developing our technologies for out-licensing, we intend to develop a large-scale technology demonstration model. However, once we begin licensing our technology and processes, we plan to be only minimally involved in the production of cultured meat products (for example, by providing the initial cell sample for sale as an associated product), with our licensees to be responsible for the bulk of cultured meat preparation, printing, packaging and shipping.

We have set forth below our key intellectual property patent filings which we are developing that we believe, upon completion, will allow food companies licensing our technology to develop and manufacture cultured steaks at industrial scale.

oOn November 11, 2021 – we announced the filing of a U.S. Provisional Patent Application entitled “Methods and Compositions for Production of Cultured Meat”.

oOn December 30, 2021 – we announced the filing of our second U.S. Provisional Patent Application for certain methods for isolation, expansion and differentiation.

Our first provisional patent application filing focused on our unique scaffold technology.

The filing of our second provisional patent application protects key aspects of the stem cells used for the production of our meats. Building and protecting our intellectual property portfolio is paramount as we continue to develop our cutting edge technologies, not only surrounding the stem cells used for meat production, but also our unique scaffold technology, which we feel will be the leading edge of production of cultured meats.

Bioreactors

The next step in the process we are developing uses software-controlled bioreactors to foster cell growth. The initial growth phase leverages exponential growth of stem cells to achieve sufficient cell volumes for food production. The second bioreactor stage is that of differentiation, where the stem cells differentiate into multiple cell types, such as muscle and fat. The final incubation phase commences post-printing, and allows the cells to settle and grow in place as printed.

We are in the process of developing cell-culturing processes and protocols for use in bioreactor systems. Such bioreactor systems will enable monitoring and control of growth parameters, as well as testing and development of efficient and economical cell-growth processes in industrial breeding containers.

Cultured Steak Scaffolding

Growing three-dimensional cultured meat presents a unique challenge. Typically, animal cells must remain within 200 microns from a nutrient supply in order to survive. This is little more than the width of a human hair and is known as the diffusion limit. It is the reason cells grow along the surface of a petri dish, rather than forming vertical piles.

We are developing and building a scaffold to support the growth of three-dimensional meat.  A “scaffold”, or “biocompatible scaffolding”, refers to an engineered platform having a predetermined three dimensional structure, which mimics the three-dimensional environment of the natural extracellular material, or extracellular matric (“ECM”), provides short-term mechanical support of the tissue culture, and provides an increased surface area for cell adhesion, proliferation, migration, and differentiation, eventually leading to accelerated tissue formation. We are developing technology to allow for the formation of a composite scaffold.

We have developed stem cell growth media, which we have used in experiments to grow high-density stem cells based solely on compounds produced in laboratory processes, rather than animal-sourced materials.  We sorted stem cells into fat and muscle cells, allowing the building of muscle fibers, following on from a successful trial of a sorting process of basic stem cells that we harvested from an umbilical cord. These cells were nourished with a nutritional compound that we developed as a growth medium to direct the stem cells to be sorted into fat cells, as needed for the fat tissue in the printed steaks we are developing.

Modularity

We are focused on developing a process that will allow our food technology customers to operate a high-throughput manufacturing process for high-quality, healthy meat. We anticipate being able to license our technology to customers with industrial plants close to urban areas seeking to provide ‘just in time’, logistically-efficient, local, and premium cellular agriculture. In addition, we believe a licensee of our technology could build a plant in a locality that does not have the resources needed for industrial animal husbandry, allowing places like the United Arab Emirates, Hong Kong or Singapore to potentially become more agriculturally independent, thus increasing food security. As costs continue to decrease, we believe licensees of our technology could also build production facilities in localities where there is high agricultural seasonality or desertification risk.

Environmental Impact

We are developing processes intended to achieve high-volume manufacturing capabilities in line with the needs of today’s value-added food processors and other meat and food industry players. To this end, we are working on processes to scale up production, starting with stem cells. We expect high-volume stem cell production to feed into differentiation bioreactors that are dedicated to producing fat and muscle cells. These cells are the key input for our downstream productization stages.

The processes we are developing are advanced biotechnological processes, intended to produce meat in a clean environment with minimal environmental impact. We envision factories utilizing our technologies that exist in greater harmony with their environment than typical current factories, supporting sustainability, utilizing renewable energy sources, and recycling or treating their own waste.

Additional Technologies

We may incorporate novel bioreactor technologies that benefit cellular agriculture and the development of low-cost cell culture media not based on fetal bovine serum.

We also plan to add cell line types to expand the development of cultured meat to other types of animals, as well as achieving market penetration in the shortest timeframe possible, thus realizing the great potential in the market.

Sales and Distribution

We do not yet have any sales, marketing or distribution infrastructure capabilities. In the event that we complete development of our technologies and secure adequate funding, we intend to consider commercialization collaborations, where appropriate.

Competition

We expect that demand for our cultured meat manufacturing plants will be driven by consumer demand for alternative proteins and, more specifically, consumer acceptance of cultured meat as the alternative protein of choice.  We believe we will compete with other cultured meat manufacturers, alternative protein manufacturers, and the conventional meat industry as a whole.  We expect to directly compete with companies licensing know-how or otherwise enabling the establishment of cultured meat manufacturing plants. We are aware of certain companies that have announced plans to provide their cultured meat technology on a B2B basis, however we are not currently aware of a potential competitor focusing on complex, structured, high-value real meats, such as steak.

Companies such as Memphis Meats and Mosa Meat are focused on producing red meats, BluNalu, Inc. on fish and Shiok Meats on crustaceans. There are different companies working on culturing varying cell types, such as chicken, pork, kangaroo and foie gras. This push on scaling-up cellular agriculture can serve as a solution to the scale and environmental challenges confronting traditional meat production. Other alternative protein competitors such as Beyond Meat and Impossible Foods, Inc. are already selling plant-based meat substitutes, but to the best of our knowledge, these companies are not focused on the production of real meat products produced with animal cells.

Companies Developing Cultured Meat

The cellular agriculture meat sector is in early stages of development. The sector is currently primarily comprised of companies developing a full technology stack from developing cell lines to scaling up cellular cultivation, developing media, and researching the food technology aspects of the final product. Market dynamics have led to a large number of companies operating in this manner. We are aware of approximately thirty companies operating in the cell-based field, several of whom are developing cellular agriculture for ground-meat alternatives and appear to be progressing with their technological development. Some have indicated readiness to bring cell-based meat products to market. We do not believe that any companies in this space have already developed the capability to produce industrial quantities at prices low enough to compete on a dollar-per-pound basis against conventionally-harvested meat.

A number of larger companies have begun engaging in this sector. For example, companies such as Merck & Co., Inc., Lonza Group AG and Nestlé S.A. are currently investing in capabilities to accommodate the market’s desire for change in the cell culture media market. Additionally, a number of bioreactor companies are rumored to be interested in the cellular agriculture market opportunity. Over time, we expect that larger players will continue to increase their exposure to cellular meat production either by selling to, or collaborating with, the many start-ups in the space.

Currently cellular agriculture companies are for the most part paving their own path, with a goal of producing meat cells suitable as a replacement for ground meat. The ground meat type of cellular product may also be suitable as an ingredient in a hybrid plant-based food product. The cell-types relevant to this effort are primarily muscle and fat cells. What exactly these cell-based companies will offer is likely to be affected by consumer expectations and underlying cost structures. We believe these companies may have to mix their cellular meat product with plant-based ingredients in the interests of cost or appearance.

Companies Developing Structured Cultured Meat Products

To our knowledge, there is currently no other company focused on an animal based ECM like the Company’s proprietary technology. However, there are companies attempting to produce steaks by means of other approaches, such as growing bovine cells including fat, muscle and connective tissue on a pre-

prepared scaffold, in order to create a contiguous piece of meat, which has so far yielded steaks approximately the size and thickness of a credit card.

Government Regulation

Regulators around the world are in the process of developing a regulatory approval process for cultured meat. Cultured meat is generally commercially available in Singapore, and technologies like ours are anticipated to facilitate the imminent scaling up of cultured meat production. In general, cultured meat production is expected to be subject to extensive regulatory laws and regulations in the United States and in other jurisdictions such as Canada, Japan, the European Union and the United Kingdom. In the United States, existing food safety requirements are expected to apply, and additional details are being developed at the FDA and USDA pursuant to a Memorandum of Understanding, or MOU, published by the FDA and USDA on March 7, 2019 entitled “Formal Agreement to Regulate Cell-Cultured Food Products from Cell Lines of Livestock and Poultry.”

Under the MOU — which is expected to affect our customers producing cultured meat — the two agencies will operate under a joint regulatory framework wherein FDA will oversee cell collection, cell banks, and cell growth and differentiation. A transition from FDA to USDA oversight will then occur during the cell harvest stage, at which point the USDA will oversee the production and labeling of cultured meat. The USDA will be advancing new labeling requirements. To the best of our knowledge, the regulatory approval details under development are not expected to apply to our business directly, but they are instructive as to the regulatory requirements our cultured meat production customers are expected to face and their expectations of us, in the form of customer assurances, regarding our product.

In the United States, we expect companies manufacturing cultured meat products to be subject to regulation by various government agencies, including the FDA, USDA, and the FTC. Equivalent foreign regulatory authorities include the Canadian Food Inspection Agency, the Japanese Food Safety Commission, the European Food Safety Authority and authorities of the EU member states, the State Food and Drug Administration of China and the Singapore Food Agency. These agencies, among other things, prescribe the requirements and establish the standards for food quality and safety, and regulate various food technologies, including alternative meat product composition, ingredients, manufacturing, labeling and other marketing and advertising to consumers.

We expect that federal, state and foreign regulators will have the authority to inspect our customers’ facilities to evaluate compliance with applicable food safety requirements. Federal, state, and foreign regulatory authorities also require that certain nutrition and product information appear on the product labels of our customers’ food products and, more generally, that such labels be truthful and non-misleading and that marketing and advertising be truthful, non-misleading and not deceptive to consumers.

In the United States, new labeling requirements are being developed for cultured meat. On July 31, 2020, the USDA Food Safety and Inspection Service, or USDA-FSIS, announced that it will be preparing new regulatory requirements with regard to the labeling of cultured meat products and will propose these new requirements through its administrative rulemaking process. No timeline has yet been provided for this rulemaking. In February 2018, the U.S. Cattlemen’s Association petitioned USDA-FSIS to exclude products not derived from the tissue or flesh of animals that have been harvested in the traditional manner from being labeled and marketed as “meat,” and exclude products not derived from cattle born, raised and harvested in the traditional manner from being labeled and marketed as “beef.” On October 9, 2020, the Harvard Law School Animal Law & Policy Clinic petitioned USDA to urge it to adopt a labeling approach for cell-based meat and poultry products that does not overly restrict speech, asserting that USDA should wait until it has a better understanding of the compositional and safety characteristics of finished cell-based meat products, and until USDA has the opportunity to review proposed labels, before establishing any speech restrictions. The USDA has not yet responded substantively to these petitions but has indicated that these petitions are being considered as petitions for policy changes under the USDA’s regulations. The United States Congress has also considered federal legislation on this issue, most recently the Real MEAT

(Marketing Edible Artificials Truthfully) Act introduced in October 2019, which could potentially affect requirements for our product labeling and marketing, such as having to identify products as “imitation” meat products in the U.S. We are closely monitoring developments on the labeling front as any changes in, or changes in the interpretation of, applicable laws, regulations or policies of the USDA, that relate to the use of the word “meat” or other similar words in connection with cultured meat products could adversely affect our business, prospects, results of operations or financial condition.

In November 2022, the US Food and Drug Administration completed its first pre-market consultation for a human food made form cultured animal cells which resulted in the FDA issuing a no-comment letter, which means they have no further questions regarding the safety of the technology.  The FDA's pre-market consultation with the firm included an evaluation of the firm’s production process and the cultured cell material made by the production process, including the establishment of cell lines and cell banks, manufacturing controls, and all components and inputs.8

As the cell-based agriculture industry is young and its regulatory framework is emerging and evolving, legislation and regulation may evolve to raise barriers to our go-to-market strategies.

In addition to federal regulatory requirements in the United States, certain states impose their own manufacturing and labeling requirements. For example, states typically require facility registration with the relevant state food safety agency, and those facilities are subject to state inspections as well as federal inspections. Further, states can impose state-specific labeling requirements. For example, in 2018, the State of Missouri passed a law that prohibits any person engaged in advertising, offering for sale, or sale of food products from representing products as meat that are not derived from traditionally harvested production of livestock or poultry. This law has been challenged in court as a violation of free speech by the Good Food Institute, the Animal Legal Defense Fund and American Civil Liberties Union. Additional states subsequently passed similar laws. We intend to manufacture and label our products in material compliance with all relevant state requirements.

Similar regulatory developments are taking place in foreign jurisdictions. For example, the Agriculture Committee of the European Parliament proposed in May 2019 to reserve the use of “meat” and meat-related terms and names for products that are manufactured from the edible parts of animals. If such measures are adopted, they may affect our ability to label and advertise our products as we see fit.

We are subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including consumer protection regulations that regulate retailers or govern the promotion and sale of merchandise. Our operations are subject to various laws and regulations relating to environmental protection and worker health and safety matters. We monitor changes in these laws and believe that we are in material compliance with applicable laws.

Environmental, Health and Safety Matters

We, our agents and our service providers, including our manufacturers, may be subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous, radioactive and biological materials and wastes and the cleanup of contaminated sites. We believe that our business, operations and facilities, including, to our knowledge, those of our agents and service providers, are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations. Based on information currently available to us, we do not expect environmental costs and contingencies to have a material adverse effect on us. However, significant expenditures could be required in the future if we, our agents or our service providers are required to comply with new or more stringent environmental or health and safety laws, regulations or requirements.

8 https://www.fda.gov/food/cfsan-constituent-updates/fda-completes-first-pre-market-consultation-human-food-made-using-animal-cell-culture-technology

Except as stated above, we are not aware of any environmental risks related to our operations, and therefore, we do not believe that environmental regulations will have a significant effect on us. However, in the future, we may be required to meet environmental protection standards or regulations which could have a material impact on our activities, activities, profitability and ability to remain competitive.

Employees

We have one employee and have engaged 6 consultants.

Intellectual Property

The Company owns or has rights to two pending patent applications worldwide covering our various proprietary technologies. Our policy is to pursue, maintain, expand, protect and defend our patent rights and trade secrets, which we believe enable us to deliver long-term protection for the proprietary technologies, inventions and improvements that are commercially important to the development of our business. We are able to protect our technology from unauthorized use by third parties only to the extent that it is covered by valid and enforceable patents or is effectively maintained as a trade secret or is protected by confidentiality agreements. Accordingly, patents or other proprietary rights are an essential element of our business.

Patents extend for varying periods according to the date of patent filing or grant and the legal term of patents in the various countries where patent protection is obtained. The actual protection afforded by a patent, which can vary from country to country, depends on the type of patent, the scope of its coverage and the availability of legal remedies in the country.

While trade secret protection is an essential element of our business and we take security measures to protect its proprietary information and trade secrets, we cannot give assurance that its unpatented proprietary technology will afford it significant commercial protection. We seek to protect its trade secrets by entering into confidentiality agreements with third parties, employees and consultants. Our employees and consultants also sign agreements requiring that they assign to the Company their interests in intellectual property arising from their work for us. All employees sign an agreement not to engage in any conflicting employment or activity during their employment and not to disclose or misuse confidential information. However, it is possible that these agreements may be breached or invalidated, and if so, there may not be an adequate corrective remedy available. Accordingly, we cannot ensure that employees, consultants or third parties will not breach the confidentiality provisions in its contracts, infringe or misappropriate its trade secrets and other proprietary rights or that measures we take to protect our proprietary rights will be adequate.

In addition to patent applications, we maintain trade secrets covering know-how and proprietary information relating to our core technologies and make practicable efforts to protect our confidential trade secrets.  To this end, we require our employees engaged in the development of intellectual property to enter into confidentiality agreements prohibiting the disclosure of confidential information and further, require disclosure and assignment of any inventions and associated intellectual property rights that are important to our business. Additionally, we require all entering employees to represent they are not bringing in, or are using any third party’s Trade Secrets.  We are also in the process of registering our name and logo as registered trademarks in the United States, and of securing ongoing rights to our domain name.

While our policy is to obtain patents by application, license or otherwise, to maintain trade secrets and to seek to operate without infringing on the intellectual property rights of third parties, technologies related to our business have been rapidly developing in recent years. Additionally, patent applications that we may file or license from third parties may not result in the issuance of patents, and our current or future issued patents may be challenged, invalidated or circumvented. Therefore, we cannot predict the extent of claims that may be allowed or enforced against our patents, nor be certain of the priority of inventions covered by pending third-party patent applications. If third parties prepare and file patent applications that also claim technology or therapeutics to which we have rights, we may have to engage in proceedings to determine priority of invention, which could result in substantial costs to us, even if the eventual outcome is favorable. Moreover, because of the extensive time required for clinical development and regulatory review of products we may develop, it is possible that the patent or patents on which we rely to protect such products could expire or be close to expiration by the commencement of commercialization, thereby reducing the value of such patent. Loss or invalidation of certain of our patents, or a finding of unenforceability or limited scope of certain of our intellectual property, could also have a material adverse effect on us.

In the future, third parties may file claims asserting that our technologies or products infringe on their intellectual property. We cannot predict whether third parties will assert such claims against us or against the licensors of technology licensed to us, or whether those claims will harm our business. If we are forced to defend ourselves against such claims, whether they are with or without merit and whether they are resolved in favor of, or against, our licensors or ourselves, we may face costly litigation and the diversion of our management’s attention and resources. As a result of such disputes, we may have to develop costly non-infringing technology or enter into licensing agreements. These agreements, if necessary, may be unavailable on terms acceptable to us, or at all.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

DESCRIPTION OF PROPERTY

Our principal office is in Canada - located at 666 Burrard Street, Unit 500, Vancouver British Columbia V6C3P6.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The following discussion of our financial condition and results of operations should be read together with the audited financial statements of Future Burger Corp. for the years ended May 31, 2022 and 2021 and the Consolidated Financial Statements for the Company the period from inception on November 5, 2021 to May 21, 2022, and related notes. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors. We prepare our financial statements in conformity with international financial reporting standards ("IFRS"). Our management is responsible for our financial statements and this discussion of our financial condition and results of operations.

ALL AMOUNTS SET FORTH IN THE SECTION ARE IN CANADIAN DOLLARS EXCEPT WHERE OTHERWISE INDICATED.

Overview

Future Burger Corp. was incorporated on March 13, 2018, under the laws of British Columbia, Canada.

On May 31, 2022, the Company completed a statutory amalgamation pursuant to the BCA by and among Future Burger Corp., 1363554 BC Ltd, a newly formed subsidiary of Future Burger Corp., its securityholders and Atelier Meats Corp., a British Columbia corporation (“Atelier”) whereby the Company acquired Atelier. At the same time the Company executed a statutory amalgamation pursuant to the BCA by and among Future Burger Corp., 1363565 BC Ltd., a newly formed subsidiary of Future Burger Corp., its securityholders and Triumph Brands Corp. (“Triumph”), a British Columbia corporation, whereby the Company also acquired Triumph.  On May 31, 2022 the Company completed the vertical amalgamations of the newly formed subsidiaries from each of the aforementioned amalgamations into Future Burger Corp. (the "Amalgamation"), leaving just Future Burger Corp. as the surviving corporation. On July 19, 2022, Future Burger Corp. received approval for continuance in British Columbia, Canada and on July 28, 2022, Future Burger Corp changed its name to Atelier Meats Corp. and continued from Ontario to British Columbia, Canada.

On December 1, 2022, the Company incorporated a wholly owned subsidiary named 1389495 BC Ltd. and on January 13, 2023 the Company, 1389495 BC Ltd. and Dinamic IP Holdings Inc. completed an amalgamation to form 1395992 BC Ltd., an on March 30, 2023, the Company completed the vertical amalgamations of 1395992 BC Ltd. to leave just the Company as the resulting entity (the "Dinamic Amalgamation"). As part of the Dinamic Amalgamation, the Company become a reporting issuer in the reporting jurisdictions of Alberta and British Columbia and that is not listed on any stock exchange in Canada.

The Company is a biotechnology company in the business of developing lab grown meats.

Results of Operations for Future Burger for fiscal years ended May 31, 2021 and May 31, 2022

The following table sets forth key components of the results of operations for Future Burger during the fiscal years ended May 31, 2021 and May 31, 2022, both in dollars and as a percentage of our revenues.

	Fiscal Year Ended May 31, 2022	Fiscal Year Ended May 31, 2021
	Amount	Amount
Revenues	$-	$-
Operating expenses
Advertising	$250,000	$2,846
Consulting	$210,000	$-
General and Administrative	$5,746	$65
Professional fees	$67,172	$20,758
Total operating expenses	532,918	23,669
Acquisition expense	9,321,905	-
Impairment of intangible assets	300,000	-
Net loss and comprehensive loss	$(10,154,823)	$(23,669)

Revenues. We have not generated any revenue to date.

General and administrative expenses. Our general and administrative expenses include overhead and similar expenses. Our general and administrative expenses were $5,746 for the fiscal year ended May 31, 2022 as compared to $65 for the fiscal year ended May 31, 2021.

Acquisition expenses.  For the fiscal year ended May 31, 2022, the Company incurred an acquisition expense in the amount of $9,321,905 in connection with the vertical amalgamation between the Company, Future Burger, and Triumph with the Company as the surviving corporation as compared to $0 for the year ended May 31, 2021.

Advertising expenses. Our advertising expenses include sales, marketing and similar expenses.  In the fiscal year ended May 31, 2022 we had advertising expenses of $250,000 as compared to $2,846 for the fiscal year ended May 31, 2021.  The increase was due to a ramp up of advertising and marketing spending associated with anticipated products.

Consulting Fees. Consulting fees included fees in the amount of $210,000 paid for strategic management consulting services.  No consulting fees were paid in the fiscal year ended May 31, 2021.

Professional Fees.  Professional fees include fees paid for legal and accounting services.  In the fiscal year ended May 31, 2022 we had professional fees of $67,172 as compared to $20,758 for the fiscal year ended May 31, 2021.  The increase was the result of increased legal and accounting fees related to this offering.

Net loss. As a result of the cumulative effect of the factors described above, our net loss was $9,321,905 for the fiscal year ended May 31, 2022 as compared to $23,669 for the fiscal year ended May 31, 2021. The increase in the net loss was due primarily to the acquisition expenses incurred in connection with the vertical amalgamation between the Company, Future Burger and Triumph.

Liquidity and Capital Resources

Historically, our sources of cash have included private placements of equity securities and cash generated from revenues. Our historical cash outflows have primarily been associated with cash used for operating activities such as research and development activities and other working capital needs; the acquisition of clinical data, intellectual property; and expenditures related to equipment and improvements used for our laboratory facility. We intend to fund our operations through increased revenue from operations and the remaining capital raised through our recent offering.

Summary of Cash Flows for the fiscal years ended May 31, 2022 and May 31, 2021

As of May 31, 2022, we had approximately $2,793,040 in cash and cash equivalents. The following table presents a summary of our cash flows for the periods indicated:

	Fiscal Year Ended May 31, 2022	Fiscal Year Ended May 31, 2021

Net cash used in/provided from operating activities	$(425,111)	$(65)
Net cash provided from investing activities	367,439	-
Net cash provided by financing activities	1,545,191	86,600
Net increase (decrease) in cash and cash equivalents	1,487,519	86,535
Cash and cash equivalents at beginning of period	-	50
Cash and cash equivalent at end of period	$1,574,104	$86,585

Net cash used in operating activities was $425,111 for the fiscal year ended May 31, 2022 as compared to $65 for the fiscal year ended May 31, 2021,. The principal use of cash in operating activities was to fund our net loss. Cash flows from operations can vary significantly due to various factors, including changes in our operations, accounts receivable, prepaid expenses, accounts payable and accrued expenses.

Net cash provided from investing activities was $367,439 for the fiscal year ended May 31, 2022, due to cash acquired in the acquisitions as compared to $0 for the fiscal year ended May 31, 2021.

Net cash provided by financing activities was $1,545,191 for the fiscal year ended May 31, 2022 and $86,600 for the fiscal year ended May 31, 2021.

Plan of Operations and Milestones

We believe that if the Company receives $25,000,000 in proceeds from this offering will satisfy our cash requirements to implement our plan of operations through December 31, 2024.  The Company plans to continue using cash from debt and equity financings, including this Offering, and cash from new customer contracts to facilitate its growth.  It is not entirely dependent upon the proceeds of this Offering to continue operations but anticipates that a successful Offering will reduce the Company’s need to raise future debt capital to continue its expansion into new product lines.

Capital Expenditures

During the fiscal years ended May 31, 2022 and May 31, 2021, the Company did not make any capital expenditures to other purchases of fixed assets, land, buildings or equipment.

Contractual Obligations

We have contractual obligations which are recorded as liabilities in our Consolidated financial statements, including long- and short-term debt.

Related Party Transactions

During the fiscal year ended May 31, 2022, the Company incurred $15,000 in consulting costs to a Director and Chief Executive Officer.

Result of Operations for the year ended May 31, 2023 and the period from inception on November 5, 2021 to May 31, 2022

The following table sets forth key components of our results of operations during the year ended May 31, 2023 and period from inception on November 5, 2021 to May 31, 2022, both in dollars and as a percentage of our revenues.

	Year Ended May 31, 2023	Period from inception (November 5, 2021) to May 31, 2022
	Amount	Amount
Revenues	$-	$-
Gain on debt settlement	12,000	-
Other income	1,621	-
Total	13,621	-
Operating expenses
Advertising	$101,622	$72,617
Consulting	$1,086,930	$572,000
General and administrative	$99,714	$13,773
Professional fees	$379,316	$17,743
Research and development	$1,196,566	$334,193
Provision for expected credit loss	$81,594	-
Salary and wages	$23,699	-
Share-based compensation	$2,019,382	-
Total operating expenses	4,988,823	1,010,326
Other Items
Acquisition expense	1,866,179	7,671,889
Fair value adjustment on modification of performance warrants	12,471,743
Net loss	$19,313,124	$8,682,215

Revenues.  The Company had no revenue during the year ended May 31, 2023 or the period from inception on November 5, 2021 to May 31, 2022, but did have gain on debt settlement in the amount of 12,000 and $1,621 in other income from interest earned on deposits in the year ended May 31, 2023.

Advertising. Advertising expenses increased by $29,005 to $101,622 for the year ended May 31, 2023 from $72,617 for the period from inception on November 5, 2021 to May 31, 2022. Such increase was primarily due to an in sales and marketing related costs compared to the prior year period.

Consulting.  Consulting expenses increased by $514,930 to $1,086,930 for the year ended May 31, 2023 from $572,000 for the period from inception on November 5, 2021 to May 31, 2022. Such increase was primarily due to consulting fees paid to Adroit Services Ltd. and Senta Capital Inc for strategic management consulting services.

General and administrative expenses. Our general and administrative expenses include overhead and similar expenses. Our general and administrative expenses increased by $85,941 to $99,714 for the year ended May 31, 2023 from $13,773 for the period from inception on November 5, 2021 to May 31, 2022. Such increase was primarily due to an increase in overhead.

Professional Fees.  Our professional fees include legal and accounting fees and expenses.  Our professional fees increased by $361,573 to $379,316 for the year ended May 31, 2023 from $17,743 for the period from inception on November 5, 2021 to May 31, 2022.  Such increase was primarily due to an increase in research and development activities compared to the prior year period.

Research. Our research expenses include principally the technical research and development of our products. Our research and development expenses increased by $862,373 to $1,196,566 for the year ended May 31, 2023 from $334,193 for the period from inception on November 5, 2021 to May 31, 2022.  Such increase was primarily due to an increase in research and development activities compared to the prior year period.

Salary and Wages.  Salaries and wages were $23,699 for the year ended May 31, 2023 and $0 for the period from inception on November 5, 2021 to May 31, 2022.

Share-based compensation.  Share based compensation was $2,019,382 for the year ended May 31, 2023 and $0 for the period from inception on November 5, 2021 to May 31, 2022.  Such increase was primarily due to an increase in research and development activities compared to the prior year period.

Acquisition expenses .  Acquisition expenses associated with the amalgamation of the Company, Future Burger and Triumph were $1,866,179 for the year ended May 31, 2023 compared to $7,671,889 for the period from inception on November 5, 2021 to May 31, 2022.  Such decrease was primarily a result of less acquisition activities in 2023.

Fair value adjustment.  In the year ended May 31, 2023 we made a fair value adjustment on modification of performance warrants in the amount of $12,471,743.  No such adjustment was made for the period from inception on November 5, 2021 to May 31, 2022.

Net loss. As a result of the cumulative effect of the factors described above, our net loss increased by $10,630,909, to $19,313,124 for the year ended May 31, 2023 from $8,682,215 for the period from inception on November 5, 2021 to May 31, 2022.

Liquidity and Capital Resources

Historically, our sources of cash have included private placements of equity securities and cash generated from revenues. Our historical cash outflows have primarily been associated with cash used for operating activities such as research and development activities and other working capital needs; the acquisition of clinical data, intellectual property; and expenditures related to equipment and improvements used for our laboratory facility. We intend to fund our operations through increased revenue from operations and the remaining capital raised through our recent offering

Summary of Cash Flows for the year ended May 31, 2023 compared to $7,671,889 for the period from inception on November 5, 2021 to May 31, 2022

As of May 31, 2023, we had approximately $1,069,515 in cash and cash equivalents as compared to 2,793,040 for the period from inception on November 5, 2021 to May 31, 2022. The following table presents a summary of our cash flows for the periods indicated:

	Year Ended May 31, 2023	Period from inception (November 5, 2021) to May 31, 2022
Net cash used in/provided from operating activities	$2,222,515	$673,487
Net cash provided from investing activities	143,037	1,574,104
Net cash provided by financing activities	355,953	1,892,423
Net increase (decrease) in cash and cash equivalents	(1,723,525)	2,793,040
Cash and cash equivalents at beginning of period	2,793,0404	-
Cash and cash equivalent at end of period	$1,069,515	$2,793,040

Net cash used in operating activities was $2,222,515 for the year ended May 31, 2023 as compared to 673,487 for the period from inception on November 5, 2021 to May 31, 2022. The principal use of cash in operating activities was to research expenses and strategic management consulting. Cash flows from operations can vary significantly due to various factors, including changes in our operations, accounts receivable, prepaid expenses, accounts payable and accrued expenses.

Net cash provided by financing activities was $355,953 for the year ended May 31, 2023 as compared to $1,892,423 for the period from inception on November 5, 2021 to May 31, 2022.

Net cash provided by investment activities was $143,037 for the year ended May 31, 2023 as compared to $1,584,104 for the period from inception on November 5, 2021 to May 31, 2022.

Capital Expenditures

During the year ended May 31, 2023 and the period from inception on November 5, 2021 to May 31, 2022, the Company has not made any capital expenditures to other purchases of fixed assets, land, buildings or equipment.

Contractual Obligations

We have contractual obligations which are recorded as liabilities in our Consolidated financial statements, including long- and short-term debt.

Related Party Transactions

During the year ended May 31, 2023 and the period from inception on November 5, 2021 to May 31, 2022, the Company incurred $48,333 and 15,000, respectively, in consulting costs to a Director and Chief Executive Officer.

Going Concern

As at May 31, 2023, the Company has an accumulated deficit of $27,995,339. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or develop a profitable business. The Company intends on financing its future development activities and operations from the sale of equity securities. These factors indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern.

The consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

General

Our consolidated financial statements have been prepared using accounting policies consistent with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations of the International Financial Reporting Interpretations Committee ("IFRIC").

Principles of Consolidation

These consolidated financial statements incorporate the financial statements of the Company and its controlled subsidiaries. Control exists when a company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The consolidated financial statements include the accounts of the Company and its direct wholly-owned subsidiaries: 1365359 BC Ltd and 1365362 BC Ltd. which were amalgamated into the Company on May 30, 2022. All significant intercompany transactions and balances have been eliminated on consolidation.

Significant estimates and assumptions

The preparation of the Company’s consolidated financial statements in conformity with IFRS requires management to make estimates based on assumptions about future events that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively in the period in which the estimate is revised.

Areas that require significant estimates and assumptions as the basis for determining the stated amounts include, but are not limited to, the following:

i.Going concern

Management assesses the Company's ability to continue as a going-concern at each reporting date, using all quantitative and qualitative information available.  This assessment, by its nature, relies on estimates of future cash flows and other future events (as discussed in Note 1), whose subsequent changes could materially impact the validity of such an assessment.

ii.Useful lives of long-lived assets

Management reviews its estimate of the useful life of long-lived assets annually and accounts for any changes in estimates prospectively. The Company applied judgment in determining the useful lives of the intangible assets for purposes of assessing whether the useful life is definite or indefinite.

iii.Impairment

Long-lived assets, including intangible assets are reviewed for indicators of impairment at each statement of financial position date or whenever events or changes in circumstances indicate that the carrying amount of an asset exceeds its recoverable amount. The recoverable amount of an asset is the higher of its fair value less costs to sell, and its value in use. If the carrying amount of the asset exceeds its recoverable amount, an impairment charge is recognized immediately in profit or loss by the amount by which the carrying amount of the asset exceeds the recoverable amount. Judgments and estimates are required in determining the indicators of impairment and the estimates required to measure an impairment, if any.

iv.Current and deferred income taxes

The Company’s provision for income taxes is estimated based on the expected annual effective tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The current and deferred components of income taxes are estimated based on forecasted movements in temporary differences. Changes to the expected annual effective tax rate and differences between the actual and expected effective tax rate and between actual and forecasted movements in temporary differences will result in adjustments to the Company’s provision for income taxes in the period changes are made and/or differences are identified.

In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. Forecasted cash flows from operations are based on contractual revenues and expenses and planned expenses, which are internally developed and reviewed by management.

Weight is attached to tax planning opportunities that are within the Company’s control, and are feasible and implementable without significant obstacles.

The likelihood that tax positions taken will be sustained upon examination by applicable tax authorities is assessed based on individual facts and circumstances of the relevant tax position evaluated in light of all available evidence.

v.Equity-settled share-based payments

Share-based payments are measured at fair value. Options and warrants are measured using the Black-Scholes option pricing model based on estimated fair values of all share-based awards at the date of grant and are expensed to the consolidated statement of loss and comprehensive loss over each award’s vesting period. The Black-Scholes option pricing model utilizes subjective assumptions such as expected price volatility, expected life of the option and likelihood of vesting. Changes in these input assumptions can significantly affect the fair value estimate.

Cash and cash equivalents

Cash is comprised of cash at banks.

Intangible assets

Intangible assets are recognized as assets in accordance with IAS 38 – Intangible Assets, where it is probable that the use of the asset will generate future economic benefits and where the cost of the asset can be determined reliably.  Intangible assets acquired are initially recognized at cost of purchase and are subsequently carried at cost less accumulated amortization, if applicable, and accumulated impairment losses.  The useful lives of intangible asset are assessed as either finite or indefinite. The initial acquisition cost is based on the fair value of the consideration paid.

Upon sale or abandonment of any intangible asset, the cost and related accumulated depreciation and impairment losses are written off and any gains or losses thereon are recognized in profit or loss for the period.

Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares are recognized as a deduction from equity.

The Company records proceeds from share issuances net of issue costs and any tax effects. Common shares issued for non-monetary consideration are recorded at the fair value of goods or services received or the fair value of the common shares issued if it is determined that the fair value of the goods or services cannot be reliably measured. The fair market value of the common shares issued is based upon the most recent share price agreed between the Company and arm’s length parties.

Share purchase warrants

Share purchase warrants are classified as equity under the principles of IAS 32 - Financial Instruments: Presentation as the exercise price of the share purchase warrant is fixed in Canadian dollars and the functional currency of the Company is the Canadian dollar.

The share purchase warrants are recognized at fair value using the Black-Scholes option pricing model. Share purchase warrants are initially recorded into equity reserves and future changes in fair value are not recognized.

Upon exercise of the share purchase warrants, the initial value allocated to equity reserves in reversed and the residual of the cash proceeds over the initial fair value is recorded as to issued capital. On expiry, the equity reserve is reclassified from the warrant reserve to contributed surplus.

Impairment of non-financial assets

At each reporting date, the Company reviews the carrying amounts of its non-financial assets to determine whether there are any indications of impairment. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any. The recoverable amount is determined as the higher of fair value less costs of disposal and the asset’s value in use. Fair value is determined with reference to discounted estimated future cash flow analysis or to recent transactions involving dispositions of similar properties. In assessing value in use, the estimated future cash flows are discounted to their present value.

The pre-tax discount rate applied to the estimated future cash flows measured on a value in use basis reflects current market assessments of the time value of money and the risks specific to the asset for which the future cash flow estimates have not been adjusted.

Non-financial assets that have been impaired are tested for possible reversal of the impairment whenever events or changes in circumstance indicate that the impairment may have reversed. Where an impairment, other than goodwill impairment, subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but only so that the increased carrying amount does not exceed the carrying amount that would have been determined (net of depletion and depreciation) had no impairment loss been recognized for the asset in prior periods. A reversal of impairment is recognized as a gain in the statement of loss or comprehensive loss. Goodwill impairment losses are not reversed.

Financial instruments

Classification of financial assets

Amortized cost:

Financial assets that meet the following conditions are measured subsequently at amortized cost:

The financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows, and

The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. Interest income is recognized using the effective interest method.

The Company has classified GST receivable at amortized cost.

Fair value through other comprehensive income ("FVTOCI"):

Financial assets that meet the following conditions are measured at FVTOCI:

The financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and,

The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The Company does not currently hold any financial instruments designated as FVTOCI.

Equity instruments designated as FVTOCI:

On initial recognition, the Company may make an irrevocable election (on an instrument-by-instrument basis) to designate investments in equity instruments that would otherwise be measured at fair value through profit or loss (“FVTPL”) to present subsequent changes in fair value in other comprehensive income. Designation at FVTOCI is not permitted if the equity investment is held for trading or if it is contingent consideration recognized by an acquirer in a business combination. Investments in equity instruments at FVTOCI are initially measured at fair value plus transaction costs. Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognized in other OCI. The cumulative gain or loss is not reclassified to the statement of loss and comprehensive loss on disposal of the equity instrument, instead, it is transferred to deficit.

The Company does not currently hold any equity instruments designated as FVTOCI.

Financial assets measured subsequently at fair value through profit or loss:

By default, all other financial assets are measured subsequently at FVTPL.

The Company, at initial recognition, may also irrevocably designate a financial asset as measured at FVTPL if doing so eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

Financial assets measured at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized on the statement of loss and comprehensive loss to the extent they are not part of a designated hedging relationship.

The Company has classified cash at FVTPL.

Financial liabilities and equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument. An equity instrument is any contract that evidences a residual interest in the assets of the Company after deducting all its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs. Repurchase of the Company’s own equity instruments is recognized and deducted directly in equity. No gain or loss is recognized on the statement of loss and comprehensive loss on the purchase, sale, issue or cancellation of the Company’s own equity instruments.

Classification of financial liabilities

Financial liabilities that are not contingent consideration of an acquirer in a business combination, held for trading or designated as at FVTPL, are measured at amortized cost using effective interest method. The Company’s financial liabilities measured at amortized cost are trade and other liabilities. The Company currently does not hold any financial liabilities at FVTPL.

Taxes

i.Current tax expense

Current tax is the expected tax payable or receivable on the taxable earnings or loss for the period.

Current tax is based on the local taxable income at the local statutory tax rate enacted or substantively enacted at the reporting date and includes adjustments to tax payable or recoverable in respect of previous periods.

ii.Deferred tax expense

Deferred tax is accounted for using the balance sheet liability method, providing for the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and their respective tax bases.

Deferred tax liabilities are recognized for all taxable temporary differences except where the deferred tax liability arises from the initial recognition of goodwill, or the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting earnings nor taxable earnings or loss.

Deferred tax assets are recognized for all deductible temporary differences, carry forwards of unused tax losses and tax credits, to the extent that it is probable that taxable earnings will be available against which the deductible temporary differences, and the carry forward of unused tax losses can be utilized, except where the deferred tax asset related to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting earnings nor taxable earnings or loss.

The carrying amounts of deferred tax assets are reviewed at each reporting date and are adjusted to the extent that it is no longer probable that sufficient taxable earnings will be available to allow all or part of the asset to be utilized. To the extent that an asset not previously recognized fulfills the criteria for recognition, a deferred tax asset is recorded.

Deferred tax is measured on an undiscounted basis using the tax rates that are expected to apply in the period when the liability is settled or the asset is realized, based on tax rates and tax laws enacted or substantially enacted at the reporting date. Current and deferred tax relating to items recognized directly in equity are recognized in equity and not in earnings or loss.

Research and development expenditures

Research expenditures are expensed in the period incurred. Product development expenditures are expensed in the period incurred unless the expenditures meet specific criteria related to technical, market and financial feasibility for deferral and amortization. The Company’s policy is to amortize deferred product development expenditures over the expected future life of the product. Any costs incurred to establish and maintain patents for intellectual property developed internally are expensed in the period incurred. No product development expenditures have been deferred to date.

Loss per share

The Company presents basic and diluted loss per share data for its common shares, calculated by dividing the loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted loss per share does not adjust the loss attributable to the common shareholders or the weighted average number of common shares outstanding when the effect is anti-dilutive.

Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence, related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Recently issued accounting pronouncements

During the year ended May 31, 2022, there were no new IFRS or IAS accounting standards that became effective that had a material impact on our consolidated financial statements or new standards and amendments to existing standards effective in future periods.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Summary of Executive Officers, Directors and Significant Employees

The following table sets out the Company's officers and directors. All work with the Company on a part-time basis.

Name	Position	Age	Term of Office
Leighton Blocking	CEO and Director	40	Since May 2022
Michael Petter	Director	59	Since February 13, 2023
George Scorsis	Director	46	Since February 13, 2023
Richard Steed	Director	37	Since February 13, 2023
Nilesh Paray	CFO	38	Since February 13, 2023
Dr. Mohit Bhatia	CSO	58	Since February 13, 2023
Maghsoud Dariani	COO	69	Since February 13, 2023

Business Experience

Leighton Bocking. Mr. Bocking has been working in the capital markets for over 18 years and has been particularly focused on financing and structuring companies. He has held various director roles. In addition, he has worked in Corporate Development roles at Gold Standard Ventures Corp. and Timmins Gold Corp. (now Alio Gold Inc.).

Michael Petter. Mr. Petter is a seasoned executive with both Private and small-cap Public company Board level experience. Currently the Managing Director of Eyvo. Eyvo eProcurement Solutions is a leading eProcurement provider in the SaaS space. Additionally, currently an independent board member of Lobe Sciences., advising on strategy, operations, finance, and logistics. Chairman of Compensation Committee and member of audit committee.

George Scorsis. Mr. Scorsis has over 20 years of experience leading companies in highly regulated industries to rapid growth, including alcohol, energy drinks and, most recently, medical cannabis. Formerly President of Red Bull Canada, he was instrumental in restructuring the organization from a geographical and operational perspective, growing the business to $150 MM in revenue. He has also worked closely with Health Canada on guidelines regulating the energy drink category while also establishing a corporately owned distribution model in volatile markets.

As the previous President at Mettrum Health Corp., a leading Canadian cannabis distributor which had quickly become an industry leader and sold this organization for 430MM to a global leader. He most recently held the role of CEO and Director of Liberty Health Sciences, an industry leader in the medical cannabis space, and also served as Chairman of the Board of Directors of Scythian Biosciences Corp., a research and development company committed to advancing treatment efforts for traumatic brain injury with its proprietary cannabinoid-based combination drug therapy and additional cannabis-related activities across the globe. Currently Chairman of AWAKN Life Sciences a UK based psychedelics company.

Richard Steed. Mr. Steed has a general corporate commercial law practice focused on securities, corporate finance and commercial transactions for emerging and growth companies (both public and private). He has advised private and public corporations (including registered dealers) in a wide range of business matters including access to capital markets, corporate governance and operational issues. Mr. Steed has business law experience in a variety of industries, including industrial technology, oil and gas, biotechnology, cannabis, natural health products, software development, medical services, professional services, portfolio management and corporate finance. Mr. Steed also acts as a director and corporate secretary for a number of issuers. Prior to joining TingleMerrett LLP, Mr. Steed worked for five years in the securities, M&A and corporate group at a major international law firm.

Nilesh Paray. After starting his career at Goldman Sachs in London and on Wall Street, Nilesh transitioned to hedge fund investments. He has experience in the capital markets and a keen interest in risk assessment. Fluent in four languages, he graduated first in his class with a Master of Engineering from the University of Birmingham and McGill University. He earned his MBA at the University of Alberta in 2015, and he received his Chartered Financial Analyst (CFA) designation in 2017. In 2019, Nilesh took interest in and completed the Harvard Business School Investment workshop.

Dr. Mohit Bhatia. Mohit Bhatia received his Ph.D. in biochemistry from New York University and completed his post-doctoral training at the Rockefeller University in New York as well as Harvard Medical School in Boston, MA. He worked with Celgene Corporation for over 20 years and holds several patents for placental biomaterials. Dr. Bhatia has published several papers and presented at leading conferences around the world for tissue-based therapies.

Maghsound Dariani. Maghsoud has over 35 years of diverse and progressive management experience in the development, scale-up, and commercialization of products in the pharmaceutical and food industries. A biochemical engineer, he has a sound grasp of science and technology required for successful commercialization of cultured meats.

Board of Directors

Our board of directors currently consists of four directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our articles. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law and the judgment has not been reversed, suspended or vacated.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The table below summarizes the annual compensation of each of our three highest paid persons who were executive officers or directors for our last fiscal year, ended May 31, 2023:

Name	Capacities in Which	Cash	Other	Total
	Compensation was	Compensation	Compensation	Compensation
	Received	($)	($)	($)
Kelsey Ramsden(1)	Chief Executive Officer, and Director	nil;	nil	nil
Leighton Blocking(1)	Chief Executive Officer, and Director	nil;	nil	nil
Brian Zasitko(2)	Chief Financial Officer	nil	nil	nil
Nilesh Paray(2)	Chief Financial Officer	nil	nil	nil
Dr. Mohit Bhatia	Chief Scientific Officer and Director	nil	nil	nil

Notes:
(1) Mr. Blocking replaced Ms. Kelsey Ramsden as CEO in March 2023.

(2) Mr. Zasitko was replaced by Nilesh Paray on February 13, 2023.

Our directors and executive officers are also reimbursed for their business expenses. The employment compensation for certain executive officers may include automobile and housing allowances.

Management Agreements

The Company has no employment or consulting agreements with any of its officers or directors.

Termination and Change of Control Benefits

There are no compensatory plans or arrangements with respect to the named executive officers resulting from the resignation, retirement, or any other termination of the officers' employment or change of named executive officers' responsibilities following a change of control. We have not granted any termination or change of control benefits. In case of termination of named executive officers, common law and statutory law applies.

Stock Option Plan

The Company has approved its 2023 Stock Option Plan (“Plan”) which provides for the issuance of stock options to employees and consultants.  The Company has authorized the issuance of up to 4,490,000 shares of common stock for issuance under the Plan.  Under the Stock Option Plan, the Company has granted the following options to the following executives and employees:

Name of Optionee	No. of Optioned Shares	Exercise Price ($USD)	Expiry Date	Vesting Provisions
Michael Petter	500,000	$0.34	February 24, 2028	Immediately
George Scorsis	100,000	$0.75	February 24, 2028	Immediately
Richard Steed	100,000	$0.75	February 24, 2028	Immediately
Niv Dagan	40,000	$0.75	February 24, 2028	Immediately
Ty Hyderally	5,000	$0.75	February 24, 2028	Immediately
Jason Goldberg	5,000	$0.75	February 24, 2028	Immediately
Jonathan Singer	25,000	$0.75	February 24, 2028	Immediately
2470926 Alberta Ltd.	50,000	$0.75	February 24, 2028	Immediately
Leighton Bocking	100,000	$0.75	February 24, 2028	Immediately
Rahim Rajwani	550,000	$0.36	February 24, 2028	Immediately
Jonathan Gilbert	490,000	$0.36	February 24, 2028	Immediately
Alex Steele	225,000	$0.75	February 24, 2028	Immediately
Darn Carroll	50,000	$0.75	February 24, 2028	Immediately
Westwick Capital Partners	50,000	$0.75	February 24, 2028	Immediately
Jeremy Ross	50,000	$0.75	February 24, 2028	Immediately
Znek Holdings	25,000	$0.75	February 24, 2028	Immediately
Mario Maruzzo	25,000	$0.75	February 24, 2028	Immediately
Mohit Bhatia	50,000	$0.50	February 24, 2028	Immediately
Maghsoud Dariani	50,000	$0.50	February 24, 2028	Immediately
2470926 Alberta Ltd.	100,000	$0.75	September 1, 2028	Immediately
Total	2,590,000

Pension Plan Benefits

We do not currently provide any pension plan benefits to our executive officers, directors, or employees.

Limitation of Liability and Indemnification of Officers and Directors.

Our articles provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our articles covers at least negligence and gross negligence on the part of indemnified parties. Our articles also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our articles permit such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Indebtedness of Directors and Executive Officers

No director or executive officer, or any associate or affiliate of any such director or senior officer, is or has been indebted to us since the date of incorporation. No director or executive officer, or associate or affiliate of any such director or senior officer, is or has been indebted to us since the beginning of the last completed financial year.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS

The following table sets out, as of December 20, 2023, the voting securities of the Company that are owned by executive officers, directors, and other persons holding more than 10% of the Company's voting securities or having the right to acquire those securities.

Title of class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)(3)	Percent of class(4)
Common shares	Leighton Bocking	18,920 common shares directly owned	0.040%
Common shares	Nilesh Paray	0 common shares directly owned	0.00%
Common shares	Richard Steed	90,000 common shares directly owned	0.192%
Common shares	George Scorsis	74,144 common shares directly owned	0.158%
Common shares	Michael Petter	206,552 common shares directly owned	0.441%
Common shares	Dr. Mohit Bhatia (5)	2,406,748 common shares directly owned	5.129%
Common shares	Maghsoud Dariani (6)	2,408,688 common shares directly owned	5.133%

Notes:

(1)  The business address for each of our directors and officers is:  666 Burrard Street, Unit 500, Vancouver British Columbia V6C3P6.

(2)  The number of common shares beneficially owned, or controlled or directed, directly or indirectly, at the date of this offering circular is based upon information furnished to us by the individual directors.

(3)   Our directors and officers as a group held 4,832,966 of our common shares or 11.09%.

(4)   As of December 20, 2023, there were 46,927,112 issued and outstanding.

(5)   Dr. Bhatia also has options to purchase an additional 50,000 shares at a strike price of $0.50 per share in accordance with the Company’s option plan

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

To the best of our knowledge other than as set forth below, since the date of the Company's formation on March 13, 2018, there were no material transactions or series of similar transactions nor were there any currently proposed transactions or series of similar transactions to which we were or are to be a party to in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our assets at year end for the last two completed fiscal years. To the best of our knowledge, there have been no transactions in which any director, executive officer, or security holder is known by us to own of record or beneficially more than 5% of any class of our common shares or any member of the immediate family of any of the foregoing persons has an interest (other than compensation to our officers and directors in the ordinary course of business).

Amalgamation

On May 31, 2022, the Company completed a statutory amalgamation pursuant to the BCA by and among Future Burger Corp., 1363554 BC Ltd, a newly formed subsidiary of Future Burger Corp., its securityholders and Atelier Meats Corp., a British Columbia corporation (“Atelier”) whereby the Company acquired Atelier. At the same time the Company executed a statutory amalgamation pursuant to the BCA by and among Future Burger Corp., 1363565 BC Ltd., a newly formed subsidiary of Future Burger Corp., its securityholders and Triumph Brands Corp. (“Triumph”), a British Columbia corporation, whereby the Company also acquired Triumph.  On May 31, 2022 the Company completed the vertical amalgamations of the newly formed subsidiaries from each of the aforementioned amalgamations into Future Burger Corp. (the "Amalgamation"), leaving just Future Burger Corp. as the surviving corporation. On July 19, 2022, Future Burger Corp. received approval for continuance in British Columbia, Canada and on July 28, 2022, Future Burger Corp changed its name to Atelier Meats Corp. and continued from Ontario to British Columbia, Canada.

On December 1, 2022, the Company incorporated a wholly owned subsidiary named 1389495 BC Ltd. and on January 13, 2023 the Company, 1389495 BC Ltd. and Dinamic IP Holdings Inc. completed an amalgamation to form 1395992 BC Ltd., which is currently a wholly owned subsidiary of the Company (the "Dinamic Amalgamation"). As part of the Dinamic Amalgamation, the Company become a reporting issuer in the reporting jurisdictions of Alberta and British Columbia and that is not listed on any stock exchange in Canada.

SECURITIES BEING OFFERED

General

The Company is offering up to 8,333,333 common shares.

Our authorized share capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. As of December 20, 2023, 46,927,112 common shares and no preferred shares were issued and outstanding, and 29,995,293 common shares were issuable upon exercise of warrants.

The following description summarizes the most important terms of the Company's capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s constating documents. Copies of these provisions have been filed as exhibits to the offering statement of which this offering circular is a part. For a complete description of the Company’s common shares and preferred shares, you should refer to our notice of articles and to the applicable provisions of the BCA.

Common Shares

Dividend Rights

Holders of common shares are entitled to share - on a per share basis - in dividends and other distributions of cash, property, or shares of stock of the Company as may be declared by the board of directors with respect to the common share out of assets or funds of the Company legally available to pay dividends; provided, however, that in the event that such dividends are paid in the form of common shares or rights to acquire common shares, the holders of common shares shall receive common shares or rights to acquire common shares, as the case may be.

Voting Rights

Each holder of our common share is entitled to receive notice of any meeting of the shareholders of the Company, to attend such a meeting, and to vote at the meeting. Each common share holds one vote per share on matters to be voted on by shareholders.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of the Company, the holders of common shares are entitled to share equally with all other holders of common shares (on a per share basis) and all assets of the Company of whatever kind available for distribution to the holders of common shares.

Rights and Preferences

Holders of our common shares have no preemptive right, subscription, or other rights. There is no redemption or sinking fund provision applicable to the Company's common shares. The rights, preferences, and privileges of the holders of the Company's common shares are subject to and may be adversely affected by the rights of the holders of any preferred shares the Company may designate in the future.

Preferred Shares

Our board of directors may, from time to time, direct the issued preferred shares in series. It may, at the time of issue, determine the designation, powers, rights, preferences, and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on our common shares. Holders of preferred shares may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of common shares. Under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors may issue preferred shares with voting and conversion rights that could adversely affect the holders of common shares.

Certain Provisions of the BCA and Our Articles

Shareholder Meetings

We must hold an annual general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting. A meeting of our shareholders will be held anywhere in British Columbia, subject to the directors, by resolution, approving for such meetings outside of British Columbia.

At any time, our directors may call a meeting of our shareholders. Shareholders holding not less than 5% of our issued voting shares may also cause our directors to call a shareholders' meeting.

A notice to convene a meeting - specifying the date, time and location of the meeting and, where a meeting is to consider special business, the general nature of the special business - must be sent to shareholders, each director, and the auditor not less than 21 days prior to the meeting, although, as a result of applicable securities laws, the time for notice is effectively longer. Under the BCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

A quorum for meetings of shareholders is is one person who is a shareholder, or who is otherwise permitted to vote shares of the Company at a meeting of shareholders pursuant to these articles, present in person or by proxy. No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting. If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present: (a) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and (b) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

Holders of our common shares are entitled to attend meetings of our shareholders. Except as otherwise provided with respect to any particular series of preferred shares, and except as otherwise required by law, the holders of our preferred shares are not entitled as a class to receive notice of or to attend or vote at any meetings of our shareholders. Our directors, our secretary (if any), our auditor and any other persons invited by our Chairman or directors or with the consent of those at the meeting are entitled to attend any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Under the BCA, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCA. The notice must include information on the business the shareholder intends to bring before the meeting.

Our articles do not require that shareholders provide us with advance notice of their intention to nominate any persons other than those nominated by management for election to our board of directors at a meeting of shareholders.

Removal of Directors

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy. The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

Alterations

The Company may:

(a)   either by directors’ resolution or by ordinary resolution, at the election of the directors in their sole discretion: (1) create one or more classes or series of shares or, if none of the shares of a class are allotted or issued, eliminate that class of shares; (2) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established; (3) subdivide or consolidate all or any of its unissued, or fully paid issued, shares; (4) if the Company is authorized to issue shares of a class of shares with par value: (i) decrease the par value of those shares; or (ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares; (5) change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value; (6) alter the identifying name of any of its shares; (7) otherwise alter its shares or authorized share structure when required or permitted to do so by the BCA; or

(b)   by ordinary resolution otherwise alter its shares or authorized share structure; and alter its Articles and Notice of Articles accordingly.

The Company may by directors’ resolution or by ordinary resolution, in each case as determined by the directors, authorize an alteration of its Notice of Articles in order to change its name.

Change of Control

Our articles do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

Under the BCA, a bidder seeking to acquire us would need - on a compulsory acquisition (tender offer) - to receive shareholder acceptance in respect to 90% of our outstanding shares. If this 90% threshold is not achieved in the offer, under the BCA, the bidder would not be able to complete a "second step merger" to obtain 100% control of us. Although 50% is the more common tender offer under U.S. law, an offer of 90% of our outstanding shares will likely be a condition in a tender offer to acquire us.

Additionally, The Investment Canada Act requires that a "non-Canadian," as defined therein, file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a Canadian business, where prescribed financial thresholds are exceeded. Otherwise, there are no limitations either under the laws of Canada or in the Company's articles on the rights of non-Canadians to hold or vote the Company's common shares. (Given our current size and industry, we do not believe these rules would apply to us.)

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders.

Dividend Policy

We have not declared or paid any cash dividends and do not intend to pay cash dividends in the near future on our common shares. Cash dividends, if any, that may be paid in the future to holders of common shares will be payable when, as and if declared by our board of directors based upon the board's assessment of our financial condition, our earnings, our need for funds, whether any preferred shares are outstanding, to the extent the preferred shares have a prior claim to dividends and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

INCOME TAX CONSIDERATIONS

You should consult your own professional advisers to obtain advice on the income tax consequences that apply to you.

Canadian Income Tax Consequences

You should consult your own professional advisers to obtain advice on the income tax consequences that apply to you.

We consider that the following summary fairly describes the principal Canadian federal income tax consequences applicable to a holder of our common shares who at all material times deals at arm's length with our Company, who holds all common shares as capital property, who is resident in the United States, who is not a resident of Canada and who does not use or hold and is not deemed to use or hold, his common shares of our Company in connection with carrying on a business in Canada (a "non-resident holder"). It is assumed that the common shares will at all material times be listed on a stock exchange that is prescribed for purposes of the Income Tax Act (Canada) (the "ITA") and regulations thereunder. Investors should be aware that the Canadian federal income tax consequences applicable to holders of our common shares will change if, for any reason, we cease to be listed on a prescribed stock exchange. Accordingly, holders and prospective holders of our common shares should consult with their own tax advisors with respect to the income tax consequences of them purchasing, owing and disposing of our common shares should we cease to be listed on a prescribed stock exchange.

This summary is based upon the current provisions of the ITA, the regulations there under, the Canada-United States Tax Convention as amended by the Protocols thereto (the "Treaty") as at the date of the registration statement and the currently publicly announced administrative and assessing policies of the Canada Revenue Agency (the "CRA"). This summary does not take into account Canadian provincial income tax consequences. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action. This summary does, however, take into account all specific proposals to amend the ITA and regulations there under, publicly announced by the Government of Canada to the date hereof.

This summary does not address potential tax effects relevant to our Company or those tax considerations that depend upon circumstances specific to each investor. Accordingly, holders and prospective holders of our common shares should consult with their own tax advisors with respect to the income tax consequences to them of purchasing, owning and disposing of common shares in our Company.

Dividends

The ITA provides that dividends and other distributions deemed to be dividends paid or deemed to be paid by a Canadian resident corporation (such as our Company) to a non-resident of Canada shall be subject to a non-resident withholding tax equal to 25% of the gross amount of the dividend of deemed dividend. Provisions in the ITA relating to dividend and deemed dividend payments to and gains realized by non-residents of Canada, who are residents of the United States, are subject to the Treaty. The Treaty may reduce the withholding tax rate on dividends as discussed below.

Article X of the Treaty as amended by the US-Canada Protocol ratified on November 9, 1995 provides a 5% withholding tax on gross dividends or deemed dividends paid to a United States corporation which beneficially owns at least 10% of the voting stock of the Company paying the dividend. In cases where dividends or deemed dividends are paid to a United States resident (other than a corporation) or a United States corporation which beneficially owns less than 10% of the voting stock of a company, a withholding tax of 15% is imposed on the gross amount of the dividend or deemed dividend paid. We would be required to withhold any such tax from the dividend and remit the tax directly to CRA for the account of the investor.

The reduction in withholding tax from 25%, pursuant to the Treaty, will not be available:

(a) if the shares in respect to which the dividends are paid formed part of the business property or were otherwise effectively connected with a permanent establishment or fixed base that the holder has or had in Canada within the 12 months preceding the disposition, or

(b) the holder is a U.S. LLC which is not subject to tax in the U.S.

The Treaty generally exempts from Canadian income tax dividends paid to a religious, scientific, literary, educational, or charitable organization or to an organization exclusively administering a pension, retirement or employee benefit fund or plan, if the organization is resident in the U.S. and is exempt from income tax under the laws of the U.S.

Capital Gains

A non-resident holder is not subject to tax under the ITA in respect to capital gains realized upon the disposition of one of our shares unless the share represents "taxable Canadian property" to the holder thereof. Our common shares will be considered taxable Canadian property of a non-resident holder only if:

(a) the non-resident holder;

(b) persons with whom the non-resident holder did not deal at arm's length; or

(c) the non-resident holder and persons with whom he did not deal at arm's length;

owned not less than 25% of the issued shares of any class or series of our Company at any time during the five-year period preceding the disposition. In the case of a non-resident holder to whom shares of our Company represent taxable Canadian property and who is resident in the United States, no Canadian taxes will generally be payable on a capital gain realized on such shares by reason of the Treaty unless:

(a) the value of such shares is derived principally from real property (including resource property) situated in Canada,

(b) the holder was resident in Canada for 120 months during any period of 20 consecutive years preceding and at any time during the 10 years immediately preceding, the disposition and the shares were owned by him when he ceased to be a resident of Canada,

(c) they formed part of the business property or were otherwise effectively connected with a permanent establishment or fixed base that the holder has or had in Canada within the 12 months preceding the disposition, or

(d) the holder is a U.S. LLC which is not subject to tax in the U.S.

If subject to Canadian tax on such a disposition, the taxpayer's capital gain (or capital loss) from a disposition is the amount by which the taxpayer's proceeds of disposition exceed (or are exceeded by) the aggregate of the taxpayer's adjusted cost base of the shares and reasonable expenses of disposition. For Canadian income tax purposes, the "taxable capital gain" is equal to one-half of the capital gain.

RRSP

Not all securities are eligible for investment in a registered retirement savings plan (RRSP). You should consult your own professional advisers to obtain advice on the RRSP eligibility of these securities.

U.S. Federal Income Tax Consequences

The following is a discussion of the material United States Federal income tax consequences, under current law, applicable to a U.S. Holder (as defined below) of our common shares who holds such shares as capital assets. This discussion does not address all potentially relevant Federal income tax matters and it does not address consequences peculiar to persons subject to special provisions of Federal income tax law, such as those described below as excluded from the definition of a U.S. Holder. In addition, this discussion does not cover any state, local, or foreign tax consequences. (See "Canadian Federal Income Tax Consequences" above.)

The following discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS and court decisions that are currently applicable. Any or all of these could be materially and adversely changed (possibly on a retroactive basis) at any time. In addition, this discussion does not consider the potential effects (both adverse and beneficial) of any recently proposed legislation which, if enacted, could be applied (possibly on a retroactive basis) at any time.

The discussion below does not address potential tax effects relevant to our Company or those tax considerations that depend upon circumstances specific to each investor. In addition, this discussion does not address the tax consequences that may be relevant to particular investors subject to special treatment under certain U.S. Federal income tax laws, such as, dealers in securities, tax-exempt entities, banks, insurance companies and non-U.S. Holders. Purchasers of our common shares should therefore satisfy themselves as to the overall tax consequences of their ownership of our common shares, including the State, local and foreign tax consequences thereof (which are not reviewed herein) and should consult their own tax advisors with respect to their particular circumstances.

U.S. Holders

As used herein, a "U.S. Holder" includes a beneficial holder of common shares of our Company who is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, any trust if a US court is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust, any entity created or organized in the United States which is taxable as a corporation for U.S. tax purposes and any other person or entity whose ownership of common shares of our Company is effectively connected with the conduct of a trade or business in the United States. A U.S. Holder does not include persons subject to special provisions of Federal income tax law such as tax-exempt organizations, qualified retirement plans, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non-resident alien individuals or foreign corporations whose ownership of our common shares is not effectively connected with the conduct of a trade or business in the United States and shareholders who acquired their shares through the exercise of employee stock options or otherwise as compensation.

Dividend Distribution on Shares of our Company

U.S. Holders receiving dividend distributions (including constructive dividends) with respect to the common shares of our Company are required to include in gross income for United States Federal income tax purposes the gross amount of such distributions to the extent that we have current or accumulated earnings and profits, without reduction for any Canadian income tax withheld from such distributions. Such Canadian tax withheld may be deducted or may be credited against actual tax payable, subject to certain limitations and other complex rules, against the U.S. Holder's United States Federal taxable income (see "Foreign Tax Credit" below). To the extent that distributions exceed our current or accumulated earnings and profits, these distributions will be treated first as a return of capital to the extent of the shareholder's basis in the common shares of our Company and thereafter as gain from the sale or exchange of the common shares of our Company. Preferential tax rates for net long-term capital gains may be applicable to a U.S. holder whether they be an individual, estate, or trust.

In general, dividends paid on our common shares will not be eligible for the dividends received deduction provided to corporations receiving dividends from certain United States corporations.

Foreign Tax Credit

A U.S. Holder who pays (or who has had withheld from distributions) Canadian income tax with respect to the ownership of our common shares may be entitled, at the election of the U.S. Holder, to either a deduction or a tax credit for such foreign tax paid or withheld. This election is made on a year-by-year basis and generally applies to all foreign income taxes paid by (or withheld from) the U.S. Holder during that year. There are significant and complex limitations which apply to the credit, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder's United States income tax liability that the U.S. Holder's foreign source income bears to his or its world-wide taxable income. In determining the application of this limitation, the various items of income and deduction must be classified into foreign and domestic sources. Complex rules govern income such as "passive income", "high withholding tax interest", "financial services income", "shipping income" and certain other classifications of income. A U.S. Holder who is treated as a domestic U.S. corporation owning 10% or more of our voting stock is also entitled to a deemed paid foreign tax credit in certain circumstances for the underlying foreign tax of our Company related to dividends received or Subpart F income received from us. (See the discussion below of Controlled Foreign Corporations). The availability of the foreign tax credit and the application of the limitations on the foreign tax credit are fact specific and holders and prospective holders of our common shares should consult their own tax advisors regarding their individual circumstances.

Disposition of Common Shares

If a "U.S. Holder" is holding shares as a capital asset, a gain or loss realized on a sale of our common shares will generally be a capital gain or loss and will be long-term if the shareholder has a holding period of more than one year. However, gains realized upon sale of our common shares may, under certain circumstances, be treated as ordinary income if we were determined to be a "collapsible corporation" within the meaning of Code Section 341 based on the facts in existence on the date of the sale (See below for definition of "collapsible corporation"). The amount of gain or loss recognized by a selling U.S. Holder will be measured by the difference between (i) the amount realized on the sale and (ii) his tax basis in our common shares. Capital losses are deductible only to the extent of capital gains. However, in the case of taxpayers other than corporations (U.S.) $3,000 ($1,500 for married individuals filing separately) of capital losses are deductible against ordinary income annually. In the case of individuals and other non-corporate taxpayers, capital losses that are not currently deductible may be carried forward to other years. In the case of corporations, capital losses that are not currently deductible are carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year.

A "collapsible corporation" is a corporation that is formed or availed principally to manufacture, construct, produce, or purchase prescribed types or property that the corporation holds for less than three years and that generally would produce ordinary income on its disposition with a view to the shareholders selling or exchanging their stock and thus realizing gain before the corporation realizes two thirds of the taxable income to be derived from prescribed property. Prescribed property includes: stock in trade and inventory; property held primarily for sale to customers in the ordinary course of business; unrealized receivables or fees, consisting of rights to payment for noncapital assets delivered or to be delivered, or services rendered or to be rendered to the extent not previously included in income, but excluding receivables from selling property that is not prescribed; and property gain on the sale of which is subject to the capital gain/ordinary loss rule. Generally, a shareholder who owns directly or indirectly five percent or less of the outstanding stock of the corporation may treat gain on the sale of his shares as capital gain.

Other Considerations for U.S. Holders

In the following circumstances, the above sections of this discussion may not describe the United States Federal income tax consequences resulting from the holding and disposition of common shares of the Registrant. Our management is of the opinion that there is little, if not, any likelihood that we will be deemed a "Foreign Personal Holding Company", a "Foreign Investment Company" or a "Controlled Foreign Corporation" (each as defined below) under current and anticipated conditions.

Foreign Personal Holding Company

If at any time during a taxable year more than 50% of the total combined voting power or the total value of our outstanding shares is owned, actually or constructively, by five or fewer individuals who are citizens or residents of the United States and 60% or more of our gross income for such year was derived from certain passive sources (e.g., from dividends received from its subsidiaries), we would be treated as a "foreign personal holding company." In that event, U.S. Holders that hold common shares in our capital would be required to include in income for such year their allocable portion of our passive income which would have been treated as a dividend had that passive income actually been distributed.

Foreign Investment Company

If 50% or more of the combined voting power or total value of our outstanding shares are held, actually or constructively, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts other than foreign estates or trusts (as defined by the Code Section 7701(a)(31)) and we are found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest therein, it is possible that we might be treated as a "foreign investment company" as defined in Section 1246 of the Code, causing all or part of any gain realized by a U.S. Holder selling or exchanging our common shares to be treated as ordinary income rather than capital gains.

Passive Foreign Investment Company

A U.S. Holder who holds stock in a foreign corporation during any year in which such corporation qualifies as a passive foreign investment company ("PFIC") is subject to U.S. federal income taxation of that foreign corporation under one of two alternative tax methods at the election of each such U.S. Holder.

Section 1297 of the Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of its gross income is "passive income," which includes interest, dividends and certain rents and royalties or (ii) the average percentage, by value (or, if the Company is a controlled foreign corporation or makes an election, adjusted tax basis), of its assets that produce or are held for the production of "passive income" is 50% or more. For taxable years of U.S. persons beginning after December 31, 1997 and for tax years of foreign corporations ending with or within such tax years, the

Taxpayer Relief Act of 1997 provides that publicly traded corporations must apply this test on a fair market value basis only. We believe that we currently do not qualify as a PFIC because our passive income producing assets are less than 50% of our total assets.

As a PFIC, each U.S. Holder must determine under which of the alternative tax methods it wishes to be taxed. Under one method, a U.S. Holder who elects in a timely manner to treat the Registrant as a Qualified Electing Fund ("QEF"), as defined in the Code, (an "Electing U.S. Holder") will be subject, under Section 1293 of the Code, to current federal income tax for any taxable year in which we qualify as a PFIC on his pro-rata share of our (i) "net capital gain" (the excess of net long-term capital gain over net short-term capital loss), which will be taxed as long-term capital gain to the Electing U.S. Holder and (ii) "ordinary earnings" (the excess of earnings and profits over net capital gain), which will be taxed as ordinary income to the Electing U.S. Holder, in each case, for the U.S. Holder's taxable year in which (or with which) our taxable year ends, regardless of whether such amounts are actually distributed. Such an election, once made shall apply to all subsequent years unless revoked with the consent of the IRS.

A QEF election also allows the Electing U.S. Holder to (i) generally treat any gain realized on the disposition of his common shares (or deemed to be realized on the pledge of his common shares) as capital gain; (ii) treat his share of our net capital gain, if any, as long-term capital gain instead of ordinary income, and (iii) either avoid interest charges resulting from PFIC status altogether (see discussion of interest charge below), or make an annual election, subject to certain limitations, to defer payment of current taxes on his share of our annual realized net capital gain and ordinary earnings subject, however, to an interest charge. If the Electing U.S. Holder is an individual, such an interest charge would be not deductible.

The procedure a U.S. Holder must comply with in making a timely QEF election will depend on whether the year of the election is the first year in the U.S. Holder's holding period in which we are a PFIC. If the U.S. Holder makes a QEF election in such first year, (sometimes referred to as a "Pedigreed QEF Election"), then the U.S. Holder may make the QEF election by simply filing the appropriate documents at the time the U.S. Holder files its tax return for such first year. If, however, we qualified as a PFIC in a prior year, then the U.S. Holder may make an "Unpedigreed QEF Election" by recognizing as an "excess distribution" (i) under the rules of Section 1291 (discussed below), any gain that he would otherwise recognize if the U.S. Holder sold his stock on the qualification date (Deemed Sale Election) or (ii) if we are a controlled foreign corporation ("CFC"), the Holder's pro rata share of the corporation's earnings and profits (Deemed Dividend Election) (But see "Elimination of Overlap Between Subpart F Rules and PFIC Provisions"). The effect of either the deemed sale election or the deemed dividend election is to pay all prior deferred tax, to pay interest on the tax deferral and to be treated thereafter as a Pedigreed QEF as discussed in the prior paragraph. With respect to a situation in which a Pedigreed QEF election is made, if we no longer qualify as a PFIC in a subsequent year, normal Code rules and not the PFIC rules will apply.

If a U.S. Holder has not made a QEF Election at any time (a "Non-electing U.S. Holder"), then special taxation rules under Section 1291 of the Code will apply to (i) gains realized on the disposition (or deemed to be realized by reason of a pledge) of his common shares and (ii) certain "excess distributions", as specially defined, by our Company. An "excess distribution" is any current-year distribution in respect of PFIC stock that represents a ratable portion of the total distributions in respect of the stock during the year that exceed 125% of the average amount of distributions in respect of the stock during the three preceding years.

A Non-electing U.S. Holder generally would be required to pro-rate all gains realized on the disposition of his common shares and all excess distributions over the entire holding period for the common shares. All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to our first taxable year during such U.S. Holder's holding period and beginning after January, 1987 for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income. The Non-electing U.S. Holder also would be liable for interest on the deferred tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year. A Non-electing U.S. Holder that is an individual is not allowed a deduction for interest on the deferred tax liability. The portions of gains and distributions that are not characterized as "excess distributions" are subject to tax in the current year under the normal tax rules of the Internal Revenue Code.

If we are a PFIC for any taxable year during which a Non-electing U.S. Holder holds common shares, then we will continue to be treated as a PFIC with respect to such common Shares, even if it is no longer by definition a PFIC. A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules discussed above for Non-Electing U.S. Holders) as if such common shares had been sold on the last day of the last taxable year for which it was a PFIC.

Under Section 1291(f) of the Code, the Department of the Treasury has issued proposed regulations that would treat as taxable certain transfers of PFIC stock by Non-electing U.S. Holders that are generally not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations and transfers at death. If a U.S. Holder makes a QEF Election that is not a Pedigreed Election (i.e., it is made after the first year during which we are a PFIC and the U.S. Holder holds our shares) (a "Unpedigreed Election"), the QEF rules apply prospectively but do not apply to years prior to the year in which the QEF first becomes effective. U.S. Holders should consult their tax advisors regarding the specific consequences of making a Non-Pedigreed QEF Election.

Certain special, generally adverse, rules will apply with respect to the common shares while we are a PFIC whether or not it is treated as a QEF. For example, under Section 1297(b)(6) of the Code (as in effect prior to the Taxpayer Relief Act of 1997), a U.S. Holder who uses PFIC stock as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such stock.

The foregoing discussion is based on currently effective provisions of the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change. Any such change could affect the validity of this discussion. In addition, the implementation of certain aspects of the PFIC rules requires the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no assurance that any of these proposals will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. Holders of the Registrant are strongly urged to consult their own tax advisors concerning the impact of these rules on their investment in our Company. For a discussion of the impact of the Taxpayer Relief Act of 1997 on a U.S. Holder of a PFIC, see "Mark-to-Market Election for PFIC Stock Under the Taxpayer Relief Act of 1997" and "Elimination of Overlap Between Subpart F Rules and PFIC Provisions" below.

Mark-to-Market Election for PFIC Stock under the Taxpayer Relief Act of 1997

The Taxpayer Relief Act of 1997 provides that a U.S. Holder of a PFIC may make a mark-to-market election with respect to the stock of the PFIC if such stock is marketable as defined below. This provision is designed to provide a current inclusion provision for persons that are Non-Electing Holders. Under the election, any excess of the fair market value of the PFIC stock at the close of the tax year over the Holder's adjusted basis in the stock is included in the Holder's income. The Holder may deduct any excess of the adjusted basis of the PFIC stock over its fair market value at the close of the tax year. However, deductions are limited to the net mark-to-market gains on the stock that the Holder included in income in prior tax years, or so called "unreversed inclusions." For purposes of the election, PFIC stock is marketable if it is regularly traded on (1) a national securities exchange that is registered with the SEC, (2) the national market system established under Section II A of the Exchange Act, or (3) an exchange or market that the IRS determines has rules sufficient to ensure that the market price represents legitimate and sound fair market value.

A Holder's adjusted basis of PFIC stock is increased by the income recognized under the mark-to-market election and decreased by the deductions allowed under the election. If a U.S. Holder owns PFIC stock indirectly through a foreign entity, the basis adjustments apply to the basis of the PFIC stock in the hands of the foreign entity for the purpose of applying the PFIC rules to the tax treatment of the U.S. owner.

Similar basis adjustments are made to the basis of the property through which the U.S. persons hold the PFIC stock.

Income recognized under the mark-to-market election and gain on the sale of PFIC stock with respect to which an election is made is treated as ordinary income. Deductions allowed under the election and loss on the sale of PFIC with respect to which an election is made, to the extent that the amount of loss does not exceed the net mark-to-market gains previously included, are treated as ordinary losses. The U.S. or foreign source of any income or losses is determined as if the amount were a gain or loss from the sale of stock in the PFIC.

If PFIC stock is owned by a CFC (discussed below), the CFC is treated as a U.S. person that may make the mark-to-market election. Amounts includible in the CFC's income under the election are treated as foreign personal holding company income and deductions are allocable to foreign personal holding company income.

The above provisions apply to tax years of U.S. persons beginning after December 31, 1997, and to tax years of foreign corporations ending with or within such tax years of U.S. persons.

The rules of Code Section 1291 applicable to nonqualified funds as discussed above generally do not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. If Code Section 1291 is applied and a mark-to-market election was in effect for any prior tax year, the U.S. Holder's holding period for the PFIC stock is treated as beginning immediately after the last tax year of the election. However, if a taxpayer makes a mark-to-market election for PFIC stock that is a nonqualified fund after the beginning of a taxpayer's holding period for such stock, a co-ordination rule applies to ensure that the taxpayer does not avoid the interest charge with respect to amounts attributable to periods before the election.

Controlled Foreign Corporation Status

If more than 50% of the voting power of all classes of stock or the total value of the stock of our Company is owned, directly or indirectly, by U.S. Holders, each of whom own after applying rules of attribution 10% or more of the total combined voting power of all classes of stock of our Company, we would be treated as a "controlled foreign corporation" or "CFC" under Subpart F of the Code. This classification would bring into effect many complex results including the required inclusion by such 10% U.S. Holders in income of their pro rata shares of "Subpart F income" (as defined by the Code) of our Company and our earnings invested in "U.S. property" (as defined by Section 956 of the Code). In addition, under Section 1248 of the Code if we are considered a CFC at any time during the five-year period ending with the sale or exchange of its stock, gain from the sale or exchange of common shares of our Company by such a 10% U.S. Holder of our common shares at any time during the five-year period ending with the sale or exchange is treated as ordinary dividend income to the extent of our earnings and profits attributable to the stock sold or exchanged. Because of the complexity of Subpart F and because we may never be a CFC, a more detailed review of these rules is beyond the scope of this discussion.

Elimination of Overlap between Subpart F Rules and PFIC Provisions

Under the Taxpayer Relief Act of 1997, a PFIC that is also a CFC will not be treated as a PFIC with respect to certain 10% U.S. Holders. For the exception to apply, (i) the corporation must be a CFC within the meaning of section 957(a) of the Code and (ii) the U.S. Holder must be subject to the current inclusion rules of Subpart F with respect to such corporation (i.e., the U.S. Holder is a "United States Shareholder," see "Controlled Foreign Corporation," above). The exception only applies to that portion of a U.S. Holder's holding period beginning after December 31, 1997. For that portion of a United States Holder before January 1, 1998, the ordinary PFIC and QEF rules continue to apply.

As a result of this new provision, if we were ever to become a CFC, U.S. Holders who are currently taxed on their pro rata shares of Subpart F income of a PFIC which is also a CFC will not be subject to the PFIC provisions with respect to the same stock if they have previously made a Pedigreed QEF Election. The PFIC provisions will however continue to apply to U.S Holders for any periods in which Subpart F does not apply (for example he is no longer a 10% Holder or we are no longer a CFC) and to U.S. Holders that did not make a Pedigreed QEF Election unless the U.S. Holder elects to recognize gain on the PFIC shares held in our Company as if those shares had been sold.

ALL PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF PURCHASING THE COMMON SHARES OF OUR COMPANY.

FATCA

The U.S. Foreign Account Tax Compliance Act ("FATCA") will generally impose a 30% withholding tax on dividends on our common shares (and, beginning January 1, 2017, on the gross proceeds of a disposition of common shares) that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code and the Treasury regulations thereunder) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, or is otherwise exempt from FATCA withholding; and (ii) a "non-financial foreign entity" (as that term is defined in Section 1472(d) of the Code and the Treasury regulations thereunder) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements, or otherwise is exempt from FATCA withholding. Intergovernmental agreements entered into between the United States and a foreign jurisdiction may modify these requirements. A Non-U.S. Holder should consult its own tax advisor regarding the application of this legislation to it. FATCA withholding will apply to dividends paid on shares of our common shares and commencing January 1, 2017, to gross proceeds from the disposition of our common shares.

Pricing of the Offering

Prior to the offering, there has been no public market for our securities. The initial public offering price was determined by negotiation between us and Dalmore. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this offering circular and otherwise available to Dalmore;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by Dalmore and us.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are limits on how many shares an investor may purchase if the offering does not result in a listing on a national securities exchange. The following would apply unless we are able to obtain a listing on a national securities exchange.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares of our Common Stock in the offering;

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of shares of our Common Stock in the offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This offering will start on or after the date that the offering is qualified by the SEC and will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is three years after this offering has been qualified by the SEC or (3) the date on which this offering is earlier terminated by us in our sole discretion.

Procedures for Subscribing

All shares shall be sold by Dalmore.  Dalmore intends to use its online platform to provide technology tools to allow for the sales of securities in this offering. In addition, Dalmore may engage selling agents in connection with the offering to assist with the placement of securities.

In order to invest, you will subscribe to the offering via the online platform hosted by Dalmore and will agree to the terms of the offering, the subscription agreement and any other relevant exhibit attached thereto. When subscribing through the online platform, payment to the escrow account may be made by ACH electronic transfer, wire transfer of immediately available funds, and credit or debit cards. The minimum subscription amount is $300.

Escrow Account. We may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors who participate in this offering will be required to deposit their subscription funds in an escrow account held at Enterprise Bank, which refer to as the escrow agent, and such funds that the escrow agent receives shall remain in escrow until a closing has occurred. Upon closing, funds tendered by investors will be made available to us for our use.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. The escrow agent will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable. Upon a closing, the subscription funds will be removed from the escrow account and transferred to our account and our transfer agent will make record of shares owned and deliver a statement to each investor.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth. For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in this offering.

In order to purchase the shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Selling Shareholders

The shares being offered for resale by the selling shareholders consist of 2,000,000 shares of our common stock held by 2 shareholders.  The shares being offered by the selling shareholders hereby are being qualified to permit public secondary trading by the selling shareholders and the sale of such shares by the Dalmore in this Offering, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this offering circular.

Dalmore has agreed to sell shares offered by the selling shareholders on a basis of 1 selling shareholder share for each 1.5 shares offered by the Company until such time as the resale shares have all been sold; provided, however, no shares held by the selling shareholders will be sold until the Company has sold shares in the amount of at least $8,000,000.  After the Company has sold $8,000,000 in shares, Dalmore will sell shares on behalf of both the Company and the selling shareholders who desire to sell shares.  If more than one selling shareholder desires to sell shares, such shares shall be offered on a pro-rata basis by Dalmore.  No commissions will be paid to Dalmore with respect to the sale of the resale shares.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby will be passed upon for us by Kunzler Bean & Adamson, Salt Lake City, UT.

EXPERTS

The financial statements of the Company (formerly Future Burger Corp.) for the years ended May 31, 2022 and 2021 and the consolidated financial statements for the Company for the year ended May 31, 2023 and the period from incorporation on November 5, 2021 through May 31, 2022 have been audited by Davidson & Company, LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Regulation A offering statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the offering statement and the exhibits and schedules filed thereto. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. Upon the completion of this offering, we will be required to file periodic reports, proxy statements, and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet website that contains reports, proxy statements and other information about offerors, like us, that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

ATELIER MEATS CORP.

(formerly Future Burger Corp.)

Consolidated Financial Statements

For the years ended May 31, 2022 and 2021

(Expressed in Canadian dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of Atelier Meats Corp. (formerly Future Burger Corp.)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Future Burger Corp. (the “Company”), as of May 31, 2022 and 2021 and the related consolidated statements of loss and comprehensive loss, changes in cash flows, and statement of equity for the years ended May 31, 2022 and 2021, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended May 31, 2022 and 2021 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

/s/ DAVIDSON & COMPANY LLP

Vancouver, CanadaChartered Professional Accountants

September 28, 2023

FUTURE BURGER CORP.

Consolidated Statements of Financial Position

For the years ended May 31, 2022 and 2021

(Expressed in Canadian dollars)

Note		May 31, 2022	May 31, 2021
ASSETS Current Cash		$ 1,574,104	$ 86,585
Prepaid expenses and deposits		19,088	-
Receivables		27,838	332
Deferred share issuance costs		-	2,995
		1,621,030	89,912
Intangible asset5		-	300,000
Total assets		1,621,030	389,912
LIABILITIES Current Accounts payable and accrued liabilities	6,8	194,319	26,931
Total liabilities		194,319	26,931
SHAREHOLDERS’ EQUITY Share capital	7(b)	11,605,203	300,050
Shares to be issued		-	86,600
Deficit		(10,178,492)	(23,669)
Total shareholders’ equity		1,426,711	362,981
Total liabilities and shareholders’ equity		1,621,030	389,912
Nature of operations and going concern (Note 1) Subsequent events (Note 12)
Approved and authorized for issue on behalf of the Board of Directors:

/s/ “Leighton Bocking”

Director

The accompanying notes are an integral part of these consolidated financial statements.

FUTURE BURGER CORP.

Consolidated Statements of Loss and Comprehensive Los

For the years ended May 31, 2022 and 2021s

(Expressed in Canadian dollars, except for per share amounts and number of shares)

Years ended May 31,

	Note	2022	2021
		$	$
Operating expenses
Advertising		250,000	2,846
Consulting fees	8	210,000	-
General and administrative		5,746	65
Professional fees		67,172	20,758
Operating loss		532,918	23,669
Other expenses
Acquisition expense	2(b),4	9,321,905	-
Impairment of intangible asset	5	300,000	-
Net loss and comprehensive loss		10,154,823	23,669
Net loss per share
Basic and diluted		3.31	0.03
Weighted average number of common shares
Basic and diluted	3,066,389		767,123

The accompanying notes are an integral part of these consolidated financial statements.

Years ended May 31,

FUTURE BURGER CORP.

Consolidated Statements of Cash Flows

For the years ended May 31, 2022 and 2021

(Expressed in Canadian dollars)

	2022	2021
	$	$
Operating activities:
Net loss for the year	(10,154,823)	(23,669)
Items not affecting cash:
Acquisition expense	9,321,905	-
Impairment of intangible asset	300,000	-
Changes in non-cash working capital items: Prepaid expenses and deposits	(19,088)	-
Receivables	(24,493)	(332)
Accounts payable and accrued liabilities	151,388	23,936
Net cash used in operating activities	(425,111)	(65)
Investing activities:
Cash acquired in acquisition of Triumph Brands Inc.	367,439	-
Net cash provided by investing activities	367,439	-
Financing activities:
Shares issued in private placement	1,695,900	-
Subscriptions received in advance	-	86,600
Share issuance cost	(150,709)	-
Net cash provided by financing activities	1,545,191	86,600
Net change in cash	1,487,519	86,535
Cash, beginning of year	86,585	50
Cash, end of year	1,574,104	86,585
Supplemental cash flow information:
Interest paid in cash	-	-
Income taxes paid in cash	-	-
Deferred share issuance cost in prior year expensed in current year	2,995	-

The accompanying notes are an integral part of these consolidated financial statements.

FUTURE BURGER CORP.
Consolidated Statements of Changes in Shareholders’ Equity
(Expressed in Canadian dollars, except number of shares)
					Total
	Common	Share	Shares to be		shareholders’
	shares	capital	issued	Deficit	equity
	#	$	$	$	$
Balance, May 31, 2020	500,000	50	-	-	50
Shares issued in the acquisition of intangible asset	1,500,002	300,000	-	-	300,000
Subscriptions received in advance	-	-	86,600	-	86,600
Net loss for the year	-	-	-	(23,669)	(23,669)
Balance, May 31, 2021	2,000,002	300,050	86,600	(23,669)	362,981
Share issued in private placement	1,341,250	1,782,500	(86,600)	-	1,695,900
Shares issued in the acquisition of Amalco2	1,002,234	2,004,468	-	-	2,004,468
Shares issued in the Transaction	39,937,463	7,671,889	-	-	7,671,889
Share issuance cost	-	(153,704)	-	-	(153,704)
Net loss for the year	-	-	-	(10,154,823)	(10,154,823)
Balance, May 31, 2022	44,280,949	11,605,203	-	(10,178,492)	1,426,711

The accompanying notes are an integral part of these consolidated financial statements.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

1.   NATURE OF OPERATIONS AND GOING CONCERN

Future Burger Corp. (the "Company") was incorporated on March 13, 2018, under the laws of Ontario, Canada. On July 19, 2022, the Company received approval for continuance in British Columbia, Canada. The Company’s head office is located at 500 - 666 Burrard Street, Vancouver, British Columbia V6C 3P6.

On August 18, 2022, the Company consolidated its issued common shares on a ratio of 10 old common shares for every 1 new post-consolidated common share. All current and comparative references to the number of common shares, the weighted average number of common shares, loss per share, and warrants have been restated to give effect to this share consolidation.

The Company is a biotechnology company in the business of developing lab-grown meats.

a)  Corporate structure and presentation

Acquisitions

On May 18, 2022, the Company incorporated two wholly owned subsidiaries named 1363554 BC Ltd. (“Subco1”) and 1363565 BC Ltd. (“Subco2”) for the purpose of acquiring Triumph Brands Corp. (“Triumph”) and Atelier Meats Corp. (“Atelier”), respectively. On May 31, 2022, Subco2 acquired Triumph (Note 4) and amalgamated with Triumph, and the name was changed to 1365362 BC Ltd. Subsequently, on May 31, 2022, Subco1 acquired Atelier through a three-cornered amalgamation described below under “Reverse takeover”. Immediately upon acquisition, Subco1 amalgamated with Atelier, and the name was changed to 1365359 BC Ltd (“Amalco1”).

Reverse takeover

On May 31, 2022, the Company acquired all of the issued and outstanding common shares of Amalco1 pursuant to a three- cornered Amalgamation Agreement (the “Transaction”) by issuing 39,937,463 common shares and 14,800,016 share purchase warrants of the Company. As a result of the Transaction, Amalco1 obtained a majority interest of the issued and outstanding shares of the Company, which constituted a reverse takeover acquisition (“RTO”) of the Company by Amalco1 for accounting purposes with Amalco1 being identified as the accounting acquirer, and the Company as the accounting subsidiary. Therefore, Amalco1 is the Company’s ultimate controlling parent company for accounting purposes. See Note 2(b) for basis of presentation of these consolidated financial statements.

b)  Going concern

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations for at least twelve months. As at May 31, 2022, the Company has a working capital surplus of $1,426,711 (May 31, 2021 - $62,981) and an accumulated deficit of $10,178,492 (May 31, 2021 - $23,669). The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or develop a profitable business. The Company’s ability to continue as a going concern is dependent upon its ability to generate positive cash flows from operations, and/or raise adequate funding through equity or debt financing to discharge its liabilities as they come due. Although the Company has been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company.

These financial statements do not include any adjustments or disclosures that would be required if assets are not realized, and liabilities and commitments are not settled in the normal course of operations. If the Company is unable to continue as a going concern, then the carrying value of certain assets and liabilities would require revaluation on a liquidation basis, which could differ materially from the values presented in the financial statements.

2.   BASIS OF PREPARATION

a)  Statement of compliance

These financial statements were approved by the Board of Directors and authorized for issue on September 28, 2023.

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

2.   BASIS OF PREPARATION (continued)

b)  Basis of presentation

These financial statements have been prepared using the historical cost basis, except for certain financial assets and liabilities, which are measured at fair value, as specified by IFRS, as well as information presented in the statements of cash flows.

The purpose of these consolidated financial statements for the years ended May 31, 2022 and May 31, 2021 (“financial statements”) is to provide general-purpose historical financial information of Future Burger Corp. excluding the operations of its accounting parent company Amalco1 in connection with the Transaction detailed in note 1(a). The consolidated statements of financial position, consolidated statements of loss and comprehensive loss, consolidated statements of cash flows, consolidated statements of changes in shareholder’s equity, and notes to the financial statements reflect those of Future Burger Corp. and its subsidiary, Amalco2 only. As a result of the RTO, Amalco1 was determined to be the accounting acquirer and therefore, the results of Amalco1 are not included in these general-purpose financial statements.

The fair value of the 39,937,463 shares issued in the Transaction was calculated as $7,671,889, representing the acquisition expense of the accounting parent (Amalco1). The acquisition expense of the accounting parent (Amalco1) was calculated as the fair value of the consideration of $9,098,600, which is the fair value of the shares that the accounting parent (Amalco1) would have had to issue to shareholders of the Company, to give shareholders of the Company the same percentage equity interest in the combined entity that results from the reverse acquisition had it taken the legal form of the accounting parent (Amalco1) acquiring the Company, less the fair value of the net assets of the Company acquired of $1,426,711. The fair value was recorded as an acquisition expense in the consolidated statements of loss and comprehensive loss, and the full value was allocated to share capital.

c)  Basis of consolidation

These financial statements include the accounts of the Company and its subsidiary Amalco2 (see Note 2(b)). All intercompany transactions and balances are eliminated on consolidation. Control exists where the parent entity has power over the investee and is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Subsidiaries are included in the financial statements from the date control commences until the date control ceases.

d)  Functional and presentation currency

These financial statements are presented in Canadian dollars, except as otherwise noted. The functional currency of the Company is the Canadian dollar (“CAD”). References to “USD$” is to United States dollars.

3.   SIGNIFICANT ACCOUNTING POLICIES

a)  Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires management to exercise significant judgments in applying the Company’s accounting policies and make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Estimates and assumptions are reviewed on an ongoing basis and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual future outcomes could differ from present estimates and assumptions, which may require material adjustments to the Company’s financial statements. Revisions to accounting estimates are accounted for prospectively.

Areas that require significant estimates and assumptions as the basis for determining the stated amounts included, but are not limited to, are as follows:

Going concern

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. Management assesses the Company’s ability to continue as a going concern at each reporting date using all quantitative and qualitative information available. This assessment, by its nature, relies on estimates and assumptions of future cash flows and other events, whose subsequent changes could materially impact the validity of the assessment.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

3.   SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of intangible assets

Intangible assets are reviewed for indicators of impairment at each reporting period end or whenever events or changes in circumstances indicate that the carrying amount of an asset exceeds its recoverable amount. The recoverable amount of an asset is the higher of its fair value, less costs to sell, and its value in use. If the carrying amount of an asset exceeds its recoverable amount, an impairment charge is recognized immediately in profit or loss by the amount by which the carrying amount of the asset exceeds the recoverable amount. If an impairment loss subsequently reverses, the carrying amount of the asset is increased to the lesser of the revised estimate of recoverable amount, and the carrying amount that would have been recorded had no impairment loss been recognized previously.

Equity-settled share-based payments

Share-based payments are measured at fair value. Share purchase warrants are measured using the Black-Scholes option pricing model based on estimated fair values of all share-based awards at the date of grant and are expensed to the statement of loss and comprehensive loss over each award’s vesting period. The Black-Scholes option pricing model utilizes subjective assumptions such as expected price volatility, expected life of the option and likelihood of vesting. Changes in these input assumptions can significantly affect the fair value estimate.

The assessment of the transactions as business combinations or asset acquisitions

Determination of whether a set of assets acquired, and liabilities assumed constitute the acquisition of a business or asset requires the Company to make certain judgments as to whether or not the assets acquired and liabilities assumed include the inputs, processes and outputs necessary to constitute a business as defined in IFRS 3 Business Combinations (“IFRS 3”). If an acquired set of assets and liabilities includes goodwill, the set is presumed to be a business.

b)  Cash

Cash is comprised of cash at banks.

c)  Intangible assets

Intangible assets are stated at cost less accumulated amortization and impairment losses. Cost includes the purchase price, any costs directly attributable to bringing the intangible asset to the condition necessary for it to be capable of operating in the manner intended by management and, where applicable, borrowing costs. Upon sale or abandonment of any intangible asset, the cost and related accumulated depreciation and impairment losses are written off and any gains or losses thereon are recognized in the statement of loss or comprehensive loss for the period.

d)  Financial instruments

Classification of financial assets

Amortized cost:

Financial assets that meet the following conditions are measured subsequently at amortized cost:

•The financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

•The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. Interest income is recognized using the effective interest method.

The Company has classified cash and receivables at amortized cost.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

3.   SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value through other comprehensive income ("FVTOCI"):

Financial assets that meet the following conditions are measured at FVTOCI:

•The financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and,

•The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The Company does not currently hold any financial instruments designated as FVTOCI.

Equity instruments designated as FVTOCI:

On initial recognition, the Company may make an irrevocable election (on an instrument-by-instrument basis) to designate investments in equity instruments that would otherwise be measured at fair value through profit or loss (“FVTPL”) to present subsequent changes in fair value in other comprehensive income. Designation at FVTOCI is not permitted if the equity investment is held for trading or if it is contingent consideration recognized by an acquirer in a business combination. Investments in equity instruments at FVTOCI are initially measured at fair value plus transaction costs. Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognized in other OCI. The cumulative gain or loss is not reclassified to the statement of loss and comprehensive loss on disposal of the equity instrument, instead, it is transferred to deficit.

The Company does not currently hold any equity instruments designated as FVTOCI.

Financial assets measured subsequently at fair value through profit or loss:

By default, all other financial assets are measured subsequently at FVTPL.

The Company, at initial recognition, may irrevocably designate a financial asset as measured at FVTPL if doing so eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

Financial assets measured at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized on the statement of loss and comprehensive loss to the extent they are not part of a designated hedging relationship.

The Company does not have any financial assets measured at FVTPL.

Classification of financial liabilities

Financial liabilities that are not contingent consideration of an acquirer in a business combination, held for trading or designated as at FVTPL, are measured at amortized cost and using an effective interest method. The Company’s financial liabilities measured at amortized cost are trade and other liabilities. The Company currently does not hold any financial liabilities at FVTPL.

e)  Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares are recognized as a deduction from equity.

The Company records proceeds from share issuances net of issue costs and any tax effects. Common shares issued for non- monetary consideration are recorded at the fair value of goods or services received or the fair value of the common shares issued if it is determined that the fair value of the goods or services cannot be reliably measured. The fair market value of the common shares issued is based upon the most recent share price agreed between the Company and arm’s length parties.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

3.   SIGNIFICANT ACCOUNTING POLICIES (continued)

f)  Share based payment

Share-based payments are measured at the fair value of the goods or services received, or the fair value of the equity instruments issued if it is determined that the fair value of the goods or services cannot be reliably measured and are recorded at the date the goods or services are received.

g)  Loss per share

The Company presents basic and diluted loss per share data for its common shares, calculated by dividing the loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted loss per share does not adjust the loss attributable to the common shareholders or the weighted average number of common shares outstanding when the effect is anti-dilutive.

h)  Taxes

Current tax expense

Current tax is the expected tax payable or receivable on the taxable earnings or loss for the period. Current tax is based on the local taxable income at the local statutory tax rate enacted or substantively enacted at the reporting date and includes adjustments to tax payable or recoverable in respect of previous periods.

Deferred tax expense

Deferred tax is accounted for using the balance sheet liability method, providing for the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and their respective tax bases.

Deferred tax liabilities are recognized for all taxable temporary differences except where the deferred tax liability arises from the initial recognition of goodwill, or the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting earnings nor taxable earnings or loss.

Deferred tax assets are recognized for all deductible temporary differences, carry forwards of unused tax losses and tax credits, to the extent that it is probable that taxable earnings will be available against which the deductible temporary differences, and the carry forward of unused tax losses can be utilized, except where the deferred tax asset related to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting earnings nor taxable earnings or loss.

The carrying amounts of deferred tax assets are reviewed at each reporting date and are adjusted to the extent that it is no longer probable that sufficient taxable earnings will be available to allow all or part of the asset to be utilized. To the extent that an asset not previously recognized fulfills the criteria for recognition, a deferred tax asset is recorded.

Deferred tax is measured on an undiscounted basis using the tax rates that are expected to apply in the period when the liability is settled or the asset is realized, based on tax rates and tax laws enacted or substantially enacted at the reporting date. Current and deferred tax relating to items recognized directly in equity is recognized in equity and not in earnings or loss.

i)  Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. In addition, parties are considered to be related if they are subject to common control or common significant influence, related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

4.   ACQUISITION OF TRIUMPH

On May 31, 2022, the Company acquired a 100% ownership interest in Triumph for 1,002,234 common shares of the Company issued to the shareholders of Triumph (the “Triumph Acquisition”). The Triumph Acquisition was structured as a three-cornered amalgamation between the Company, Triumph, and the Company’s wholly-owned subsidiary 1363554 BC Ltd. Triumph and 1363554 BC Ltd amalgamated and the amalgamated entity’s name was changed to 1365362 BC Ltd.

The shares issued as consideration in the Triumph Acquisition had an aggregate fair value on the date of issuance of $2,004,468 comprised of 1,002,234 shares with an estimated fair value of $2.00 per share.

The acquisition has been accounted for as an equity-settled share-based payment transaction within the scope of IFRS 2 Share- based Payments (“IFRS 2”). The acquisition did not qualify as a business combination under IFRS 3, as the significant inputs, processes, and outputs that together constitute a business did not exist in Triumph at the time of acquisition. Accordingly, the consideration in excess of net assets acquired was recorded to acquisition expense in accordance with IFRS 2.

A summary of the Company’s consideration and net assets acquired is as follows:
Consideration	$
Fair value of 1,002,234 common shares - no vesting period	2,004,468
Total consideration	2,004,468
Net assets acquired Cash	367,439
Receivables	3,013
Accounts payable and accrued liabilities	(16,000)
Total net assets acquired	354,452
Acquisition expense	1,650,016

Management has expensed the consideration in excess of the net assets acquired equal to $1,650,016 in accordance with IFRS 2.

5.   INTANGIBLE ASSET

A summary of the Company’s intangible asset activity is as follows:

$
Balance, May 31, 2020	-
Acquisition	300,000
Balance, May 31, 2021	300,000
Impairment	(300,000)
Balance, May 31, 2022	-

On March 27, 2021, the Company acquired a patent application and issued shares as purchase consideration (Note 7(b)). The patent application relates to a device that incorporated flavor injections into plant-based meat alternatives.

During the year ended May 31, 2022, the Company recognized an impairment loss of $300,000 on the patent application as it was determined to not be recoverable and the patent application was abandoned.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

6.ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
A summary of the Company’s accounts payable and accrued liabilities is as follows:
	May 31, 2022	May 31, 2021
	$	$
Trade payables	144,319	26,931
Accrued liabilities	50,000	-
	194,319	26,931
7.SHARE CAPITAL
a) Authorized share capital
The Company is authorized to issue an unlimited number of common shares with no par value.
b) Issued share capital

On August 18, 2022, the Company consolidated its issued share capital on a ratio of 10 old common shares for every 1 new post-consolidated common share. All current and comparative references to the number of common shares, the weighted average number of common shares, loss per share, and warrants have been restated to give effect to this share consolidation.

The Company had the following common share transactions during the year ended May 31, 2022:

•On October 10, 2021, the Company completed a non-brokered private placement and issued 500,000 common shares of the Company at $0.20 per share for gross proceeds of $100,000. Of the gross proceeds raised as part of this private placement, the Company has received $86,600 as at May 31, 2021.

•On August 11, 2021, the Company completed a non-brokered private placement and issued 321,250 common shares of the Company at $2.00 per share for gross proceeds of $642,500.

•On October 13, 2021, the Company completed a non-brokered private placement and issued 377,500 common shares of the Company at $2.00 per share for gross proceeds of $755,000.

•On October 27, 2021, the Company completed a non-brokered private placement and issued 142,500 common shares of the Company at $2.00 per share for gross proceeds of $285,000.

•On May 31, 2022, the Company issued 1,002,234 common shares of the Company pursuant to the acquisition of Triumph, with a fair value of $2,004,468.

•On May 31, 2022, the Company issued 39,937,463 common shares of the Company pursuant to the Transaction with a fair value of $7,671,889 (Note 2(b)).

•During the year ended May 31, 2022, the Company incurred $153,704 in share issuance costs related to legal and professional fees. Of the total share issuance cost, $2,995 were related to deferred share issuance costs capitalized in fiscal 2021.

The Company had the following common share transaction during the year end May 31, 2021:

•On March 27, 2021, the Company completed an asset purchase agreement with various Canadian and U.S. parties holding an intangible asset comprising of a patent application relating to a device that incorporated flavor injections into plant-based meat alternatives. The Company acquired the asset by issuing 1,500,002 common shares of the Company with a fair value of $300,000 to the vendors on March 27, 2021 (Note 5).

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

7.SHARE CAPITAL (continued) c) Share purchase warrants A summary of the Company’s share purchase warrant activity is as follows:
	Number of	Weighted average
	warrants	exercise price
Balance, May 31, 2021 and May 31, 2020	# -	$ -
Issued (Note 1(a))	14,800,016	0.07
Balance, May 31, 2022	14,800,016	0.07

A summary of the Company’s share purchase warrants outstanding as at May 31, 2022 is as follows:

Expiry date	Outstanding	Weighted average exercise price
24 months from the date of listing on a Canadian stock exchange	# 14,800,016	$ 0.07
d) Performance warrants

On May 31, 2022, the Company issued 14,776,869 performance warrants. Each performance warrant is exercisable into one common share of the Company at an exercise price of $0.17.

A summary of the Company’s performance warrants outstanding as at May 31, 2022 is as follows:

Number of
	Number of	exercisable	Weighted	Weighted
	performance	performance	average	average
Expiry date	warrants	warrants	exercise price	remaining life
	#	#	$	Years
May 30, 2023	14,776,869	-	0.17	1.00

The Company recognized $nil with respect to the performance warrants as the performance warrants vest if the Company successfully produces a structured-cultured meat prototype, as deemed to be “successful” at the sole and absolute discretion of the Directors of the Company. Due to uncertainty surrounding the ultimate vesting of the performance warrants, the Company had assigned $nil fair value until vesting occurs. Management will assess the probability of vesting at each reporting period and amend the valuation based on the results of this assessment.

8.   RELATED PARTY TRANSACTIONS

Key management personnel include those persons having the authority and responsibility of planning, directing and executing the activities of the Company. The Company had determined that its key management personnel consists of officers of the Company and non-executive members of the Company’s Board of Directors.

During the year ended May 31, 2022, the Company incurred $105,000 (2021 - $nil) in consulting fees related to an officer and director of the Company. As at May 31, 2022, the Company had $91,500 (May 31, 2021 - $nil) included in accounts payable and accrued liabilities due to related parties. The amounts are unsecured and due on demand.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

9.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

a)  Fair value measurement of financial assets and liabilities

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities;

•Level 2 - Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•Level 3 - Inputs that are not based on observable market data.

The carrying values of cash and accounts payable and accrued liabilities approximate their carrying values due to their short- term nature.

b)  Risk management

The Company’s financial instruments are exposed to certain financial risks. The risk exposures and the impact on the Company’s financial instruments are summarized below.

Credit risk

Credit risk is the risk of loss to the Company associated with the counterparty’s inability to fulfill its payment obligations. The risk for cash is mitigated by holding these instruments with highly-rated Canadian financial institutions. As at May 31, 2022, the Company expects to recover the full amount of cash.

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to fulfill its contractual obligations. The Company’s credit risk relates primarily to cash and receivables. The Company minimizes its credit risk related to cash by placing cash with major financial institutions and receivables consist of goods and sales tax receivables.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations when they become due. As at May 30, 2022, the Company is exposed to liquidity risk through accounts payable and accrued liabilities The Company endeavors to ensure that sufficient funds are raised from equity offers, after considering the existing cash balance.

The Company’s approach to managing liquidity risk is to ensure that it has sufficient cash to meet liabilities when due. As at May 31, 2022, the Company had a cash balance of $1,574,104 (May 31, 2021 - $86,585) to settle current liabilities of $194,319 (May 31, 2021- $26,931).

Foreign currency risk

The Company’s functional currency is the Canadian dollar. Foreign currency risk is the risk that the value of the Company’s financial instruments denominated in foreign currencies will fluctuate due to changes in foreign exchange rates. Changes in the exchange rate between foreign currencies and the Canadian Dollar could have a significant impact on the Company’s financial position, results of operations, and cash flows. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

The Company is mainly exposed to foreign currency risk on financial instruments (consisting of cash, prepaid expenses and deposits, and accounts payable and accrued liabilities) denominated in United States dollars.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

9.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

A summary of the Company’s net financial liabilities held in foreign currencies, expressed in Canadian dollars, is as follows:

	May 31, 2022	May 31, 2021
	$	$
Cash	4,196	210
Prepaid expenses and deposits	19,088	-
Accounts payable and accrued liabilities	(36,026)	(10,189)
	(12,742)	(9,979)

The effect of a 10% increase or decrease in the foreign exchange rate of USD$ against CAD would result in a $1,274 (2021 - $998) in the Company’s profit or loss.

10.   CAPITAL RISK MANAGEMENT

The Company’s objective when managing capital is to maintain its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders. The Company’s capital consists of all components of shareholders’ equity. The Company’s primary objective with respect to its capital management is to ensure that it has sufficient cash resources for its operations and to fund the identification and evaluation of potential acquisitions. To secure the additional capital necessary to pursue these plans, the Company may attempt to raise additional funds through the issuance of equity or by securing strategic partners. The Company monitors capital on the basis of maintaining sufficient cash flow to comply with financial obligations.

The Company is not subject to externally imposed capital requirements as at May 31, 2022.

11.   INCOME TAX

A summary of the Company’s reconciliation of income taxes at statutory rates for the years ended May 31, 2022 and 2021, is as follows:

	2022	2021
	$	$
Loss before income taxes	(10,154,823)	(23,669)
Combined federal and provincial statutory income tax rates	27%	27%
Income tax recovery at statutory rates	(2,742,000)	(6,000)
Non-deductible expenditures and non-taxable revenues	2,517,000	-
Change in statutory, foreign tax, foreign exchange rates and other	(31,000)	-
Share issuance costs	(41,000)	-
Adjustment to prior year's provision versus statutory tax returns and expiry of non-capital
losses	(1,000)	-
Temporary differences originated in the year	(20,000)	6,000
Change in unrecognized deferred tax assets	318,000	-
Income tax expense	-	-

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

11.   INCOME TAX (continued)

A summary of the Company’s significant components of unrecognized deferred tax assets is as follows:

	May 31, 2022	May 31, 2021
Deferred income tax assets:	$	$
Share issuance costs and financing fees	36,000	-
Non-Capital losses	202,000	6,000
Intangible assets	86,000	-
Deferred income tax assets	324,000	6,000
Unrecognized deferred tax assets	(324,000)	(6,000)
Net deferred tax assets	-	-

As at May 31, 2022, the Company had non-capital losses of approximately $748,000 which will expire between 2041 and 2042.

12.   SUBSEQUENT EVENTS

Subsequent to the year ended May 31, 2022, the Company had the following subsequent events:

a)  Amalgamation

On July 28, 2022, the Company amalgamated with Amalco1 and Amalco2, with Amalco1 as the resulting entity, which was concurrently renamed to Atelier Meats Corp (“NewCo”).

b)  Debt settlement

On October 7, 2022, pursuant to a debt settlement agreement, the Company issued 87,000 common shares to settle $384,000 in accounts payable and accrued liabilities.

On August 19, 2022, pursuant to a debt settlement agreement, NewCo issued 100,000 common shares to settle $30,000 in accounts payable and accrued liabilities.

On December 31, 2022, pursuant to a debt settlement agreement, NewCo issued 40,000 common shares to settle $12,000 in accounts payable and accrued liabilities.

c)  Dinamic acquisition and amalgamation

On December 1, 2022, NewCo incorporated a wholly owned subsidiary named 1389495 BC Ltd (“Subco3”) for the purpose of acquiring Dinamic IP Holdings Inc (“Dinamic”).

On January 13, 2023, Subco3 acquired Dinamic through the issuance of 2,000,256 common shares of the NewCo to Dinamic’s shareholders. Immediately upon acquisition by Subco3, the NewCo amalgamated Subco3 and Dinamic and the name of the amalgamated entity is 1395992 BC Ltd.

On March 30, 2023, the Company amalgamated with 1395992 BC Ltd, with NewCo as the existing entity. As a result of the amalgamation with Dinamic, NewCo became a reporting issuer in Alberta and British Columbia.

d)  Equity financing

On October 18, 2022, NewCo issued 418,408 units pursuant to a non-brokered private placement at $1.00 per unit for gross proceeds of $418,408. Each unit consists of one common share and one common share purchase warrant. Each whole share purchase warrant entitles the subscriber to acquire one additional share at a price of $2.00 per share purchase warrant until 24 months from the date of listing on a Canadian stock exchange.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the years ended May 31, 2022 and 2021 (Expressed in Canadian dollars, except where noted)

12. SUBSEQUENT EVENTS (continued)

e)  Performance warrants amendment

On April 28, 2023, Newco amended the terms of the performance warrants to remove a contingent vesting clause and extended the expiry date of the performance warrants from May 30, 2023 to May 30, 2024. As a result of the amendment, the performance warrants were immediately vested and exercisable on the date of amendment.

f)  Stock options

On August 12, 2022, NewCo adopted a stock option plan (the "Plan") for its directors, officers, employees and consultants to acquire common shares of NewCo at a price determined by the fair market value of the shares at the date immediately preceding the date on which the option is granted. The terms and conditions of the stock options are determined by the Board of Directors. The cumulative available incentive awards to be issued under the stock option plan shall not exceed 10% of the aggregate issued and outstanding common shares of NewCo, with no one individual being granted more than 5% of the issued and outstanding common shares. In addition, the exercise price of stock options granted under the Plan shall not be lower than the exercise price permitted by a Canadian stock exchange, and all stock options granted under the Plan will have a maximum term permitted by a Canadian stock exchange.

On February 24, 2023, NewCo granted 4,490,000 stock options to directors, officers, and consultants of NewCo. The options have a weighted average exercise price of $0.81 (USD$0.59) and an expiry date of February 24, 2028. The options vested on the date they were granted, except for 2,000,000 stock options issued to the Chief Executive Officer (“CEO”) which were scheduled to vest in the future subject to certain contingencies following the grant date.

On March 30, 2023, 2,000,000 stock options issued to the CEO were cancelled following their resignation.

On September 1, 2023, NewCo granted 100,000 stock options to a company controlled by the CFO. The options have an exercise price of $1.02 (USD$0.75), an expiry date of September 1, 2028 and were vested on the date they were granted.

ATELIER MEATS CORP.

(formerly Future Burger Corp.)

Consolidated Financial Statements

For the year ended May 31, 2023 and

the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars)

INDEPENDENT AUDITOR’S REPORT

To the Directors of Atelier Meats Corp

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Atelier Meats Corp. (formerly Future Burger Corp.) (the “Company”), as of May 31, 2023 and 2022, and the related consolidated statements of loss and comprehensive loss, cash flows, and changes in shareholders’ equity for the year ended May 31, 2023 and the period from incorporation as at November 5, 2021 to May 31, 2022, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended May 31, 2023 and the period from incorporation as at November 5, 2021 to May 31, 2022 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, certain events and conditions indicate a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021

Vancouver, Canada        Chartered Professional Accountants

November 10, 2023

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Consolidated Statements of Financial Position

(Expressed in Canadian dollars)

	Note	May 31, 2023	May 31, 2022
		$	$
ASSETS
Current
Cash		1,069,515	2,793,040
Prepaid expenses and deposits		433	19,088
Receivables		1,923	39,273
Total assets		1,071,871	2,851,401
LIABILITIES
Current
Accounts payable and accrued liabilities	6,8,9	814,853	542,593
Total liabilities		814,853	542,593
SHAREHOLDERS’ EQUITY
Share capital	7(b)	13,689,237	10,919,028
Reserves		14,563,120	71,995
Deficit		(27,995,339)	(8,682,215)
Total shareholders’ equity		257,018	2,308,808
Total liabilities and shareholders’ equity		1,071,871	2,851,401

Nature of operations and going concern (Note 1) Event after the reporting period (Note 13)

Approved and authorized for issue on behalf of the Board of Directors:

/s/ “Richard Steed”	/s/ “Michael Petter”
Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in Canadian dollars, except number of shares)

		Year ended May 31,	Period from incorporation on November 5, 2021 to May 31,
	Note	2023	2022
		$	$
Operating expenses
Advertising		101,622	72,617
Consulting fees	9	1,086,930	572,000
General and administrative		99,714	13,773
Professional fees		379,316	17,743
Provision for expected credit loss	10	81,594	-
Research and development	8	1,196,566	334,193
Salary and wages	9	23,699	-
Share-based compensation	7(e),9	2,019,382	-
		4,988,823	1,010,326
Other income (expenses)
Acquisition expense	4,5	(1,866,179)	(7,671,889)
Fair value adjustment on modification of performance warrants	7(d),9	(12,471,743)	-
Gain on debt settlement	7(b),9	12,000	-
Other income		1,621	-
Net loss and comprehensive loss		(19,313,124)	(8,682,215)
Net loss per share
Basic and diluted		(0.42)	(0.57)
Weighted average number of common shares
Basic and diluted		45,475,095	15,244,488

The accompanying notes are an integral part of these consolidated financial statements.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Consolidated Statements of Cash Flows

(Expressed in Canadian dollars)

	Year ended May 31, 2023	Period from incorporation on November 5, 2021 to May 31 2022,
	$	$
Operating activities
Net loss and comprehensive loss for the period	(19,313,124)	(8,682,215)
Adjustments for items not affecting cash:
Provision for expected credit loss	81,594	-
Share-based compensation	2,019,382	-
Acquisition expense	1,866,179	7,671,889
Fair value adjustment on modification of performance warrants	12,471,743	-
Gain on debt settlement	(12,000)	-
Changes in non-cash working capital items:
Prepaid expenses and deposits	18,655	-
Receivables	(39,219)	(11,435)
Accounts payable and accrued liabilities	684,275	348,274
Net cash used in operating activities	(2,222,515)	(673,487)
Investing activities
Cash acquired in the Transaction	-	1,574,104
Cash acquired in acquisition of Dinamic IP Holdings Inc.	143,037	-
Net cash provided by investing activities	143,037	1,574,104
Financing activities
Shares issued on incorporation	-	40
Units and shares issued in private placements	-	1,892,383
Units issued in private placement	418,408	-
Share issuance cost	(62,455)	-
Net cash provided by financing activities	355,953	1,892,423
Net change in cash	(1,723,525)	2,793,040
Cash, beginning of period	2,793,040	-
Cash, end of period	1,069,515	2,793,040
Supplemental cash flow information:
Interest paid in cash	-	-
Income taxes paid in cash	-	-
Shares issued in the Transaction	-	9,098,600
Shares issued in the acquisition of Dinamic IP Holdings Inc.	2,000,256	-
Shares issued in debt settlements	414,000	-

The accompanying notes are an integral part of these consolidated financial statements.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Consolidated Statements of Changes in Shareholders’ Equity

(Expressed in Canadian dollars, except number of shares)

	Common shares	Share capital	Reserves	Deficit	Total shareholders’ equity
	#	$	$	$	$
Balance, November 5, 2021	-	-	-	-	-
Shares issued on incorporation	5,920,001	40	-	-	40
Units and shares issued in private placements	34,017,462	1,820,388	71,995	-	1,892,383
Shares issued in the Transaction	4,343,486	9,098,600	-	-	9,098,600
Net loss and comprehensive loss for the period	-	-	-	(8,682,215)	(8,682,215)
Balance, May 31, 2022	44,280,949	10,919,028	71,995	(8,682,215)	2,308,808
Units issued in private placement	418,408	418,408	-	-	418,408
Shares issued in the acquisition of Dinamic IP Holdings Inc.	2,000,256	2,000,256	-	-	2,000,256
Shares issued in debt settlements	227,000	414,000	-	-	414,000
Share issuance costs	-	(62,455)	-	-	(62,455)
Share-based compensation	-	-	2,019,382	-	2,019,382
Fair value adjustment on modification of performance warrants	-	-	12,471,743	-	12,471,743
Net loss and comprehensive loss for the year	-	-	-	(19,313,124)	(19,313,124)
Balance, May 31, 2023	46,926,613	13,689,237	14,563,120	(27,995,339)	257,018

The accompanying notes are an integral part of these consolidated financial statements.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

1.NATURE OF OPERATIONS AND GOING CONCERN

Atelier Meats Corp. (formerly Future Burger Corp.) (the "Company") was incorporated on March 13, 2018, under the laws of Ontario, Canada. On July 19, 2022, the Company received approval for continuance in British Columbia, Canada. The Company’s head office is located at 500 - 666 Burrard Street, Vancouver, British Columbia V6C 3P6. On July 28, 2022, the Company changed its name from Future Burger Corp. to Atelier Meats Corp.

The Company is a biotechnology company in the business of developing lab-grown meats.

a)Reverse takeover, acquisition of Triumph and share consolidation

On May 18, 2022, Future Burger Corp. (“Future Burger”) incorporated two wholly-owned subsidiaries, 1363554 BC Ltd. (“Subco1”) and 1363565 BC Ltd. (“Subco2”) for the purpose of acquiring Triumph Brands Corp. (“Triumph”) and Atelier Meats Corp. (“Atelier”), respectively.

On May 31, 2022, Subco2 acquired Triumph. Concurrently upon the acquisition of Triumph, Subco2 amalgamated with Triumph and the resulting entity’s name was changed to 1365362 BC Ltd. (“Amalco2”).

Subsequently, on May 31, 2022, Future Burger acquired all of the issued and outstanding common shares of Atelier through an Amalgamation Agreement (the “Transaction”) (Note 4). Concurrently upon acquisition, Subco1 amalgamated with Atelier, and the resulting entity’s name was changed to 1365359 BC Ltd. (“Amalco1”). As a result of the Transaction, Amalco1 obtained a majority interest of the issued and outstanding shares of Future Burger, which constitutes a reverse acquisition of Future Burger by Amalco1 for accounting purposes with Amalco1 being identified as the accounting acquirer (Note 4). Accordingly, these financial statements are presented as a continuation of the business of Amalco1 and include the historical comparatives of Amalco1, being those of Atelier.

On July 28, 2022, the Company amalgamated with its subsidiaries Amalco1 and Amalco2.

On August 18, 2022, the Company consolidated its issued common shares on a ratio of 10 old common shares for every 1 new post-consolidated common share. All current and comparative references to the number of common shares, the weighted average number of common shares, loss per share, and warrants have been restated to give effect to this share consolidation.

b)Going concern

These consolidated financial statements for the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022 (the “financial statements”) have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations for at least twelve months. As at May 31, 2023, the Company had a working capital surplus of $257,018 (May 31, 2022 - $2,308,808) and an accumulated deficit of $27,995,339 (May 31, 2022 - $8,682,215). As the Company is in the research and development phase and has not recorded any revenue to date, the Company’s ability to continue as a going concern is dependent upon its ability to raise sufficient financing to acquire or develop a profitable business. Although the Company has been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company. These factors indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern.

These financial statements do not include any adjustments or disclosures that would be required if assets are not realized, and liabilities and commitments are not settled in the normal course of operations. If the Company is unable to continue as a going concern, then the carrying value of certain assets and liabilities would require revaluation on a liquidation basis, which could differ materially from the values presented in the financial statements.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

2.BASIS OF PREPARATION

a)Statement of compliance

These financial statements were approved by the Board of Directors and authorized for issue on October 3, 2023.

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee.

b)Basis of presentation

These financial statements have been prepared using the historical cost basis, except for certain financial assets and liabilities which are measured at fair value, as specified by IFRS. These financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

c)Functional and presentation currency

These financial statements are presented in Canadian dollars, except as otherwise noted. The functional currency of the Company is the Canadian dollar (“CAD”). References to “USD$” is to United States dollars.

d)Basis of consolidation

These financial statements include the financial statements of the Company and entities controlled by the Company. Control exists where the parent entity has power over the investee and is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Subsidiaries are included in the financial statements from the date control commences until the date control ceases.

All intercompany balances, transactions, and expenses have been eliminated on consolidation. These financial statements incorporate the accounts of the Company and the following subsidiaries:

Name of Subsidiary	Country of Incorporation	Percentage Ownership	Functional Currency	Consolidated until
1365359 BC Ltd.	Canada	100%	CAD	July 28, 2022
1365362 BC Ltd.	Canada	100%	CAD	July 28, 2022
Dinamic IP Holdings Inc	Canada	100%	CAD	March 30, 2023

As at May 31, 2023, the Company has amalgamated with all subsidiaries.

3.SIGNIFICANT ACCOUNTING POLICIES

a)Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires management to exercise significant judgments in applying the Company’s accounting policies and make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Estimates and assumptions are reviewed on an ongoing basis and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual future outcomes could differ from present estimates and assumptions and may require material adjustments to the Company’s financial statements. Revisions to accounting estimates are accounted for prospectively.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

3.SIGNIFICANT ACCOUNTING POLICIES (continued)

Areas involving material estimation and assumptions when determining the stated amounts in these financial statements are as follows:

Going concern

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. Management assesses the Company’s ability to continue as a going concern at each reporting date using all quantitative and qualitative information available. This assessment, by its nature, relies on estimates and assumptions of future cash flows and other events, whose subsequent changes could materially impact the validity of the assessment.

Current and deferred income taxes

The Company’s provision for income taxes is estimated based on the expected annual effective tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The current and deferred components of income taxes are estimated based on forecasted movements in temporary differences. Changes to the expected annual effective tax rate and differences between the actual and expected effective tax rate and between actual and forecasted movements in temporary differences will result in adjustments to the Company’s provision for income taxes in the period changes are made and/or differences are identified.

In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. Forecasted cash flows from operations are based on contractual revenues and expenses and planned expenses, which are internally developed and reviewed by management.

Weight is attached to tax planning opportunities that are within the Company’s control and are feasible and implementable without significant obstacles.

The likelihood that tax positions taken will be sustained upon examination by applicable tax authorities is assessed based on individual facts and circumstances of the relevant tax position evaluated in light of all available evidence.

Equity-settled share-based payments

Share-based payments are measured at fair value. Stock options, performance warrants, and share purchase warrants are measured using the Black-Scholes option pricing model based on estimated fair values of all share-based awards at the date of grant and are expensed to through profit or loss over each award’s vesting period. The Black-Scholes option pricing model utilizes subjective assumptions such as expected price volatility, expected life of the option, and likelihood of vesting. Changes in these input assumptions can significantly affect the fair value estimate.

Common shares of the Company that are issued as share-based payments are measured at the fair value of goods and services received or the fair value of common shares issued by reference to an active market where applicable. If there is no active market for common shares issued, fair value is determined by reference to the most recent cash financing for the Company’s common shares.

The assessment of the transactions as business combinations or asset acquisitions

Determination of whether a set of assets acquired, and liabilities assumed constitute a business requires the Company to make certain judgments as to whether or not the assets acquired, and liabilities assumed include the inputs, processes, and outputs necessary to constitute a business as defined in IFRS 3 Business Combinations (“IFRS 3”).

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

3.SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has determined the acquisitions of Dinamic IP Holdings Inc. (“Dinamic”) and Triumph are asset acquisitions.

a.Cash

Cash is comprised of cash deposits held in reputable financial institutions.

b.Financial instruments

Classification of financial assets

Amortized cost:

Financial assets that meet the following conditions are measured subsequently at amortized cost:

•The financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

•The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. Interest income is recognized using the effective interest method.

The Company has classified cash and receivables at amortized cost.

Fair value through other comprehensive income ("FVTOCI"):

Financial assets that meet the following conditions are measured at FVTOCI:

•The financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and,

•The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The Company does not currently hold any financial instruments designated as FVTOCI.

Equity instruments designated as FVTOCI:

On initial recognition, the Company may make an irrevocable election (on an instrument-by-instrument basis) to designate investments in equity instruments that would otherwise be measured at fair value through profit or loss (“FVTPL”) to present subsequent changes in fair value in other comprehensive income. Designation at FVTOCI is not permitted if the equity investment is held for trading or if it is contingent consideration recognized by an acquirer in a business combination. Investments in equity instruments at FVTOCI are initially measured at fair value plus transaction costs. Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognized in other OCI. The cumulative gain or loss is not reclassified to the statement of loss and comprehensive loss on disposal of the equity instrument, instead, it is transferred to deficit.

The Company does not currently hold any equity instruments designated as FVTOCI.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

3.SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial assets measured subsequently at fair value through profit or loss:

By default, all other financial assets are measured subsequently at FVTPL.

The Company, at initial recognition, may irrevocably designate a financial asset as measured at FVTPL if doing so eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

Financial assets measured at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized on the statement of loss and comprehensive loss to the extent they are not part of a designated hedging relationship.

The Company does not have any financial assets measured at FVTPL.

Classification of financial liabilities

Financial liabilities that are not contingent consideration of an acquirer in a business combination, held for trading or designated as at FVTPL, are measured at amortized cost and using an effective interest method. The Company’s financial liabilities measured at amortized cost are trade and other liabilities. The Company currently does not hold any financial liabilities at FVTPL.

c.Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares are recognized as a deduction from equity.

The Company records proceeds from share issuances net of issue costs and any tax effects. Common shares issued for non- monetary consideration are recorded at the fair value of goods or services received or the fair value of the common shares issued if it is determined that the fair value of the goods or services cannot be reliably measured. The fair value of the common shares issued is based upon the most recent share price agreed between the Company and arm’s length parties.

The Company has adopted the residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component.

d.Share purchase warrants

Share purchase warrants are classified as a component of equity and are recognized at fair value using the Black-Scholes option pricing model. Share purchase warrants are initially recorded into equity reserves and future changes in fair value are not recognized.

Upon exercise of the share purchase warrants, the Company records the proceeds and initial value allocated to equity reserves to share capital.

e.Share-based compensation

The Company has adopted a stock option plan during the period, which allows grants of options to purchase common shares by the Company’s directors, officers, employees, and consultants. The Company accounts for the stock options at their fair value and recognizes the cost as compensation expense over the vesting period, with the offset recorded to equity reserve. The amount recognized as share-based compensation expense is adjusted to reflect the number of awards for which the related service conditions are expected to be met such that the amount ultimately recognized as an expense is based on the number of awards that do meet the related service conditions at the vesting date.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

3.SIGNIFICANT ACCOUNTING POLICIES (continued)

The fair value of options granted to directors and employees is measured using the Black-Scholes option pricing model on the date of issuance. Share-based compensation to non-employees is measured at the fair value of the goods or services received, or at the fair value of the equity instruments issued if it is determined that the fair value of the goods or services received cannot be reliably measured and are recorded at the date the goods or services are received.

Consideration received on the exercise of stock options is recorded as share capital, and the amount previously recognized in equity reserves is transferred to share capital. For fully vested options that expire unexercised, the initial fair value recorded remains in reserves. The fair value of forfeited unvested options is recovered through profit or loss.

f.Research and development

Research and development expenditures are expensed in the period incurred. Product development expenditures are expensed in the period incurred unless the expenditures meet specific criteria related to technical, market, and financial feasibility for deferral and amortization. The Company’s policy is to amortize deferred product development expenditures over the expected future life of the product. Any costs incurred to establish and maintain patents for intellectual property developed internally are expensed in the period incurred. No product development expenditures have been deferred to date.

g.Loss per share

The Company presents basic and diluted loss per share data for its common shares, calculated by dividing the loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted loss per share does not adjust the loss attributable to the common shareholders or the weighted average number of common shares outstanding when the effect is anti-dilutive.

h.Taxes

Current tax expense

Current tax is the expected tax payable or receivables on the taxable earnings or loss for the period. Current tax is based on the local taxable income at the local statutory tax rate enacted or substantively enacted at the reporting date and includes adjustments to tax payable or recoverable in respect of previous periods.

Deferred tax expense

Deferred tax is accounted for using the balance sheet liability method, providing for the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and their respective tax bases.

Deferred tax liabilities are recognized for all taxable temporary differences except where the deferred tax liability arises from the initial recognition of goodwill, or the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting earnings nor taxable earnings or loss.

Deferred tax assets are recognized for all deductible temporary differences, carry forwards of unused tax losses and tax credits, to the extent that it is probable that taxable earnings will be available against which the deductible temporary differences, and the carry forward of unused tax losses can be utilized, except where the deferred tax asset related to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting earnings nor taxable earnings or loss.

The carrying amounts of deferred tax assets are reviewed at each reporting date and are adjusted to the extent that it is no longer probable that sufficient taxable earnings will be available to allow all or part of the asset to be utilized. To the extent that an asset not previously recognized fulfills the criteria for recognition, a deferred tax asset is recorded.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

3.SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred tax is measured on an undiscounted basis using the tax rates that are expected to apply in the period when the liability is settled or the asset is realized, based on tax rates and tax laws enacted or substantially enacted at the reporting date. Current and deferred tax relating to items recognized directly in equity is recognized in equity and not in earnings or loss.

i.Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. In addition, parties are considered to be related if they are subject to common control or common significant influence, related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

4.REVERSE TAKEOVER

As a result of the Transaction (Note 1(a)), the shareholders of Amalco1 obtained control of Future Burger and Amalco2 by obtaining control of the voting power of the combined entity and the resulting power to govern the financial and operating policies of the combined entities. The Transaction constitutes a reverse acquisition of Future Burger by Amalco1 and has been accounted for as a reverse acquisition transaction in accordance with the guidance provided in IFRS 2 Share-based Payments (“IFRS 2”) and IFRS 3. As Future Burger did not qualify as a business according to the definition in IFRS 3, this reverse acquisition does not constitute a business combination; rather it is treated as the issuance of shares by Amalco1 for the net assets of Future Burger and the acquisition expense, with Amalco1 as the continuing entity. Accordingly, no goodwill or intangible assets were recorded with respect to the transaction as it does not constitute a business.

For accounting purposes, Amalco1 was treated as the accounting parent company (legal subsidiary) and Future Burger has been treated as the accounting subsidiary (legal parent) in these financial statements. As Amalco1 was deemed to be the acquirer for accounting purposes, its assets, liabilities, and operations since incorporation are included in these financial statements at their historical carrying value. Amalco1’s historical results of operations have been included from November 5, 2021 and the Company’s result of operations have been included from May 31, 2022.

The outstanding warrants of Amalco1 as at the date of the Transaction were exchanged for warrants exercisable into common shares of the Company on equivalent terms. As part of the Transaction, the Company issued 14,776,869 performance warrants (“Performance Warrants”). The Company had no warrants or stock options outstanding as at the date of the Transaction.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

4.REVERSE TAKEOVER (continued)

A summary of the Company’s consideration and net assets acquired is as follows:

$
Consideration
Fair value of 4,343,486 common shares - no vesting period (1)	9,098,600
9,098,600
Net assets acquired
Cash	1,574,104
Prepaid expenses and deposits	19,088
Receivables	27,838
Accounts payable and accrued liabilities	(194,319)
1,426,711
Acquisition expense	7,671,889

(1) The Transaction was measured at the fair value of the shares that Amalco1 would have had to issue to shareholders of the Company, to give shareholders of the Company the same percentage equity interest in the combined entity that results from the reverse acquisition had it taken the legal form of Amalco1 acquiring the Company.

In accordance with IFRS 2, the consideration in excess of the net assets acquired was recognized as an acquisition expense of $7,671,889.

5.ACQUISITION OF DINAMIC

On January 13, 2023 (“Acquisition Date”), the Company acquired a 100% ownership interest in Dinamic, an intellectual property acquisition and development company, for 2,000,256 common shares of the Company issued to the shareholders of Dinamic (the “Dinamic Acquisition”). The Dinamic Acquisition was structured as a three-cornered amalgamation between the Company, Dinamic, and the Company’s wholly-owned subsidiary 1389495 BC Ltd (“Subco3”). Subco3 acquired and amalgamated with Dinamic and the amalgamated entity’s name was changed to 1395992 BC Ltd. The purpose of the acquisition was to acquire Dinamic’s status as a reporting issuer and its shareholder base in order to meet the requirements of obtaining a public listing. As a result of the acquisition of Dinamic, the Company became a non-listed reporting issuer in Alberta and British Columbia.

The shares issued as consideration in the Dinamic Acquisition had an aggregate fair value on the date of issuance of $2,000,256 comprised of 2,000,256 shares with an estimated fair value of $1.00 per share by reference to the Company’s October 18, 2022 unit financing.

The acquisition has been accounted for as an equity-settled share-based payment transaction within the scope of IFRS 2. The acquisition did not qualify as a business combination under IFRS 3, as the significant inputs, processes, and outputs that together constitute a business did not exist in Dinamic at the time of acquisition. Accordingly, the consideration in excess of net assets acquired was recorded as acquisition expense in accordance with IFRS 2.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

5.ACQUISITION OF DINAMIC (continued)

A summary of the Company’s consideration and net assets acquired is as follows:

$
Consideration
Fair value of 2,000,256 common shares	2,000,256
2,000,256
Net assets acquired
Cash	143,037
Receivables	5,025
Accounts payable and accrued liabilities (1)	(13,985)
134,077
Acquisition expense	1,866,179

(1) Included in the accounts payable and accrued liabilities is $12,910 due to Atelier. As at May 31, 2023, the amount is reclassified to an intercompany loan and is eliminated on consolidation.

On March 30, 2023, the Company amalgamated with 1395992 BC Ltd, with the Company as the continuing entity.

6.ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

A summary of the Company’s accounts payable and accrued liabilities is as follows:

	May 31, 2023	May 31, 2022
	$	$
Trade payables	411,071	146,442
Research and development payable (Note 8)	351,025	334,193
Accrued liabilities	52,757	61,958
	814,853	542,593

7.SHARE CAPITAL

a)Authorized share capital

The Company is authorized to issue an unlimited number of common shares with no par value.

b)Issued share capital

On August 18, 2022, the Company consolidated its issued share capital on a ratio of 10 pre-consolidated common shares for every 1 post-consolidated common share. All current and comparative references to the number of common shares, the weighted average number of common shares, loss per share, and warrants have been restated to give effect to this share consolidation.

During the year ended May 31, 2023, the Company had the following common share transactions:

•On June 7, 2022, the Company issued 87,000 common shares with a fair value of $174,000 at $2.00 per share as settlement of accounts payable and accrued liabilities in the amount of $384,000. As a result of the debt settlement, the Company recorded a gain on debt settlement of $210,000 in profit or loss.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

7.SHARE CAPITAL (continued)

•On August 19, 2022, the Company issued 100,000 common shares with a fair value of $200,000 at $2.00 per share as settlement of accounts payable and accrued liabilities in the amount of $30,000. As a result of the agreement, the Company recorded a loss on debt settlement of $170,000 in profit or loss.

•On October 18, 2022, the Company issued 418,408 units pursuant to a non-brokered private placement at $1.00 per unit for gross proceeds of $418,408. Each unit consists of one common share and one common share purchase warrant. Each whole share purchase warrant entitles the subscriber to acquire one additional share at a price of $2.00 per warrant until 24 months from the date of listing on a Canadian stock exchange. The warrants were accounted for under the residual method. The Company allocated the gross proceeds to the common shares as the common shares were considered the more easily measurable component. There was no residual value to allocate to warrant reserve.

•On December 31, 2022, the Company issued 40,000 common shares with a fair value of $40,000 at $1.00 per share as settlement of accounts payable and accrued liabilities in the amount of $12,000. As a result of the agreement, the Company recorded a loss on debt settlement of $28,000 in profit or loss.

•On January 13, 2023, pursuant to the closing of the Dinamic Acquisition, the Company issued 2,000,256 common shares to the shareholders of Dinamic at a fair value of $1.00 per share for aggregate fair value of $2,000,256 (Note 5).

•During the year ended May 31, 2023, the Company incurred $62,455 of share issuance costs paid in cash.

The Company had the following common share transactions during the period from November 5, 2021 to May 31, 2022:

•On November 5, 2021, the Company issued 5,920,001 common shares of the Company at a subscription price of $0.00001 per share, raising gross proceeds of $40.

•On November 19, 2021, the Company completed a non-brokered private placement and issued 29,600,000 units of the Company at a subscription price of $0.0135 per share, raising gross proceeds of $400,000. Each unit consists of one common share and one-half of one common share purchase warrant. Each whole share purchase warrant entitles the subscriber to acquire one additional share at a price of $0.07 per share purchase warrant until 24 months from the date of listing on a Canadian stock exchange. The warrants had a fair value of $71,995 which was allocated to the reserves.

•On December 23, 2021, the Company completed a non-brokered private placement and issued 3,335,191 common shares of the Company at a subscription price of $0.34 per share, raising gross proceeds of $1,126,752.

•On January 27, 2022, the Company completed a non-brokered private placement and issued 748,821 common shares of the Company at a subscription price of $0.34 per share, raising gross proceeds of $252,980.

•On March 7, 2022, the Company completed a non-brokered private placement and issued 333,450 common shares of the Company at a subscription price of $0.34 per share, raising gross proceeds of $112,651.

•On May 31, 2022, the Company issued 4,343,486 common shares pursuant to the Transaction (Note 4).

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

7.SHARE CAPITAL (continued)

c)Share purchase warrants

A summary of the Company’s share purchase warrant activity is as follows:

	Number of warrants	Weighted average exercise price
	#	$
Balance, November 5, 2021	-	-
Issued (1)	14,800,016	0.07
Balance, May 31, 2022	14,800,016	0.07
Issued (2)	418,408	2.00
Balance, May 31, 2023	15,218,424	0.12

(1)Share purchase warrants were issued in connection with the November 19, 2021 non-brokered private placements as described above.

(2)Share purchase warrants were issued in connection with the October 18, 2022 non-brokered private placements as described above.

A summary of the Company’s share purchase warrants outstanding as at May 31, 2023 is as follows:

Expiry date	Weighted average exercise price	Outstanding
	#	$
24 months from the date of listing on a Canadian stock exchange	0.07	14,800,016
24 months from the date of listing on a Canadian stock exchange	2.00	418,408
24 months from the date of listing on a Canadian stock exchange	0.12	15,218,424

As at May 31, 2023, the Company is not listed on a Canadian stock exchange.

d)Performance Warrants

A summary of the Company’s performance warrant activity is as follows:

	Number of warrants	Weighted average exercise price
	#	$
Balance, November 5, 2021	-	-
Issued	14,776,869	0.17
Balance, May 31, 2023 and 2022	14,776,869	0.17

On May 31, 2022, the Company issued 14,776,869 performance warrants. Each performance warrant is exercisable into one common share of the Company at an exercise price of $0.17 with an expiry date of May 30, 2023.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

7.SHARE CAPITAL (continued)

On April 28, 2023, the Company amended the terms of the performance warrants to remove a contingent vesting clause and extended the expiry date of the performance warrants from May 30, 2023 to May 30, 2024. As a result of the amendment, a fair value adjustment on modification on performance warrants was determined to be $12,471,743 and was recorded to profit and loss. The fair value was determined using the Black-Scholes option pricing model with the following key inputs: share price of $1.00, volatility of 100%, expected life of 1.09 years, risk-free rate of 3.72%, and a dividend yield of 0.00%.

As at May 31, 2023, the Company has 14,776,869 performance warrants outstanding with an exercise price of $0.17 and expiry date of May 30, 2024.

e)Stock options

The Company adopted a stock option plan (the "Plan") for its directors, officers, employees, and consultants to acquire common shares of the Company at a price determined by the fair market value of the shares at the date immediately preceding the date on which the option is granted. The terms and conditions of the stock options are determined by the Board of Directors. The cumulative available incentive awards to be issued under the stock option plan shall not exceed 10% of the aggregate issued and outstanding common shares of the Company, with no one individual being granted more than 5% of the issued and outstanding common shares. In addition, the exercise price of stock options granted under the Plan shall not be lower than the exercise price permitted by a Canadian stock exchange, and all stock options granted under the Plan will have a maximum term permitted by a Canadian stock exchange. Vesting of stock options in the Plan will occur in accordance with specific terms of respective option agreements.

A summary of the Company’s stock option activity is as follows:

	Number of options	Weighted average exercise price
	#	$
Balance, May 31, 2022 and November 5, 2021	-	-
Issued	4,490,000	0.81
Forfeited	(2,000,000)	0.97
Outstanding, May 31, 2023	2,490,000	0.67

On February 24, 2023, the Company granted 4,490,000 stock options to directors, officers, and consultants of the Company. The options have a weighted average exercise price of $0.81 (USD$0.59) and an expiry date of February 24, 2028. The fair value of the options was estimated at $2,019,382 using the Black-Scholes option pricing model with assumptions disclosed below. The options were vested immediately when granted, except for 2,000,000 stock options issued to the Chief Executive Officer (“CEO “) with the following vesting schedule:

•500,000 stock options will vest on April 16, 2023; and

•500,000 and 1,000,000 stock options (“Performance Options”) will vest on the later of (1) July 16, 2023 and January 16, 2024, respectively; or (2) the completion of gross cumulative financing raise of USD$5,000,000 and USD$12,000,000, respectively.

During the year ended May 31, 2023, the Company recorded share-based compensation expense for stock options vested of $2,019,382 (2022 - $nil).

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

7.SHARE CAPITAL (continued)

The Company recorded share-based compensation of $nil with respect to the Performance Options as the options will vest if the cumulative financing raise is completed. Due to uncertainty surrounding the ultimate vesting of the Performance Options, the Company had valued the Performance Options at $nil. Management will assess the probability of vesting at each reporting period and amend the valuation based on the results of this assessment.

On March 30, 2023, 500,000 stock options and 1,500,000 Performance Options were cancelled, from the resignation of the CEO.

As at May 31, 2023, 2,490,000 options are outstanding and exercisable. The weighted average contractual remaining life of the options is 4.74 years with a weighted average exercise price of $0.67.

A summary of the Company’s assumption used in the Black-Scholes option pricing model for stock options granted during the year ended May 31, 2023 is as follows:

Share price	$1.00
Exercise price	$0.81 (USD$0.59)
Risk-free interest rate	3.71%
Expected life	5 years
Annualized volatility	100%
Forfeiture rate	0.00%
Dividend rate	0.00%

8.RESEARCH AND DEVELOPMENT

On March 1, 2022, the Company entered into a research and development agreement with Rutgers, the State University of New Jersey, (“Rutgers”) to help it develop proprietary technology for the manufacture of lab-grown or cultivated meats.

Pursuant to the agreement, the Company agreed to pay Rutgers quarterly installments of USD$258,050 for total payments of USD$3,096,600 by March 1, 2025.

A summary of the Company’s quarterly installments to Rutgers is as follows:

USD$
March 1, 2022 (paid $329,924)	258,050
September 1, 2022 (paid $350,305)	258,050
December 1, 2022 (paid $348,069)	258,050
March 1, 2023	258,050
June 1, 2023	258,050
September 1, 2023	258,050
December 1, 2023	258,050
March 1, 2024	258,050
June 1, 2024	258,050
September 1, 2024	258,050
December 1, 2024	258,050
March 1, 2025	258,050
3,096,600

As at May 31, 2023, the Company had $351,025 (USD$258,050) in accounts payable and accrued liabilities related to the Rutgers installments.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

9.RELATED PARTY TRANSACTIONS

Key management personnel include those persons having the authority and responsibility of planning, directing and executing the activities of the Company. The Company’s key management personnel consists of officers of the Company and non- executive members of the Company’s Board of Directors.

A summary of the Company’s related party transactions is as follows:

	Year ended May 31,	Period from incorporation on November 5, 2021 to May 31,
	2023	2022
	$	$
Consulting fees	59,083	15,000
Salary and wages	23,699	-
Share-based compensation	730,065	-
	812,847	15,000

During the year ended May 31, 2023, the Company settled $46,000 of accounts payable and accrued liabilities with the CEO through the issuance of 57,000 common shares with a fair value of $74,000, resulting in a loss on debt settlement of $28,000 (2022 - $nil).

During the year ended May 31, 2023, included in the fair value adjustment on modification of performance warrants of $12,471,743, is $1,521,653 pertaining to performance warrants held by officers and directors of the Company.

As at May 31, 2023, accounts payable and accrued liabilities included $13,746 (May 31, 2022 - $nil) due to key management personnel. The amounts are unsecured, non-interest bearing, and due on demand.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

10.FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

a)Fair value measurement of financial assets and liabilities

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities;

•Level 2 - Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•Level 3 - Inputs that are not based on observable market data.

The carrying values of cash, receivables, and accounts payable and accrued liabilities approximate their carrying values due to their short-term nature.

b)Risk management

The Company’s financial instruments are exposed to certain financial risks. The risk exposures and the impact on the Company’s financial instruments are summarized below.

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to fulfill its contractual obligations. The Company’s credit risk relates to cash and receivables and accordingly, the Company’s maximum credit risk exposure totals $1,071,438. The Company minimizes its credit risk related to cash by placing cash with major financial institutions.

Receivables consist of goods and sales tax (“GST”) receivables. For the year ended May 31, 2023, the Company wrote off $81,594 (2022 - $nil), in receivables as management considered the GST receivables as uncollectible.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations when they become due. The Company endeavors to ensure that sufficient funds are raised from equity offers, after considering the existing cash balance.

The Company’s approach to managing liquidity risk is to ensure that it has sufficient cash to meet liabilities when due. As at May 31, 2023, the Company has a cash balance of $1,069,515 (May 31, 2022 - $2,793,040) to settle current liabilities of $814,853 (May 31, 2022 - $542,593) and has assessed liquidity risk as low.

A summary of the Company’s contractual undiscounted cash flow requirements as at May 31, 2023, is as follows:

	< 1 year	1 - 2 years	Total
	$	$	$
Accounts payable and accrued liabilities	814,853	-	814,853
Rutgers’ research and development agreement (Note 8)	1,404,102	1,404,102	2,808,204
	2,218,955	1,404,102	3,623,057

Foreign currency risk

The Company’s functional currency is the Canadian dollar. Foreign currency risk is the risk that the value of the Company’s financial instruments denominated in foreign currencies will fluctuate due to changes in foreign exchange rates. Changes in the exchange rate between foreign currencies and the Canadian Dollar could have a significant impact on the Company’s financial position, results of operations, and cash flows. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

The Company is mainly exposed to foreign currency risk on financial instruments (consisting of cash and accounts payable and accrued liabilities) denominated in USD$.

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

10.FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

A summary of the Company’s net financial liabilities held in foreign currencies, expressed in Canadian dollars, is as follows:

	May 31, 2023	May 31, 2022
	$	$
Cash	59,174	478
Accounts payable and accrued liabilities (1)	(388,471)	(335,709)
Net financial liabilities	(329,297)	(335,231)

(1) Included in the accounts payable and accrued liabilities is $351,025 (USD$258,050) for Rutgers installment payable due on March 1, 2023.

The effect of a 5% change in the foreign exchange rate of USD$ against CAD on the above-mentioned net financial liabilities of the Company is estimated to have an increase or decrease in foreign exchange gain or loss of $16,465 (2022 - $16,762) in profit or loss for the year ended May 31, 2023

As at May 31, 2023, the Company had an undiscounted commitment of $2,808,204 (USD$2,064,400) relating to the research and development agreement with Rutgers. The effect of a 5% increase or decrease in the foreign exchange rate of USD$ against CAD on future payments towards the undiscounted commitment is approximately $140,410.

11.CAPITAL RISK MANAGEMENT

The Company’s objective when managing capital is to maintain its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders. The Company’s capital consists of all components of shareholders’ equity. The Company’s primary objective with respect to its capital management is to ensure that it has sufficient cash resources for its operations and to fund the identification and evaluation of potential acquisitions. To secure the additional capital necessary to pursue these plans, the Company may attempt to raise additional funds through the issuance of equity or by securing strategic partners. The Company monitors capital on the basis of maintaining sufficient cash flow to comply with financial obligations. The Company is not subject to externally imposed capital requirements as at May 31, 2023. The Company has not made any changes its policy pertaining to capital management during the periods presented in these consolidated financial statements.

12.INCOME TAX

A summary of the Company’s reconciliation of income taxes at statutory rates for the years ended May 31, 2023 and 2022, is as follows:

	2023	2022
	$	$
Loss before income taxes	(19,313,124)	(8,682,215)
Combined federal and provincial statutory income tax rates	27%	27%
Income tax recovery at statutory rates	(5,215,000)	(2,344,000)
Non-deductible expenditures and non-taxable revenues	4,414,000	1,900,000
Change in statutory, foreign tax, foreign exchange rates and other	-	(1,000)
Share issuance costs	(17,000)	(41,000)
Adjustment to prior year provision versus statutory tax returns	(319,000)	-
Change in unrecognized deductible temporary differences	1,137,000	486,000
Income tax expense	-	-

ATELIER MEATS CORP. (formerly Future Burger Corp.)

Notes to the Consolidated Financial Statements

For the year ended May 31, 2023 and the period from incorporation on November 5, 2021 to May 31, 2022

(Expressed in Canadian dollars, except where noted)

12.INCOME TAX (continued)

A summary of the Company’s significant components of unrecognized deferred tax assets is as follows:

	May 31, 2023	May 31, 2022
	$	$
Deferred income tax assets:
Deferred financing costs	43,000	33,000
Non-capital loss carry-forwards and other	1,327,000	453,000
Intangible assets	253,000	-
Deferred income tax assets	1,623,000	486,000
Unrecognized deferred tax assets	(1,623,000)	(486,000)
Net deferred tax assets	-	-

As at May 31, 2023, the Company has approximately $4,926,000 of Canadian non-capital income tax losses (unrecognized) which will expire over 2041 to 2047.

13.EVENT AFTER THE REPORTING PERIOD

On September 1, 2023, the Company granted 100,000 stock options to a company controlled by the CFO. The options were vested immediately upon grant, have an exercise price of $1.02 (USD$0.75) and an expiry date of September 1, 2028.

PART III

INDEX TO EXHIBITS

PART III

INDEX TO EXHIBITS

Exhibit Number	Description	Filed/ Furnished/ Incorporated by Reference from Form	Incorporated by Reference from Exhibit No.	Date Filed
1.1	Placement Agent Agreement	Filed previously
2.1	Notice of Articles	Filed previously
2.2	Articles	Filed previously
4.1	Subscription Agreement	Filed previously
6.1	Material Contract	Filed previously
8.1	Form of Escrow Agreement
11.1	Consent of Auditor	Filed herewith
12.1	Opinion of Kunzler Bean & Adamson	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on December 21, 2023.

Atelier Meats Corp.

By:	/s/ Leighton Bocking
Leighton Bocking
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Leighton Bocking
Leighton Bocking
Director
Date:	December 21, 2023

By:	/s/ Michael Petter
Michael Petter
Director
Date:	December 21, 2023

By:	/s/ George Scorsis
George Scorsis
Director
Date:	December 21, 2023

By:	/s/ Richard Steed
Richard Steed
Director
Date:	December 21, 2023

By:	/s/ Nilesh Paray
Nilesh Paray
Chief Financial Officer, Principal Accounting Officer
Date:	December 21, 2023

By:	/s/ Dr. Mohit Bhatia
Dr. Mohit Bhatia
Chief Scientific Officer
Date:	December 21, 2023

By:	/s/ Maghsoud Dariani
Maghsoud Dariani
Chief Operating Officer
Date:	December 21, 2023